As filed with the Securities and Exchange Commission on December 15, 2008
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MATECH CORP.
(Exact name of registrant as specified in its charter)

Delaware	3823	95-4622822
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

11661 San Vicente Boulevard, Suite 707
Los Angeles, CA  90049
(310) 208-5589
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Robert M. Bernstein
11661 San Vicente Boulevard, Suite 707
Los Angeles, CA  90049
(310) 208-5589
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate Date of Proposed Sale to the Public:
As promptly as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filed” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee
Class A Common Stock, $0.001 par value per share	19,607,943	$2.10	$41,176,681	$1,619
Warrants to Purchase Class A Common Stock	18,050,200	$0[2]	$0	$0
Class A Common Stock issuable upon exercise of warrants	18,050,200	$0.20[3]	$3,610,040	$142
Convertible Debentures	1,000,000	$0[4]	$0	$0
Class A Common Stock issuable upon conversion of Convertible Debentures	10,000,000[5]	$0.10[6]	$1,000,000	$40
Total	66,708,343		$45,786,721	$1,801

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

1  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
2  Pursuant to Rule 457(g) under the Securities Act of 1933, no registration fee is payable for warrants that are registered for distribution in the same registration statement as the securities to be offered pursuant thereto.
3  Calculated based upon the exercise price of $0.20 per share pursuant to Rule 457(g) of the Securities Act of 1933.
4  Pursuant to Rule 457(i) under the Securities Act of 1933, no registration fee is payable for convertible securities that are registered for distribution in the same registration statement as the securities to be offered pursuant thereto.
5  Calculated based upon the conversion price of $0.10 per share of common stock rather than the conversion price of 50% of the average closing price of our common stock for the ten trading days immediately preceding the conversion date as that amount cannot currently be ascertained.  This amount may be expanded to include interest which is potentially convertible into shares but which amount cannot currently be ascertained.
6  Calculated based upon the conversion price of $0.10 per share of common stock pursuant to Rule 457(f) of the Securities Act of 1933.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED DECEMBER 15, 2008

18,050,200 WARRANTS
1,000,000 CONVERTIBLE DEBENTURES
19,607,943 SHARES OF COMMON STOCK

MATECH CORP.

This prospectus covers the resale by selling securityholders of up to 18,050,200 warrants, 1,000,000 convertible debentures, and 19,607,943shares of our common stock.

These securities will be offered for sale from time to time by the selling securityholders identified in this prospectus in accordance with the terms described in the section of this prospectus entitled “Plan of Distribution.”  We will not receive any of the proceeds from the sale of the common stock by the selling securityholders.

Our securities are not listed on any national securities exchange.  Our common stock is currently quoted on the over-the-counter electronic Bulletin Board under the symbol “MTCH.OB.”  Our warrants and convertible debentures do not trade on any securities exchange or electronic trading system  The last reported per share price for our common stock was $2.10, as quoted on the over-the-counter electronic Bulletin Board on December 9, 2008.

Investing in our common stock involves risks.  See “Risk Factors” beginning on page 3 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 15, 2008

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock. It is important for you to read and consider all information in this prospectus in making your investment decision.

Unless the context requires otherwise, in this prospectus the terms “we,” “us,” and “our” refer to Matech Corp., a Delaware corporation.

PROSPECTUS SUMMARY

This summary highlights selected information in this prospectus.  To better understand this offering, and for a more complete description of the offering, you should read this entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements, which are included elsewhere in this prospectus.

Our Company

We research and develop technologies that detect and measure metal fatigue.  We have developed two products.  Our two products are the Fatigue Fuse and Electrochemical Fatigue Sensor.  We generate very little revenue from the sale and licensing of our products, and thus we are a development stage company.

We were formed as a Delaware corporation on March 4, 1997.  We are the successor to the business of Material Technology, Inc., a Delaware corporation, also doing business as Tensiodyne Scientific, Inc.  Material Technology, Inc. was the successor to the business of

Tensiodyne Corporation that began developing the Fatigue Fuse in 1983.  Our two predecessors, Tensiodyne Corporation and Material Technology, Inc. were engaged in developing and testing our Fatigue Fuse and, beginning in 1993, developing our Electrochemical Fatigue Sensor.

Our principal executive offices are located at 11661 San Vicente Blvd., Suite 707, Los Angeles, California, 90049, and our telephone number is (310) 208-5589.

The Offering

Securities Offered by Selling Securityholders	48,829,193 shares of our common stock[1]

Shares of Common Stock Outstanding	22,390,410[2]

Use of Proceeds	We will not receive any of the proceeds from the sale of the common stock by the selling securityholders.

Risk Factors	You should carefully consider all of the information contained in this prospectus, and in particular, you should evaluate the specific risks set forth under “Risk Factors.”

1  Includes 19,607,943 shares of common stock, 18,050,200 shares of common stock issuable upon exercise of warrants, and 10,000,000 shares of common stock issuable upon conversion of convertible debentures.
2  Does not include any shares of common stock issuable upon exercise of outstanding warrants or options or conversion of convertible securities.

Summary Financial Data

The following table sets forth our summary consolidated financial data for the nine months ended September 30, 2008 and September 30, 2007 and the fiscal years ended December 31, 2007 and December 31, 2006.  This information should be read in conjunction with the financial statements (including the related notes thereto) appearing elsewhere in this prospectus.

	For the Nine Months Ended September 30, 2008	For the Nine Months Ended September 30, 2007	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006
	(unaudited)	(unaudited)	(audited)	(audited)
Statement of Operations Data
Revenue	$30,359	$146,745	$201,917	$39,446
Research and development costs	423,428	3,533,343	3,701,966	902,446
General and administrative expenses	26,619,102	82,608,673	98,557,941	138,892,926
Operating loss	(27,012,171)	(85,995,271)	(102,057,990)	(139,755,926)
Net loss	(19,338,972)	(84,336,192)	(73,396,579)	(177,884,101)
Net loss per share (basic and diluted)	(0.12)	(0.83)	(0.68)	(40.10)
Weighted average common shares outstanding (basic and diluted)	156,873,303	101,671,169	107,708,004	4,435,708

Balance Sheet Data
Cash and cash equivalents	441,076	987,284	809,710	129,296
Total assets	1,128,852	2,928,147	2,425,280	432,780
Current liabilities	965,775	524,057	691,380	542,802
Long-term liabilities	5,772,022	33,647,393	13,549,275	46,443,413
Total stockholders’ deficit	(5,609,770)	(31,244,128)	(11,816,200)	(46,554,260)

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our securities. The risks and uncertainties described below are not the only ones facing us. Additional risk and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition, or results of operations could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to Our Business and Industry

We have operated at a loss since inception; we expect future losses and we may not achieve or maintain profitability.

We have had only limited revenues to date, and have incurred only losses as we have funded the research and development of our technology and continue to fund the development and marketing of our products and services.  As of September 30, 2008, we have an accumulated deficit of approximately $332,547,374.  In view of this deficit, our business and prospects would be significantly impaired if we were to sustain any significant shortfall in projected revenues.

We intend to invest our financial and other resources heavily in building management, sales, and marketing, and in funding further research and development of our technology.  We do not expect to generate profits from operations for a significant period of time, if at all, and if we do not achieve and sustain profitability, our business will suffer.  In addition, even if we achieve profitability, our growth rates may not be sustainable.  Our future performance will depend upon a number of factors, including our ability to:

•	Execute our business and marketing strategy;
•	Develop a customer base;
•	Successfully market our products and services to customers at prices that will generate the significant revenue we will need to achieve and maintain profitability;
•	Continue to develop and upgrade our technology;
•	Respond to competitive demands;
•	Provide superior technical support; and
•	Attract, retain, and motivate qualified personnel.

We need financing to run our business

Our biggest challenge is funding the continued research and development and commercialization of our products until we can generate sufficient revenue to support our operations.  We will need to raise additional capital to finance future activities and no assurances can be made that current or anticipated future sources of funds will enable us to finance future operations.  In light of these circumstances, substantial doubt exists about our ability to continue as a going concern.

Our prospective customers often take a long time to evaluate our products, with this lengthy and variable sales cycle making it difficult to predict our operating results.

It is difficult to forecast the timing and recognition of revenues from sales of our products because prospective customers often take significant time evaluating our products before purchasing them.  The period between initial customer contact and a purchase by a customer may be more than one year.  During the evaluation period, prospective customers may decide not to purchase or may scale down proposed orders of our products for various reasons, including:

•      Reduced need to upgrade existing systems;
•      Introduction of products by our competitors;
•      Lower prices offered by our competitors; and
•      Changes in budgets and purchasing priorities.

Our prospective customers routinely require education and training regarding the use and benefit of our products.  This may also lead to delays in receiving customers’ orders.

An investment in the securities is very speculative and may not offer the same diversity as an investment in a larger better capitalized company.

Because we are a small company that has only recently commenced product sales, our business objectives must be considered speculative, and we may never achieve our objectives.  Thus, investors may never realize a substantial or any return on investment whatsoever, and could lose their entire investment.  In addition, unlike larger companies, our business may not be adequately diversified regarding the products and services we offer or the customer base.  To the extent that our funds are invested predominately in a single product or service, or even a few products or services, there is increased exposure to us and to investors.

Our failure to raise additional capital could reduce our ability to complete and harm our business.

The expansion and development of our business will require us to raise additional capital.  We cannot assure investors that we will be able to raise additional capital on favorable terms, if at all.  We currently do not have any commitment with respect to any additional capital.  In addition, we currently have no loan commitment from, or lines of credit with, banks or other financial institutions.  If we are unable to raise capital in the future on acceptable terms, we may not be able to continue to operate our business and could be forced to discontinue business operations.

Our future operating results are difficult to forecast, may fluctuate and could fall below our expectations.

Since we have had only a limited operating history, and because of the rapidly evolving nature of this industry and market, we may have difficulty in accurately forecasting our revenue in any given period.  Moreover, our revenues and operating results may vary significantly from quarter to quarter because of a number of factors.  One factor will be the demand and market acceptance for our technology and products.  If our technology and products are accepted by the market, another factor will be the size and timing of customer orders for our products.  In any given quarter, sales of some of our products could involve large financial commitments from a relatively small number of customers, and cancellation or deferral of these large contracts would reduce our revenues.

Also, we may book a large amount of sales in the last month or weeks of a particular quarter and delays in the closing of sales near the end of a quarter could cause quarterly revenue to fall short of anticipated levels.  Finally, while a portion of our revenues each quarter may be recognized from previously deferred revenue, our quarterly performance will depend primarily upon entering into new contracts to generate revenues for that quarter.

Other factors that may impact our operating results include the following:

•	Increased expenses, whether related to sales and marketing, product development, or administration;
•	Delays in introducing new products;
•	The announcement or introduction of new products by our competitors;
•	The capital and expense budgeting decisions of our customers;
•	Market acceptance of our products and services;
•	Cost related to acquisitions of new technologies or businesses;
•	The amount and timing of expenditures related to expansion of our operations;
•	The ability of our products to perform favorably relative to competitive benchmarks;
•	Changes in the timing of product orders caused by unexpected delays in the introduction of products by our customer or by the life cycles of customers’ products ending earlier than we anticipated;
•	Competitive pressures resulting in lower average selling prices;
•	The rescheduling or cancellation of customer orders;
•	The unanticipated loss of any strategic relationship;
•	Seasonal fluctuations in governmental contracting and purchasing habits; and
•	Cost associated with protecting our intellectual property.

Any one or more of these factors could result in our failing to achieve future revenues and profitability.  Because most operating expenses are relatively fixed in the short term, we may be unable to adjust spending sufficiently in a timely manner to compensate for any unexpected sales shortfall, which could materially adversely affect quarterly results of operations.  Accordingly, we believe that period-to-period comparisons of our results of operations should not be relied upon as an indication of future performance.  In addition, the result of any quarterly period is not indicative of results to be expected for a full fiscal year.

If contract cancellations are larger than we allow for, our business may suffer.

We are exposed to the risk of contract cancellations from our customers.  Moreover, the risk of contract cancellations may increase if our industry adopts new platforms or standards or there are changes in government regulations.  We do not have and do not expect to establish reserves for contract cancellations.  If we experience many contract cancellations, it would significantly impact our business.

We are subject to liability claims and we may not have sufficient insurance coverage.

As of the date of this prospectus, we do not have liability coverage; however, we plan to obtain liability insurance that will be adequate for the size and type of business we are in.  We cannot ensure such insurance will be sufficient to cover potential claims or that adequate levels of coverage will be available in the future at a reasonable cost.  If we are partially or completely uninsured, successful claims against us will have a material adverse impact on our financial condition and reputation.

We cannot accurately predict whether our products will achieve market acceptance, the future growth rate of this market or its ultimate size.

Our products are new and are meant to provide a relatively low-cost, accurate solution for private and public entities to determine the integrity of infrastructure.  Because we have only recently begun to sell products, we believe that most potential customers are unaware of our products and their capabilities and may thus be slow in accepting and deploying our solutions.  This makes our prospects difficult to forecast.  While we intend to devote significant resources to promoting awareness of our products and technology and the solution these products provide, these efforts may not be sufficient to build market awareness of the need for our products.  In addition, because the market for our products and services is relatively new and rapidly evolving, we have limited insight into trends that may emerge and affect our business.  We may make errors in predicting and reacting to relevant business trends, which could harm our business.  If a significant market for our products and technology fails to develop, or if our products and technology fail to achieve broad market acceptance, our business would be seriously harmed.

The market for our products and technology may not grow as quickly as we anticipate, which would cause our revenues to fall below expectations

 The market for our products and services is relatively new and evolving.  Our ability to achieve sustained revenue growth and profitability in the future will depend to a large extent upon the demand for infrastructure testing methods.  We cannot assure investors that the market for our products and services will develop or grow at a rate sufficient to support our business.  If the market for such products fails to develop, or develops more slowly than we expect, or if our technology and products do not achieve market acceptance, even if such market does develop, our business would be significantly harmed.  Demand for our products is also dependent upon our customers’ success in effectively implementing and utilizing our technology, as well as the willingness of such customers to pay for infrastructure testing.

Many of our potential customers have made significant investments in existing technology and might incur significant costs in switching to other products, which could substantially inhibit the growth of the market for our products and services.  If this market fails to grow, or grows more slowly than we expect, our sales will be adversely affected.

Because we expect to incur significant increases in our operating expenses in the foreseeable future, we may not be able to achieve or sustain profitability.

We intend to substantially increase our operating expenses for the foreseeable future as we:

•	Increase our domestic and international sales and marketing activities;
•	Increase our research and development activities to advance our existing technology, products, and services, and to develop new technology, products, and services;
•	Hire additional personnel, including engineers, technical staff, and sales force; and
•	Upgrade our operational and financial systems, procedures, and controls.

We will have to increase our revenues significantly in order to achieve profitability in the face of such increased expenditures.  These expenses may be incurred before we can generate any revenues from the increased spending.  If we do not significantly increase revenues from these efforts, our business and operating results would be negatively impacted.

Our growth is expected to place a significant strain on our management systems and resources.  Failure to manage our growth may harm our ability to market and sell our products and develop new products.

We will have to plan and manage our growth effectively in order to offer our products and services and achieve revenue growth in a rapidly evolving market.  We expect that anticipated future growth will place a significant strain on our management, financial controls, operations, personnel, and other resources, and we may not be able to effectively manage our growth in the future.  As we continue to increase the scope of our operations, we will have to add more members of our management team and additional employees.  For us to effectively manage our growth, we will have to do the following:

•	Identify and implement adequate operations support systems on a timely basis, and expand and upgrade these systems as our business grows;
•	Improve our reporting systems and procedures;
•	Install new management and information control systems; and
•	Expand, train, and motivate our workforce.

If we are unable to manage the expansion of our business effectively, our financial performance will be harmed.

We have limited management staff, and if we lose our key personnel or are unable to attract and retain additional personnel, our business and ability to compete will be harmed.

Our success substantially depends upon the continued availability and contributions of our management team.  Due to the complexity of our proposed products and services, heavy reliance will also be placed on the skills and talents of engineering and technical personnel.  Important factors that could cause the loss of key personnel include:

•	We do not have employment agreements with a majority of our key engineering and technical personnel; and
•
We do not maintain key-person life insurance on any of our employees: the death, incapacity, or other loss of key personnel, or an inability to attract qualified personnel in a timely manner, could cause an adverse impact on our technology and product development and harm our ability to execute our business plan in a timely manner.

We proposed to recruit a significant number of additional executives and personnel to support our various departments such as, sales, marketing, administrative, customer support, and research and development over the next 12 months, including a vice president of marketing.  The recruitment of qualified executives and personnel for various departments is highly competitive in our industry.  This has been demonstrated by a recent significant shortage of persons possessing the requisite managerial or technical background to manage and/or support a similar company, or to sell, support, and develop similar products effectively.  If we cannot attract sufficient number of qualified personnel, our business will not be able to grow.  Competition for skilled personnel is intense, and we may not be able to attract, assimilate, or retain highly qualified personnel in the future.  These problems may be intensified in the foreign markets in which we intend to operate, and the absence of a pool of qualified and talented persons in any of these foreign markets could significantly hamper our foreign operations, which is expected to comprise a significant segment of business.

If we fail to protect our intellectual property rights adequately, we could lose these rights and our business may be seriously harmed.

Our success and ability to compete are dependent on our ability to develop and maintain the proprietary aspects of our technology and intellectual property rights.  We rely on a combination of patent, trademark, trade secret, copyright law, and contractual restrictions to protect the proprietary aspects of our technology and to distinguish our products from those of our competitors.  The use by others of our proprietary rights could materially harm our business.  Any future applications may not result in the issuance of any patent or trademarks.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary.  Patent, trademark, copyright and trade secret laws, and confidentiality and other contractual provisions afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage.  We will face numerous risks in protecting our intellectual property rights, including the following:

•	Any patents that we are granted may be challenged or invalidated by our competitors;
•	Any pending applications we may have for intellectual property protection may not issue, or if issued, may not provide meaningful protection for related products or proprietary rights;
•	We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees, consultants, and advisors;
•
The laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States, and mechanisms for enforcement of intellectual property rights may be inadequate in foreign countries;

•	Our competitors may produce competitive products or services that do not unlawfully infringe upon our intellectual property rights; and
•	We may be unable to successfully identify or prosecute unauthorized uses of our technology.

Our means of protecting our proprietary rights may prove to be inadequate and competitors may independently develop similar or superior technology.  Policing unauthorized use of our products is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology.  We may have to file law suits in the future in order to attempt to enforce our intellectual property rights, to protect our trade secrets, and to determine the validity and scope of the proprietary rights of others.  Any such litigation would be expensive to prosecute and resolve and would require a significant investment of our management’s time, as well as financial resources.  Furthermore, we intend to sell our products and services internationally.  The laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States.  In addition, we may decide not to seek patent and other intellectual property protections in certain foreign countries.  In countries where we do not seek such protection, products incorporating our technology may be lawfully produced and sold without a license.

We may be sued by third parties for allegedly infringing on their proprietary rights.

Our success and ability to compete also depends on our ability to operate without infringing upon the proprietary rights of others, and third parties may claim infringement by us of their intellectual property rights.  Companies that participate in the various segments of the non-destructive testing industry in which we will compete hold a large number of patents, trademarks, and copyrights, and are frequently involved in litigation based on allegations of patent infringement or other violations of intellectual property rights.  Currently, we cannot assure investors that our products do not infringe issued patents or other intellectual property rights of others, and we may be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of the patents, trademarks, and other intellectual property rights of others by us or our licensees in connection with their use of our products.  Because a patent application in the United States is not publicly disclosed unless and until a patent is issued, there may be applications that we do not know about that may have been filed and that relate to our products.  In addition, we expect that product developers will be increasingly subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments begins to overlap.

Intellectual property disputes frequently involve highly complex and costly scientific matters, and each party generally has the right to seek a trial by jury, which adds additional costs and uncertainties.  Accordingly, intellectual property contests, with or without merit, could be costly and time consuming to litigate or settle, and could divert management’s attention away from executing our business plan.  In addition, our technology and products may not be able to withstand any third-party claims or rights against their use.  If we were unable to obtain any necessary license following a determination of infringement or an adverse determination in litigation or in interference or other administrative proceedings, we may need to redesign or reengineer our products to avoid infringing a third party’s patent rights and could be required to temporarily or permanently discontinue licensing our products.  If we failed to redesign or reengineer our products successfully or in a timely fashion, or otherwise fail to address any infringement issues successfully, we will be forced to incur significant costs and could be prevented from selling or licensing our products.  As a result, our business would be harmed.

We must expand our sales force and our network of distribution partners in order to successfully sell our products and services.

In order to sell our products and services, we will rely on our team of internally trained direct sales force.  We have not yet begun to hire and train direct sales personnel, and to the extent we have begun to develop direct sales channels to date, we have relied upon our existing management.  We will need to obtain additional financing in order to invest significant resources to create and expand our direct sales force.  There are no assurances that we will be successful in expanding our direct sales force nor are there any assurances that our revenues will increase correspondingly with the expansion of our direct sales force.  If we fail to raise additional financing, we will not be able to establish and maintain a direct sales force and our revenues will suffer.

As a significant portion of our business strategy, we are counting on our ability to develop relationships with government lobbyists, purchasing agents and contractors.  Accordingly, we will be dependent upon these entities to assist in promoting acceptance of our products.  If we fail to establish relationships with government representatives, we will have to devote substantially more of our own resources to the sales and marketing, implementation, and support of our products than we would otherwise.  In many cases, these parties have extensive relationships with potential customers and will be able to influence the decisions of these customers.  We will have to rely upon these entities for recommendations of our products during the evaluation stage of the purchasing process, as well as for implementation and training services.  A number of our actual and potential competitors operate more mature businesses than we do, and thus have strong and long-standing relationships with lobbyists, purchasing agents and contractors.  As a result, these entities may be more likely to recommend such competitors’ products and services.  In addition, such competitors all have relationships with a greater number of lobbyists, purchasing agents and contractors than we currently have (or expect to have in the foreseeable future) and thus have access to a broader base of customers.

Our failure to establish or maintain these relationships would significantly harm our ability successfully to sell our products.  In addition, we will need to rely on the industry expertise and reach of these firms.  Therefore, this failure would also harm our ability to develop industry-specific products.  We plan to invest significant resources to develop these relationships.  Our operating results could be adversely affected if these efforts do not generate revenues necessary to offset this investment.

We will rely exclusively on third party manufacturers and suppliers, and losing any of these could harm our business.

We depend on the performance of certain selected third parties for product manufacturing and supplies to complement our services.  We currently do not have any written agreements with any of these third party contract manufacturers or suppliers.  As such, unless we enter into such contracts with these third party vendors in the future, they could terminate their relationships with us at any time and it would take several months to find suitable substitutes or replacements.  If we were to lose any of our contract manufacturers or suppliers, or if any disruption were to occur to the operations of any of their facilities, whether because of labor difficulties, destruction of or damage to property, severe weather conditions, or other reasons, our business would be harmed.  We typically do not maintain sufficient inventory to allow it to fill customer orders without interruption during the time that would be required to obtain an alternate supplier, and we do not maintain business interruption insurance to cover the occurrence of such events.

We will depend on the ability of our manufacturers to adhere to our product, price and quality specifications and scheduling requirements.  Contract manufacturers frequently experience shortages of supply and could reduce capacity allocated to us on a relatively short notice.  Any delay by a manufacturer in supplying finished products to us would significantly hurt our ability to deliver products in a timely and competitive manner.  In addition, our ability to introduce new products into the market will depend significantly upon the ability of our manufacturers to incorporate any design changes we wish to introduce.  In addition, if any of these third party manufacturers or suppliers requires any design changes to our products, we could experience manufacturing delays and lower customer acceptance of our products.

Our market is highly competitive and we may not be able to compete effectively.

Our market is intensely competitive, subject to rapid change, and significantly affected by new product introductions and other market activities of industry participants.  In our market, we will compete against different companies in several market segments, all of which are intensely competitive.  We are in the non-destructive testing (NDT) industry and provide products and services primarily to local, state and federal government agencies, but can also sell our products and services to other companies.

We face competition from a number of traditional non-destructive testing companies, all of whom have developed or are developing technologies, products, and services that will compete with ours.  All of our potential competitors are better capitalized than we are and currently enjoy substantial competitive advantages, including:

•	Greater name recognition;
•	Longer operating history;
•	More developed distribution channels;
•	A more extensive customer base;
•	Greater knowledge of our target market;
•	Broader product and service offerings;
•	Greater resources for competitive activities, such as research and development, strategic acquisitions, alliances, joint ventures, sales and marketing, and lobbying industry, and government standards;
•	Greater manufacturing resources; and
•	More sales people, technicians and engineers.

As a result, our competitors may be able to respond more quickly to evolving industry standards and changes in customer requirements, or to devote greater resources to the development, promotion, and sale of their products than we can.

Although we believe that our products will compete favorably on these factors, our market is relatively new and is developing rapidly.  We may not be able to maintain any competitive position against current and potential competitors, especially those with significantly greater financial, marketing, services, technical, and other resources.  We cannot assure you that we will be able to compete successfully in the market.

We may not be able to improve our technology, products, and services or develop new technology, products, and services that are acceptable to our customers or the changing market.

All of our future plans contemplate our remaining in the non-destructive testing industry and focusing substantially all of our efforts on developing non-destructive testing products for infrastructures.  This market is characterized by:

•	Rapid technological change;
•	Frequent new product introductions and enhancements;
•	Changing financial resources of customers;
•	Evolving industry standards; and
•	Product obsolescence.

To the extent that the U.S. economy undergoes dramatic changes or that other factors have a severe impact on the industry as a whole, it is likely that such events would have an even greater impact proportionately on us.  In addition, the technological life cycles of our products are difficult to estimate and may vary across customer market segments.

Our existing products will be rendered obsolete if we do not introduce new products or product enhancements that meet new customer demands, support new standards, or integrate with new or upgraded versions of packaged applications.  Our future success will depend on our ability to enhance our existing technology, products, and services and to develop acceptable new technology, products, and services on a timely basis.  The development of enhanced and new technology, products, and services is a complex and uncertain process requiring high levels of innovation, highly-skilled engineering, and development personnel and the accurate anticipation of technological and market trends.  We may not be able to identify, develop, market, or support new or enhanced technology, products, or services on a timely basis, if at all.  Furthermore, any new technology, products, and services may never gain market acceptance, and we may not be able to respond effectively to evolving customer demands, technological changes, product announcements by competitors, or emerging industry standards.  Any failure to respond to these changes or concerns would likely prevent our technology, products, and services from gaining market acceptance or maintaining market share.

Risks Related to this Offering

Compliance with Sarbanes-Oxley and other new corporate governance and accounting requirements will require us to incur increased material costs, and the failure to comply with such requirements will expose us to investigations and sanctions by regulatory authorities.

We face recently adopted corporate governance requirements under the Sarbanes-Oxley Act of 2002 (“SOX”), including new rules and regulations subsequently adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board.  These laws, rules and regulations continue to evolve and may become more stringent in the future.

SOX in particular has required changes in the corporate governance, securities disclosure, auditing and compliance practices of public companies.  Compliance with these numerous new rules and listing standards related to SOX is likely to increase our general and administrative costs, and such expenses may increase in the future.  In particular, we will be required to include the management and auditor reports on internal controls as part of our annual report for our year ending December 31, 2007 under Section 404 of SOX.  We are in the process of evaluating our internal control systems in order to report and attest as required by SOX and to provide reasonable assurance that our public disclosure will be accurate and complete.  We cannot be certain as to the timing of the completion of our evaluation, testing and remediation actions or the impact these may have on our operations.  Moreover, there is no available precedent by which to measure adequacy of SOX compliance.  If we are unable to properly implement the requirements relating to internal controls, financial reporting or other SOX provisions, we could become subject to sanctions or investigation by regulatory authorities including the Securities and Exchange Commission.  Any such action could materially harm our reputation, financial condition and the value and liquidity of our securities.  We anticipate that SOX and rules and regulations related to SOX will increase legal and financial compliance costs and make our corporate governance activities more difficult, time-consuming and costly.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud, which could result in current and potential shareholders losing confidence in our financial reporting, which would harm our business and the trading price of our securities.

Effective internal controls are necessary for us to provide reliable and timely financial reports and detect and effectively prevent fraud.  If we are unable to provide reliable financial reporting or we fail to prevent fraud, our business reputation and results of operations would suffer substantial harm.  Lack of effective internal controls could also cause investors and stock analysts to lose confidence in our reported financial information, which would have a negative effect on the trading prices of our securities.  We have already identified the following weaknesses in our internal control over financial reporting which we must spend time and money to remediate:

1.         We do not yet have written documentation of our internal control policies and procedures.  Written documentation of key internal controls over financial reporting is a requirement of Section 404 of the Sarbanes-Oxley Act and will be applicable to us for the year ending December 31, 2008.  Our President and Chief Financial Officer evaluated the impact of our failure to have written documentation of our internal controls and procedures on our assessment of our disclosure controls and procedures and have concluded that the control deficiency that resulted represented a material weakness.

2.         We do not have sufficient segregation of duties within accounting functions, which is a basic internal control.  Due to our size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible.  However, to the extent possible, the initiation of transactions, the custody of assets and the recording of transactions should be performed by separate individuals.  Our President and Chief Financial Officer evaluated the impact of our failure to have segregation of duties on our assessment of our disclosure controls and procedures and have concluded that the control deficiency that resulted represented a material weakness.

3.         We had a significant number of audit adjustments last fiscal year.  Audit adjustments are the result of a failure of the internal controls to prevent or detect misstatements of accounting information.  The failure could be due to inadequate design of the internal controls or to a misapplication or override of controls.  Our President and Chief Financial Officer evaluated the impact of our significant number of audit adjustments last year and have concluded that the control deficiency that resulted represented a material weakness.

On November 27, 2007, our President and Chief Financial Officer concluded that in valuing previous periods’ non-cash security transactions, we utilized discounts to the respective share’s trading prices as well as its derivative liabilities which they have determined are without foundation.

As a result of this evaluation and conclusion, our President and Chief Financial Officer in conjunction with our Board of Directors, concluded that previously issued consolidated financial statements included in our Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2005 and December 31, 2006, as well as all of our quarterly reports on Form 10-QSB during the 2005 and 2006 fiscal years, could no longer be relied upon.  We amended and restated our financial statements to eliminate all discounts and refiled our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and its Form 10-QSB for the quarters ended March

31, 2007 and June 30, 2007.  The net effect of the restatements was an increase of our accumulated deficit at June 30, 2007 from $100,909,477 to $292,944,478.

Our President and Chief Financial Officer have discussed this matter with our current independent registered public accounting firm.

To remediate the material weaknesses in our disclosure controls and procedures identified above, in addition to working with our independent auditors, we must continue to refine our internal procedures to begin to implement segregation of duties and to reduce the number of audit adjustments.

The public market for our common stock has been very limited and subject to significant fluctuations and low trading volume, and accordingly the price of our securities could be volatile and decline materially, resulting in a substantial loss of your investment in us.

The over-the-counter trading market for our common stock has been limited and subject to frequent fluctuations.  There is no assurance an active trading market for any of our securities will emerge or be sustained, which could affect your ability to sell your securities and could depress the market prices of your securities.  The stock market in general, and the market for securities of early-stage companies in particular, has been extremely volatile.  Accordingly, the market price of our securities is likely to be volatile, and investors in our securities may experience a decrease in their value including a decline unrelated to our operating performance or prospects.

The price of our securities is subject to wide fluctuations in response to a number of factors including those listed in this “Risk Factors” section.  Low volume or lack of demand for our securities will make it more difficult for you to sell common stock at favorable prices relative to those you paid for our securities.  You may never be able to resell our common stock at a favorable price or at a favorable time.

Any substantial issuance of our shares of common stock pursuant to our outstanding stock options, warrants and convertible preferred stock or notes will result in dilution to existing shareholders and could cause the market price of our securities to decline.

We have reserved 101,802,382 shares of our common stock available for issuance incident to any exercises or conversions of our currently outstanding stock options, warrants, and convertible preferred stock and notes, including 28,050,200 shares of common stock which are being registered pursuant to this prospectus.  Future material issuances of these shares may reduce our earnings per share and dilute the percentage ownership of existing shareholders, which could harm the market price and value of our securities.

We will continue to be controlled by our current shareholders, who may have material interests different than those of our new shareholders from this Offering.

Our current management and principal shareholders beneficially own approximately 99% of our outstanding common stock.  To the extent our current shareholders vote similarly, they will for the foreseeable future be able to exercise control over many substantial matters requiring approval by our board of directors or shareholders, including election of all members of our board of directors, control of our management and corporate policies, and the outcome of business combinations or other significant corporate transactions including prevention of a change of control that may be beneficial to other shareholders.  This ownership also gives our current management and principal shareholders the ability to control any significant corporate transaction if they vote together as a group.

Substantial sales of our securities after this Offering could cause the prices of our securities to decline materially.

We cannot predict the effect, if any, that future sales of our outstanding common stock, or even the availability of our common stock for sale, will have on the market prices of our securities prevailing from time to time.  Sales of substantial amounts of our common stock in the public market following this Offering, or the perception that such sales may occur, could harm prevailing market prices of our securities and impair our ability to raise additional equity capital.

Our common stock is deemed to be a “penny stock” and it is more difficult for investors to resell our common stock.

Our common stock is a “penny stock” as defined under the Securities Exchange Act of 1934.  Trading of our common stock is subject to penny stock regulations of the SEC that may limit a stockholder’s ability to buy and sell our common stock.

The penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers or “accredited investors” who generally include persons with high net worth or high incomes.  Prior to conducting a transaction in a penny stock, the broker-dealer must deliver a risk disclosure document in a form prescribed by the SEC that provides information on penny stocks and the nature and risks involved in the penny stock market.  The broker-dealer also must provide other relevant information to the customer as well as making a specific written determination that the penny stock is a suitable investment for the customer and receiving the customer’s written agreement to the transaction.

These penny stock requirements could reduce the number of potential investors and level of trading activity for our securities, which could adversely affect investor interest in our securities, limit the marketability of our common stock, and impair the ability of broker-dealers to trade our securities effectively.

Limited Access to the Over-the-Counter Bulletin Board Service could disrupt your ability to trade our securities.

Our common stock is quoted on the over-the-counter electronic Bulletin Board.  Because there are no automated systems for negotiating trades on the Bulletin Board service, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders – an order to buy or sell a specific number of shares at the current market price – it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and in the documents we incorporate by reference that are not purely historical statements discuss future expectations, contain projections of results of operations or financial condition or state other forward-looking information.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on various factors and was derived using numerous assumptions.  In some cases, you can identify these so-called forward-looking statements by words like “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” or “potential” or the negative of those words and other comparable words.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.

All forward-looking statements, express or implied, included in this prospectus and the documents we incorporate by reference and attributable to us are expressly qualified in their entirety by this cautionary statement.  This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or any persons acting on our behalf may issue.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions.  The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under “Risk Factors” beginning on page 3 and elsewhere in this prospectus.

Overview

We research and develop technologies that detect and measure metal fatigue.  We have developed two products: (1) the Fatigue Fuse; and (2) the Electrochemical Fatigue Sensor.  We generate very little revenue from the sale and licensing of our products, and thus we are a development stage company.

Our biggest challenge is funding the commercialization of our products until we can generate sufficient revenue to support our operations.  We try to keep our overhead low and utilize outside consultants as much as possible in order to reduce expenses, and thus far we have been successful in raising enough capital through loans and financing to fund operations.  For the foreseeable future, we plan to continue to raise capital in this manner.

Our consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.  We have sustained operating losses since our inception (October 21, 1983).  In addition, we have used substantial amounts of working capital in our operations.  Further, at September 30, 2008, the deficit accumulated during the development stage amounted to approximately $332,547,374.

In view of these matters, realization of a major portion of the assets in the accompanying consolidated balance sheet is dependent upon our ability to meet our financing requirements and the success of our future operations.  During 2007, we received approximately $4,000,000 in private financing, primarily from the sale of equity and debt securities.  Thus far in 2008, we have received approximately $1,090,000 in private financing, also primarily from the sale of equity and debt securities.  We plan to continue to raise funds through the sale of our securities for the foreseeable future.  In addition in 2007, we received contracts to inspect certain bridges with nine states which generated gross revenue of approximately $201,917.  Thus far in 2008, we have received contracts to inspect certain bridges with four entities which generated gross revenue of approximately $30,359.  We have begun marketing our current technologies while continuing to develop new methods and applications.  We will need to raise additional capital to finance future activities and no assurances can be made that current or anticipated future sources of funds will enable us to finance future operations.  In light of these circumstances, substantial doubt exists about our ability to continue as a going concern.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should we be unable to continue as a going concern.

Results of Operations for the Nine Months Ended September 30, 2008 as Compared to the Nine Months Ended September 30, 2007 (unaudited)

Revenues and Loss from Operations

Our revenue, research and development costs, general and administrative expenses, and loss from operations for the nine months ended September 30, 2008 as compared to the nine months ended September 30, 2007 are as follows:

	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007	Percentage Change
Revenue	$30,359	$146,745	(79.31)%
Research and Development costs	423,428	3,533,343	(88.02)%
General and Administrative expenses	$26,619,102	$82,608,673	(67.78)%
Loss from operations	$(27,042,530)	$(85,995,271)	(68.55)%

Our revenues were derived exclusively from bridge testing.

Of the $423,428 in research and development costs for the nine months ended September 30, 2008, $237,530 was incurred in salaries to our in-house engineering staff which included an officer and director, $146,998 was paid to outside consultants and for related expense reimbursements, and we valued the issuance of 150,000 shares of our common stock that were issued to various consultants at $34,500.  Of the $423,428 in research and development costs, $4,400 was compensation expense recognized on the granting of options to our staff to purchase a total of 400,000 shares of our common stock at a price per share of $0.011.

Of the $3,533,343 in research and development costs for the nine months ended September 30, 2007, $131,221 was incurred in salaries to our in-house engineering staff which included an officer and director, $257,022 was paid to outside consultants and for related expense reimbursements, and we valued the issuance of 2,116,000 shares of our common stock that were issued to various consultants at $3,145,100.

General and administrative expenses were $26,619,102 and $82,608,673, respectively, for the nine months ended September 30, 2008 and 2007.  The major expenses incurred during each of the quarters were:

	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007
Consulting services	$4,999,837	$16,506,521
Officers’ salaries	351,002	207,916
Officer’s stock based compensation	19,887,533	45,000,000
Office salaries	108,100	66,756
Office expense	63,167	66,480
Professional fees	680,927	856,463
Rent	24,648	23,004
Marketing	182,474	335,706
Impairment loss	-	19,294,875
Payroll taxes	38,395	44,717
Travel	82,173	104,659
Insurance	51,997	30,208
Telephone	16,696	19,740

Of the $4,999,837 in consulting expense for the nine months ended September 30, 2008, $3,586,240 was related to the issuance of 11,099,167 shares of common stock.  In addition, in exchange for the payment of $1,100,000 in consulting fees by holders of convertible debt, we charged $1,100,000 in consulting fees through an increase in convertible debt of the same amount.  Of the $16,506,521 in consulting expense for the nine months ended September 30, 2007, $13,288,767 was related to the issuance of 8,650,424 shares of common stock.  Of the $$856,463 in professional fees for the nine months ended September 30, 2007, $655,300 was related to the issuance of 1,800,000 shares of common stock.

Other Income and Expenses and Net Loss

Our gain on modification of convertible debt, modification of research and development sponsorship agreement, loss on subscription receivables, interest expense, other-than-temporary impairment of marketable securities, change in fair value of derivative and warrant liabilities, loss on settlement of lawsuits, and net loss for the nine months ended September 30, 2008 as compared to the nine months ended September 30, 2007 are as follows:

	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2007	Percentage Change
Interest expense	$(1,808,697)	$(2,014,161)	(10.20)%
Loss on modification of Convertible debt	$(964,730)	$-	-0-
Net unrealized and realized loss of marketable securities	$-	$(10,866,553)	-0-

Change in fair value of derivative and warrant liabilities	$10,431,555	$14,505,323	(28,08)%
Interest income	$15,879	$35,270	(54.98)%
Provision for income taxes	(800)	(800)	0%
Net loss	$(19,338,972)	$(84,336,192)	77.07%

Our interest expense includes amortization of debt discounts totaling $1,497,618 during the nine months ended September 30, 2008 and $1,765,110 during the nine months ended September 30, 2007.  The change in fair value of derivative and warrant liabilities represents the change in derivative values related to warrants and convertible debt with Palisades Capital, LLC and Golden Gate Investors, Inc.

Results of Operations for the Year Ended December 31, 2007 as Compared to the Year Ended December 31, 2006 (audited)

Introduction

In 2007, we had revenues from bridge testing.  Our revenues for 2007 totaled $201,917.  We continued to fund the majority of our operations through the issuance of our stock, resulting in large expenses in the areas of research and development and consulting.  The amount of cash used in our operations was approximately $2,664,630 in 2007 compared to approximately $1,779,256 in 2006.  We anticipate that we will continue to fund a substantial portion of our operations through the sale of our securities until such time as we can begin to generate substantial revenue from the sale of our products, and we do not have an estimate of when such revenues will begin.

Revenues and Loss from Operations

Our revenue, research and development costs, general and administrative expenses, and loss from operations for the year ended December 31, 2007 as compared to the year ended December 31, 2006 are as follows:

	Year Ended December 31, 2007	Year Ended December 31, 2006	Percentage Change
Revenue	$201,917	$39,446	411.89%
Research and development costs	3,701,966	902,446	310.21%
General and administrative expenses	98,557,943	138,892,926	(29.04)%
Loss from Operations	$(73,396,581)	$(177,884,101)	(58.74)%

Our revenues for both 2007 and 2006 were derived exclusively from bridge testing.

Of the $3,701,966 in research and development costs for 2007, $197,005 was incurred in salaries to our in-house engineering staff which included an officer and director, $359,861 was paid to outside consultants and for related expense reimbursements, and we valued the issuance of 2,116,000 shares of our common stock that were issued to various consultants at $3,145,100.  Of the $1,013,969 in research and development costs for 2006, $111,523 was incurred in salaries to our in-house engineering staff which included an officer and director, $ 271,279 was paid to outside consultants and for related expense reimbursements, and we valued the issuance of 36,028 shares of our common stock that were issued to various consultants at $631,167.

General and administrative expenses were $98,557,943 and $138,781,403, respectively, for the years ended December 31, 2007 and 2006.  The major expenses incurred during each of the years were:

	Year Ended December 31, 2007	Year Ended December 31, 2006
Consulting services	$16,855,747	$125,332,072
Officer’s salary	284,916	211,574
Officer’s stock based compensation	60,048,000	6,575,342
Secretarial salaries	132,754	114,561
Professional Fees	1,053,280	974,704
Office expense	97,459	52,855
Rent	139,173	28,176
Impairment loss	19,294,875	1,913,445
Payroll taxes	42,334	28,255
Telephone	27,929	17,375

Of the $16,855,747 in consulting expense for the year ended December 31, 2007, $12,394,888 was related to the issuance of 8,926,724 shares of common stock.  In addition, we charged $1,100,000 in consulting fees through an increase in convertible debt of $1,100,000 and charged $2,845,000 to consulting in connection with the acquisition of shares of Rocket City Automotive. Of the $125,332,072 in consulting expense for the year ended December 31, 2006, $124,543,689 was related to the issuance of 35,021,248 shares of common stock.

Other Income and Expenses and Net Loss

Our gain on modification of convertible debt, modification of research and development sponsorship agreement, loss on subscription receivables, interest expense, other-than-temporary impairment of marketable securities, change in fair value of derivative and warrant liabilities, loss on settlement of lawsuits, and net loss for the year ended December 31, 2007 as compared to the year ended December 31, 2006 are as follows:

	Year Ended December 31, 2007	Year Ended December 31, 2006	Percentage Change
Gain on modification of convertible debt	$-0-	$1,033,479	(100)%
Interest expense	(2,374,032)	(1,625,592)	46.04%
Net unrealized and realized loss of marketable securities	(3,986,553)	(3,798,516)	4.95%
Change in fair value of derivative and warrant liabilities	34,962,617	(33,780,874)	(196.5)%
Interest income	60,179	37,120	62.12%
Other	-0-	7,008	(100)%
Provision for income taxes	(800)	(800)
Net loss	$(73,396,581)	$(177,884,101)	(58.74)%

Our loss of the gain on modification of convertible debt of $1,033,479 from 2006 is related to our modification of the Palisades debt and removal of associated derivative liability.    Our interest expense includes amortization of debt discounts totaling $2,041,213 in 2007 and $968,716 in 2006.  The change in fair value of derivative and warrant liabilities represents the change in derivative values related to warrants and convertible debt with Palisades and Golden Gate.

Liquidity and Capital Resources

Introduction

During the nine months ended September 30, 2008, as with the nine months ended September 30, 2007, we did not generate positive cash flow.  As a result, we funded our operations through the private sale of equity and debt securities, the issuance of our securities in exchange for services, and loans.

Our cash, investments in marketable securities held for trading, investments in marketable securities available for sale, accounts receivable, prepaid services, prepaid expenses and other current assets, total current assets, total assets, total current liabilities, and total liabilities as of September 30, 2008, as compared to September 30, 2007, were as follows:

	September 30, 2008	September 30, 2007
Cash	$441,076	$987,284
Marketing securities
- trading	$-	$453,181
Marketing securities
- available for sale	$-	$120,000
Investment in certificates of deposit	$-	$1,107,681

Accounts receivable	$15,620	$-
Inventories	$156,054	$-
Prepaid expenses and other	$70,423	$204,501
Total current assets	$683,173	$2,872,647
Total assets	$1,128,852	$2,928,147
Total current liabilities	$965,775	$524,057
Total liabilities	$6,737,797	$34,171,450

Cash Requirements

For the nine months ended September 30, 2008, our net cash used in operations was $(2,381,825) compared to $(2,450,964) for the nine months ended September 30, 2007.

Negative operating cash flows during the nine months ended September 30, 2008 were primarily created by a net loss from operations of $(19,338,972), offset by the issuance of stock for services of $4,729,541, amortization of discount on convertible debentures of $1,497,617 and an increase in officer stock based compensation of $19,885,333.  There was also a decrease in the fair value of derivative and warrant liabilities of $(10,431,555), accrued interest on debt of $272,077, net decrease in other assets of $19,961 and net decrease in other liabilities of $19,443.

Negative operating cash flows during the nine months ended September 30, 2007 were primarily created by a net loss from operations of $(84,336,192), offset by impairment losses of $19,294,877 incurred in connection with the acquisition of a subsidiary, the issuance of stock for services of $19,519,168, amortization of discount on convertible debentures of $1,765,110, a decrease in the fair value of derivative and warrant liabilities of $(14,505,323), an increase in accounts payable and accrued expenses of $(14,942), an increase in officer stock based compensation of $45,000,000 and a net increase in other assets of $(40,215).  There was also a decrease in the fair value of derivative and warrant liabilities of $14,505,323.  Because of our need for cash to fund our continuing research and development, we do not have an opinion as to how indicative these results will be of future results.

Sources and Uses of Cash

Net cash provided by (used in) investing activities for the nine months ended September 30, 2008 and 2007 were $1,282,833 and $(865,333), respectively.  For the nine months ended September 30, 2008 and 2007, the net cash came primarily from the sale of securities and maturities of other investments in the amount of $1,865,000 and $537,174, respectively, offset by the amount for purchase of securities of $(565,000) and $(1,952,038), respectively.  Net cash from investment activities during the quarter ended September 30, 2008 and 2007 were further decreased by $17,167 and $50,469, respectively, for amounts we paid in the purchase of property and equipment.

Net cash provided by financing activities for the nine months ended September 30, 2008 and 2007, was $730,358 and $4,174,285, respectively.  For the nine months ended September 30, 2008, the net cash used pertained to the purchase of 207,000 shares of our common stock still held in treasury totaling $3,266 and an increase in the amount of indebtedness of $1,115,000.  In addition, during the nine month ended September 30, 2008, the Company received $18,624 through the issuance of 77,600 shares of its common stock.  For the nine months ended September 30, 2007, the net cash came primarily from the sale of common stock and warrants of $4,079,935 and proceeds from convertible debentures and other notes payable of $200,000.

We are not generating sufficient cash flow from operations to fund growth.  We cannot predict when we will begin to generate revenue from the sale of our products, and until that time, we will need to raise additional capital through the sale of our securities.  If we are unsuccessful in raising the required capital, we may have to curtail operations.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses.  In consultation with our Board of Directors, we have identified the following accounting policies that we believe are key to an understanding of our financial statements.  These are important accounting policies that require management’s most difficult, subjective judgments.

The first critical accounting policy relates to revenue recognition.  Income from our research is recognized at the time services are rendered and billed.

The second critical accounting policy relates to research and development expense.  Costs incurred in the development of our products are expensed as incurred.

The third critical accounting policy relates to the valuation of non-monetary consideration issued for services rendered. We value all services rendered in exchange for our common stock at the quoted price of the shares issued at date of issuance or at the fair value of the services rendered, which ever is more readily determinable.  All other services provided in exchange for other non-monetary consideration is valued at either the fair value of the services received or the fair value of the consideration relinquished, whichever is more readily determinable.

Our accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services ” and EITF 00-18, Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees.”  The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete.  In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.  In accordance to EITF 00-18, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor’s balance sheet once the equity instrument is granted for accounting purposes.  Accordingly, we record the fair value of nonforfeitable common stock issued for future consulting services as prepaid services in our consolidated balance sheet.

The fourth critical accounting policy is our accounting for conventional convertible debt.  When the convertible feature of the conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (BCF”).  We record a BCF as a debt discount pursuant to EITF Issue No. 98-5 (EITF 98-05), Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio,” and EITF Issue No. 00-27, Application of EITF Issue No. 98-5 to Certain Convertible Instrument(s).”   In those circumstances, the convertible debt will be recorded net of the discount related to the BCF.  We amortize the discount to interest expense over the life of the debt using the effective interest method.

The fifth critical account policy relates to the accounting for non-conventional convertible debt and the related stock purchase warrants.  In the case of non-conventional convertible debt, we bifurcate our embedded derivative instruments and record them under the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities,” as amended, and EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  These embedded derivatives include the conversion feature, liquidated damages related to registration rights and default provisions.  The accounting treatment of derivative financial instruments requires that we record the derivatives and related warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date.  In addition, under the provisions of EITF Issue No. 00-19, as a result of entering into the non-conventional convertible debenture, we are required to value and classify all other non-employee stock options and warrants as derivative liabilities at that date and mark them to market at each reporting date thereafter.  Any change in fair value will be recorded as non-operating, non-cash income or expense at each reporting date.  If the fair value of the derivatives is higher at the subsequent balance sheet date, we will record a non-operating, non-cash charge.  If the fair value of the derivatives is lower at the subsequent balance sheet date, we will record non-operating, non-cash income.  We value our derivatives primarily using the Black-Scholes Option Pricing Model.  The derivatives are classified as long-term liabilities.

The sixth critical accounting policy relates to the recording of marketable securities held for trading and available-for-sale.  Marketable securities purchased with the intent of selling them in the near term are classified as trading securities.  Trading securities are initially recorded at cost and are adjusted to their fair value, with the change in fair value during the period included in earnings as unrealized gains or losses.  Realized gains or losses on dispositions are based upon the net proceeds and the adjusted book value of the securities sold, using the specific identification method, and are recorded as realized gains or losses in the consolidated statements of operations.  Marketable securities that are not classified as trading securities are classified as available-for-sale securities.  Available-for-sale securities are initially recorded at cost.  Available-for-sale securities with quoted market prices are adjusted to their fair value, subject to an impairment analysis (see below).  Any change in fair value during the period is excluded from earnings and recorded, net of tax, as a component of accumulated other comprehensive income (loss).  Any decline in value of available-for-sale securities below cost that is considered to be other than temporary is recorded as a reduction of the cost basis of the security and is included in the statement of operations as a write down of the market value (see below).

The seventh critical accounting policy is our accounting for the fair market value of non-marketable securities we have acquired.  Non-marketable securities are originally recorded at cost.   In the case of non-marketable securities we acquired with our common stock, we value the securities at a significant discount to the stated per share cost based upon our historical experience with similar transactions as to the amount ultimately realized from the sale of the shares.  Such investments are reduced when we have indications that a permanent decline in value has occurred.  At such time as quoted market prices become available, the net cost basis of these securities will be reclassified to the appropriate category of marketable securities.  Until that time, the securities will be recorded at their net cost basis, subject to an impairment analysis (see below).

In accordance with the guidance of EITF 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, we assess any decline in value of available-for-sale securities and non-marketable securities below cost as to whether such decline is other than temporary.  If a decline is determined to be other than temporary, the decline is recorded as a reduction of the cost basis of the security and is included in the statement of operations as an impairment write down of the investment.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Effective September 11, 2007, KMJ/Corbin and Company, LLP (“KMJ”) resigned as our independent registered public accounting firm for the fiscal year ended December 31, 2007.

We engaged KMJ on January 21, 2005.  For the last two fiscal years, KMJ’s reports on our financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to audit scope, or accounting principles, but they were modified as to uncertainty about our ability to continue as a going concern.  For the last two fiscal years and any subsequent interim period preceding the dismissal, there were no disagreements with KMJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of KMJ would have caused KMJ to make reference to the matter in their reports.

We engaged Weinberg & Company, P.A. (hereinafter “Weinberg”) as our principal accountants to audit our financial statements effective as of September 11, 2007.  Effective November 5, 2007, we dismissed Weinberg as our independent registered public accounting firm for the fiscal year ended December 31, 2007.  Weinberg never issued a report on our financial statements.  During their engagement, there were no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Weinberg would have caused Weinberg to make reference to the matter in their reports.

We engaged Kabani & Company, Inc. (hereinafter “Kabani”) as our principal accountants to audit our financial statements effective as of November 5, 2007.  Effective March 13, 2008, we dismissed Kabani as our independent registered public accounting firm for the fiscal year ended December 31, 2008.  Kabani’s services were limited to a review of our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007.  During their engagement, there were no disagreements with Kabani on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Kabani would have caused Kabani to make reference to the matter in their reports.

We engaged Gruber & Co. LLC (hereinafter “Gruber”) as the principal accountants to audit our financial statements effective as of March 13, 2008.  We, during our most recent fiscal year and any subsequent interim period to the date hereof, did not have discussions nor have we consulted with Gruber regarding the following: (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion to be rendered on the our financial statements, and neither a written report was provided to us nor oral advice was provided that Gruber concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matters that were the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B, or a reportable event.

DESCRIPTION OF BUSINESS

Development of Business

We were formed as a Delaware corporation on March 4, 1997.  We are the successor to the business of Material Technology, Inc., a Delaware corporation, also doing business as Tensiodyne Scientific, Inc.  Material Technology, Inc. was the successor to the business of Tensiodyne Corporation that began developing the Fatigue Fuse in 1983.  Our two predecessors, Tensiodyne Corporation and Material Technology, Inc. were engaged in developing and testing our Fatigue Fuse and, beginning in 1993, developing our Electrochemical Fatigue Sensor.  We changed our name from Material Technologies, Inc. to Matech Corp. on October 3, 2008.

Our Business

Over the last several years, we were engaged in research and development of metal fatigue detection, measurement, and monitoring technologies.  We have now developed several monitoring devices for metal fatigue detection and measurement.  We are currently marketing our technology.

Our efforts have been dedicated to developing devices and systems that indicate the true status of fatigue damage in a metal component.  We have developed two products.  The first is a small, simple device that continuously integrates the effect of fatigue loading in a structural member, called a Fatigue Fuse.  The second is an instrument that detects very small growing fatigue cracks in metals, the Electrochemical Fatigue Sensor.  The Electrochemical Fatigue Sensor has demonstrated in the laboratory that it can detect cracks as small as 10 microns (0.0004 inches), which we believe is smaller than any other practical crack detection technology.  The Company holds the patents on the Fatigue Fuse and the license on the technology on the Electrochemical Fatigue Sensor from the University of Pennsylvania and licenses both of those technologies to us.

We have completed the technology to the point where we are now performing real world bridge inspections.

The Federal Highway Administration (FHA) has signed a $347,500 contract with us to purchase equipment and training as part of their Steel Bridge Testing Program.  They will use our EFS system in the laboratory and on actual bridges to find growing fatigue cracks.  Following the completion of this program, the FHA will recommend technologies for use on bridges for specific bridge problems.

Our on-call contract with the Pennsylvania Department of Transportation (PennDOT) is continuing to produce good results.  We have used the EFS on 12 bridges in Pennsylvania so far, totaling over $100,000.  We anticipate further work orders to be issued for the next inspection season.  We have also received interest from several inspection companies in Pennsylvania to purchase EFS equipment, as well as training and licensing, in order to execute these further work orders, with licensing fees payable to us for each bridge inspected.  One such company has already been trained at their cost to help us execute on-call contracts in 2008.

We completed a contract with Massachusetts (MassHighway) for $24,290.  We then met with MassHighway representatives who hired us to conduct additional bridge inspections during 2008.

New York State contracted with us to provide EFS inspection services on a high profile fracture critical bridge for $9,630.  As a result of this initial inspection for the New York State Department of Transportation, we will be performing a follow up inspection.  Additionally, they are evaluating purchase of equipment, training for their engineers, and licensing in 2008.

We have completed an inspection of a fracture critical bridge in West Sacramento, California, and are also in the process of analyzing and reporting the results.  At the same time we have met with several high-ranking state and national officials in California, with more meetings planned, all discussing the use of EFS across the state.

We have also formed a strategic alignment with a California-based independent testing laboratory called Smith Emery Company.  Smith Emery Company is over 100 years old and has over 400 employees in California as well as an office in China.  They perform weld testing, building façade testing, and metallurgical failure analysis.  Engineers and technicians have already been trained at their cost to execute contracts in the western U.S. region.

We have signed a contract with the Canadian National Railway to inspect a bridge in Wisconsin.  The Canadian National Railway owns a number of bridges in the United States.

We have completed and sent PennDOT a report on the nine bridges we inspected in Pennsylvania.  We hope to meet with PennDOT in the near future to discuss the use of EFS on their remaining steel bridges.

We have been invited by the U.S. Army Corps of Engineers to present at the U.S. Secretary of Defense’s office on May 1 and 2, 2008.  The U.S. Army Corps of Engineers owns all of the bridges over U.S. federal waterways.

We have scheduled inspections in 2008 for the following entities so far:

•	Virginia Department of Transportation
•	Canadian National Railway
•	Alabama Department of Transportation
•	MassHighway
•	New York Department of Transportation

We have been hired to perform inspections with the following entities which have not yet been scheduled:

•	New Jersey Department of Transportation
•	PennDOT
•	Union Pacific Railroad

•	URS Engineers

Our Technologies

The Fatigue Fuse

The Fatigue Fuse is designed to be affixed to a structure to give warnings at pre-selected percentages of the fatigue life that have been used up (i.e., how close to failure the structure has progressed).  It warns against a condition of widespread generalized cracking due to fatigue.

The Fatigue Fuse is a thin piece of metal similar to the material being monitored.  It consists of a series of parallel metal strips connected to a common base, much as fingers are attached to a hand.  Each “finger” has a different geometric pattern, called “notches,” defining its boundaries.  Each finger incorporates an application-specific notch near the base.  By applying the laws of physics and fracture mechanics to determine the geometric contour of each notch, the fatigue life of each finger is finite and predictable.  When the fatigue life of a finger (Fuse) is reached, the Fuse breaks.

By implementing different geometry for each finger notch in the array, different increments of fatigue life are observable.  Typically, notches will be designed to facilitate observing increments of fatigue life of 10% to 20%.   By mechanically attaching or bonding these devices to different areas of the structural member of concern, the Fuse undergoes the same fatigue history (strain cycles) as the structural member.  Therefore, breakage of a Fuse indicates that an increment of fatigue life has been reached for the structural member.  The notch and the size and shape of the notch concentrate energy on each finger.  The Fuse is intimately attached to the structural member of interest.  Therefore, the Fuse experiences the same strain and wear history as the member.  Methods are available for remote indication of Fuse fracturing.

In a new structure, we generally assume there is no fatigue and can thus design the Fatigue Fuse for 100% of its life potential.  But in an existing structure, one that has experienced loading and wear, we must determine the fatigue status of that structural member so we can design the Fatigue Fuse to monitor the remaining fatigue life potential.

We believe that the Fatigue Fuse is of value in monitoring aircraft, ships, bridges, conveyor systems, mining equipment, cranes, etc.  Little special training is needed to qualify individuals to report any broken segments of the Fatigue Fuse to the appropriate engineering authority for necessary action.  The success of the device is contingent upon our successful marketing of the Fatigue Fuse, and no assurance can be given that we will be able to overcome the obstacles relating to introducing a new product to the market.  To implement our ability to produce and market the Fatigue Fuse, we need substantial additional capital and no assurance can be given that this needed capital will be available.

The Electrochemical Fatigue Sensor (EFS”)

The EFS is a device that employs the principle of electrochemical/mechanical interaction of metals under repeated loading to find growing cracks.  It is an instrument that detects very small cracks and has the potential to determine crack growth rates.  The Electrochemical Fatigue Sensor has demonstrated in the laboratory that it can detect cracks as small as 10 microns (0.0004 inches), which we believe is smaller than any other practical technology.  We believe that nothing comparable to this instrument currently exists in materials technology.  We have inspected approximately 33 bridges to date using this technology.

The EFS functions by treating the location of interest (the target) associated with the structural member as an electrode of an electrochemical cell (similar to a battery).  By imposing a constant voltage-equivalent circuit as the control mechanism for the electrochemical reaction at the target surface, current flows as a function of stress action.  The EFS is always a dynamic process; therefore stress action is required, e.g., to measure a bridge structural member it is necessary that cyclic loads be imposed, such as normal traffic on the bridge would do.  The results are a specific set of current waveforms and amplitudes that characterize and indicate fatigue damage i.e., growing fatigue cracks.

Status of our Technologies

Currently, our primary focus is on the commercialization of the EFS.

Status of the EFS

Within the past twelve months, we have successfully used EFS on 18 highway and railroad bridges.  We are now actively marketing the EFS for bridges.

Status of the Fatigue Fuse

To date, certain organizations have included our Fatigue Fuse in test programs.  We have already completed the tests for welded steel civil bridge members conducted at the University of Rhode Island.  In 1996, Westland Helicopter, a British firm, tested the Fatigue Fuse on helicopters.  That test was successful with the legs of the Fatigue Fuses failing in sequence as predicted. At the present time, we are applying Fatigue Fuses to several portable aluminum bridges for the U.S. Army.

The Fatigue Fuse has been at this stage for the past several years as we have not had the necessary financial resources to finalize our development and commence marketing.  At the present time we have elected to defer future development of the Fatigue Fuse and apply our resources to pursue the EFS technology.

Commercial Markets for our Products and Technologies

Our technology is applicable to many market sectors such as bridges and aerospace as well as ships, cranes, railways, power plants, nuclear facilities, chemical plants, mining equipment, piping systems, and heavy iron.

Application of Our Technologies for Bridges

Our EFS and Fatigue Fuse products primarily address the detection of fatigue in structures such as bridges.  In the United States alone, there are more than 610,000 bridges of which over 260,000 are rated by the Federal Highway Administration as requiring major repair, rehabilitation, or replacement.  Our EFS and Fatigue Fuse products can be effectively used as fatigue detection devices for all metal bridges located within the United States.  Our detection devices also address maintenance problems associated with bridge structures.

Although there are normal business imperatives, the bridge market is essentially macro-economically and government policy driven.  In our opinion, only technology can provide the solution.  The need for increased spending accelerates significantly each year as infrastructure ages.  The Federal government has mandated bridge repair and detection through the passage of the Intermodal Surface Transportation and Efficiency Act in 1991 and again in the $200 billion, 1998 Transportation Equity Act.  We have completed several contracts to install our fatigue detection products on bridge structures within the United States, and are in negotiations for several others.

Our Patent Protections

We have the following patent protection on our technology through either ownership or license as indicated:

Title	Patent Number	Our Status	Expiration Date
Device for Monitoring Fatigue Life	4,590,804	Owner by assignment	12/31/2014
Method of Making a Device for Monitoring Fatigue Life	4,639,997	Owner by assignment	12/31/2015
Metal Fatigue Detector	5,237,875	Owner by assignment	12/31/2011
Device for Monitoring the Fatigue Life of a Structural Member and a Method of Making Same	5,319,982	Owner by assignment	12/31/2012
Device for Monitoring the Fatigue Life of a Structural Member and a Method of Making Same	5,425,274	Owner by assignment	12/31/2014
Methods and Devices for Electrochemically Determining Metal Fatigue Status	5,419,201	Licensee	12/31/2013
Methods and Devices for Electrochemically Determining Metal Fatigue	6,026,691	Licensee	12/31/2015

Our Patents are Encumbered

The patents described in the preceding section are pledged as collateral to secure the repayment of loans extended to us or indebtedness that we currently owe.  On August 30, 1986, we entered into a funding agreement with the Advanced Technology Center, whereby ATC paid $45,000 to us for the purchase of a royalty of 3% of future gross sales and 6% of sublicensing revenue.  The royalty is limited to the $45,000 plus an 11% annual rate of return.  The payment of future royalties was secured by equipment we used in the development of technology as specified in the funding agreement, however, no lien against our equipment or our patents in favor of ATC vested until we generated royalties from product sales.

On May 4, 1987, we entered into a funding agreement with ATC whereby ATC provided $63,775 to us for the purchase of a royalty of an additional 3% of future gross sales and 6% of sublicensing revenue.  The agreement was amended August 28, 1987, and as amended, the royalty cannot exceed the lesser of (1) the amount of the advance plus a 26% annual rate of return or, (2) total royalties earned for a term of 17 years.  As with our first agreement with ATC, no lien or encumbrance against our assets, including our patents, vested in favor of ATC until we generated royalties from product sales.

On September 28, 2006, we entered into an agreement with Ben Franklin Technology, the successor to ATC, to give Ben Franklin 3,334 shares of our common stock, valued at $40,000, in exchange for a general release of the above liabilities.

On May 27, 1994, we borrowed $25,000 from Sherman Baker, one of our shareholders.  We gave Mr. Baker a promissory note due May 31, 2002 and we pledged our patents as collateral to secure the repayment of this note.  As of December 31, 2007, there is a first priority security interest in our patents as collateral for the repayment of the amounts we owe to Mr. Baker.  As additional consideration for this loan, we granted to Mr. Baker a 1% royalty interest in the Fatigue Fuse and a 0.5% royalty interest in the Electrochemical Fatigue Sensor.  We are in default of the repayment terms of the note held by Mr. Baker, and at December 31, 2007, we owe Mr. Baker $56,761 in principal and accrued interest.  Mr. Baker has not taken any action to foreclose his interest in the collateral and we are in discussions with Mr. Baker, with the expectation that we will cure any default in the note he holds and avoid any foreclosure of his security interest held in our patents.  We believe that although we have not yet cured our defaults on the loans to Mr. Baker, our current communications with him suggest that Mr. Baker does not have the present intention of foreclosing on the patents as collateral or the pursuit of legal action against us to collect the balance due under our note.

On July 31, 2008, we issued a $1,000,000 10% convertible debenture to Kreuzfeld Ltd.  Also on July 31, 2008, we entered into a Security Agreement with Kreuzfeld Ltd. whereby we granted Kreuzfeld Ltd. a security interest in our assets, including all of our patents.  See "Description of Securities to be Registered−Convertible Debentures."

Distribution of our Products

Subject to available financing, we have and continue to exhibit the Electrochemical Fatigue Sensor, and to a lesser extent the Fatigue Fuse, at various trade shows and intend to also market our products directly to end users including certain state regulatory agencies charged with overseeing bridge maintenance, companies engaged in manufacturing and maintaining large ships and tankers, and the military.  Although we intend to undertake marketing, dependent on the availability of funds, within and without the United States, no assurance can be given that any such marketing activities will be implemented.

Competition

Other technologies exist which identify cracks which may be the result of fatigue damage.  Single cracks larger than a minimum size can be found by nondestructive inspection methods such as dye penetrant, radiography, eddy current, acoustic emission, and ultrasonics.  Tracking of load and strain history, to subsequently estimate fatigue damage by computer processing, is possible with recording instruments such as strain gauges and counting accelerometers.  These methods have been used for over 40 years and also offer the advantage of having been accepted in the market, whereas our products remain largely unproven.  Companies marketing these alternate technologies include Magnaflux Corporation, Kraut-Kramer-Branson, Dunegan-Endevco, and Micro Measurements.  These companies have more substantial assets, greater experience, and more resources than us, including, but not limited to, established distribution channels and an established customer base.  The familiarity and loyalty to these technologies may be difficult to dislodge.  Because we are still in the development stage, we are unable to predict whether our technologies will be successfully developed and commercially attractive in potential markets.

Employees

We have six full-time employees.  In addition, we retain consultants on an independent contractor basis for specialized work.

Description of Property

We lease an office at 11661 San Vicente Blvd., Suite 707, Los Angeles, California, 90049.  The space consists of 830 square feet and will be adequate for our current and foreseeable needs.  The total rent is payable at $2,582 per month on a month-to-month basis.  Either party may cancel the lease on 30 days notice.

Legal Proceedings

Stephen Beck

In July 2002, we settled a lawsuit related to a contract dispute with Mr. Stephen Beck.  In March 2006, Mr. Beck filed a lawsuit against us alleging breach of contract related to the lawsuit settlement and sought monetary damages, plus the issuance of shares of our common stock plus interest.

In December 2006, we entered into a settlement and release agreement, as well as irrevocable escrow instructions, to settle the lawsuit Mr. Beck filed in March 2006.  As consideration under the settlement, we issued 5,000,000 shares of our common stock to Mr. Beck, with the shares to be held by an escrow agent and distributed to Mr. Beck monthly with a trading limit equal to 8% of the previous month’s trading volume of our common stock, until Mr. Beck received a total of $800,000.  As Mr. Beck received proceeds from the sale of his shares into the market and 7.5% (net of any expenses incurred by us) of any cash raised by us from the sale of equity, we would reduce our guarantee by that amount.  We have paid a total of $285,182 to Mr. Beck in cash as

part of the settlement.   Mr. Beck also had anti-dilution rights on those shares to maintain his percentage ownership through September 27, 2008.  We issued another 5,000,000 shares to Mr. Beck to be held in escrow until the conditions were met with respect to the anti-dilution shares.  As of the date of this prospectus, we have issued a total of 1,393,617 shares of common stock to Mr. Beck pursuant to the anti-dilution provision in the settlement arrangement.  In or about February 2008, Mr. Beck reached the $800,000 guarantee from the sale of our common stock and the cash received from us for 7.5% of the capital we raised.  Therefore, as of the date of this prospectus, we have no further liability to Mr. Beck.

On September 12, 2007, we filed a complaint for declaratory relief against Mr. Beck in the Superior Court of the State of California, County of Los Angeles, Central Judicial District, seeking a judicial determination as to the respective rights and duties of us and Mr. Beck with respect to certain terms and conditions of the settlement agreement and escrow instructions.

On February 7, 2008, we filed a first amended complaint in our action against Mr. Beck for declaratory relief which now also seeks to have the settlement agreement and escrow instructions rescinded.  On March 6, 2008, Mr. Beck filed a cross-complaint against us and Robert M. Bernstein, our President and a Director, for breach of contract, specific performance, declaratory relief, conversion, intentional interference with contract (against Mr. Bernstein only) and, in the alternative, equitable restitution.  Trial is scheduled for February 2, 2009.

Gem Advisors, Inc., GEM Global Emerging Markets, and Global Emerging Markets of North America, Inc.

On June 15, 2005, we filed a Complaint in the Los Angeles Superior Court, State of California, case number BC336689, against Gem Advisors, Inc., GEM Global Emerging Markets, and Global Emerging Markets of North America, Inc., seeking a declaration regarding certain agreements we entered into with the parties.  We did not seek monetary damages.  On November 16, 2005, Gem Advisors, Inc. filed an Answer and Cross-Complaint, seeking approximately $1.9 million in damages arising out of finders fees for certain transactions.  On November 30, 2005, default judgments were entered against the other defendants who failed to respond to our Complaint.  In September 2006, this case was dismissed as to all parties because the parties thought they could agree on the terms of a written settlement agreement.  However, the parties failed to reach a settlement and no formal settlement agreement was ever executed.

On November 30, 2007, Gem Advisors, Inc. filed a lawsuit against us, Robert M. Bernstein, and Lawrence I. Washor (who represented us in the lawsuit against Gem Advisors, Inc. filed on June 15, 2005), for breach of contract (settlement), breach of contract (for transfer to Gem Advisors, Inc. of 585,000 shares we held in another company), breach of covenant of good faith and fair dealing, and fraud and deceit – promise made without intention to perform (the only cause of action asserted against Robert M. Bernstein and Lawrence I. Washor).  Gem Advisors, Inc. sought damages in excess of $250,000. On April 10, 2008, the court dismissed Lawrence I. Washor from the lawsuit.  On October 9, 2008, we agreed to a settlement with the plaintiffs that, in exchange for dismissal of the lawsuit, we will pay the plaintiffs the total sum of $250,000 as follows: (1) $15,000 by November 30, 2008; (2) $5,000 per month each month thereafter; and (3) a percentage of any net funds received for any equity or debt instrument sold, including any funds received from Robert M. Bernstein from the sale of his stock, to reduce the $250,000 Settlement amount, as follows: (i) 5% up to the first $2,000,000 received, (ii) 4% for amounts received between $2,000,001 to $4,000,000, and (iii) 3% of all amounts received over $4,000,000.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, positions, and ages of our current directors and executive officers.  Our executive officers are appointed by the Board of Directors.  The directors serve one-year terms until their successors are elected.  The executive officers serve until their death, resignation or removal by the Board of Directors.  Unless described below, there are no family relationships among any of the directors and officers, and none of our officers or directors serves as a director of another reporting issuer.

Name	Age	Position(s)

Robert M. Bernstein	74	Chief Executive Officer, President, Chief Financial Officer, Director Officer and Chairman of the Board (1988)
Marybeth Miceli Newton	31	Chief Operating Officer
Joel R. Freedman	47	Secretary and Director
William I. Berks	77	Vice President and Director
Brent Phares	36	Chief Engineer

Robert M. Bernstein, President, CEO, Chief Financial Officer, and Director.  Mr. Bernstein received a Bachelor of Science degree from the Wharton School of the University of Pennsylvania in 1956.  From August 1959 until his certification expired in August 1972, he was a Certified Public Accountant licensed in Pennsylvania.  From 1961 to 1981, he was a consultant specializing in mergers, acquisitions, and financing.  From 1981 to 1986, Mr. Bernstein was Chairman and Chief Executive Officer of Blue Jay Enterprises, Inc. of Philadelphia, Pennsylvania, an oil and gas exploration company.  In December 1985, Mr. Bernstein formed a research and development partnership for our company, funding approximately $750,000 for research on the Fatigue Fuse.  In October 1988, Mr. Bernstein became our President, CEO, and Chief Financial Officer.

Joel R. Freedman, Secretary and Director.  From October 1989 and continuing through the present, Mr. Freedmen has been our Secretary and a Director.  From 1983 through 1999, Mr. Freedmen was President of Genesis Advisors, Inc., an investment advisory firm in Bala Cynwyd, Pennsylvania.  From January 2000 through December 2002, Mr. Freedmen was a Senior Vice President of PMG Capital Corp., a securities brokerage and investment advisory firm in West Conshohocken, Pennsylvania.  From December 2002 and continuing through the present, Mr. Freedmen has been Senior Vice President of Wachovia Securities, LLC, a securities brokerage and investment advisory firm in Conshohocken, Pennsylvania.

William Berks, Vice President and Director.  Mr. Berks joined us as our Vice President and Director in June 1997.  Mr. Berks holds six patents and has over 30 years experience in spacecraft mechanical systems engineering.  Mr. Berks has a Bachelor of Science in Aeronautical Engineering and a Master of Science in Applied Mechanics from Polytechnic Institute of New York, as well as a Master of Science in Industrial Engineering from Stevens Institute of Technology.  Prior to joining us, Mr. Berks was with TRW Incorporated for 26 years in a variety of management positions, where his duties included flight hardware fabrication and testing and where he was responsible for overseeing 350 employees.

Marybeth Miceli, Chief Operating Officer.  Ms. Miceli has over 12 years experience in nondestructive evaluation and testing of civil infrastructure.  Ms. Miceli joined us as our Chief Operating Officer in July 2007.  From June 2005 through August 2007, Ms. Miceli was Director of Marketing for Sam Schwartz, LLC, Engineering and Planning Consultants, New York, in the areas of infrastructure management, non-destructive testing, and fatigue testing.  From January 2001 through May 2005, Ms. Miceli was with Lucius Pitkin, Inc., Engineering Consultants, where Ms. Miceli’s responsibilities included Quality Assurance Manager, and Assistant Radiation Safety Officer.  Among Ms. Miceli’s duties was the supervision and performance of failure analysis investigations, fatigue testing investigations, and interfacing with government agencies on testing, regulations, and safety.  Ms. Miceli is currently in the first year of a three year term serving as a director of the American Society of Non-destructive Testing, and Chairman in 2003 of the Metropolitan New York Chapter.  Ms. Miceli is a graduate of Johns Hopkins University and has a Master of Science in Materials Science and Engineering, from Virginia Polytechnic Institute.  Ms. Miceli is a member of the American Society of Metals and has published several papers on non-destructive testing of bridge components and other related subjects.

Brent M. Phares, Chief Engineer.  Dr. Phares has over 15 years of management, inspection, research, and testing experience related to bridge structures.  From October 2001 and continuing through the present, Dr. Phares has been the Associate Director for Bridges and Structures at Iowa State University.  In this position, Dr. Phares is responsible for the development and deployment of innovative bridge evaluation and techniques and for the development of applications for innovative materials in bridge engineering.  From June 2001 through October 2004, Dr. Phares served as President and CEO of MGPS, Inc., an engineering firm specializing in the evaluation of civil infrastructure based on innovative sensors and monitoring strategies.  Dr. Phares has served as a consulting Research Engineer at the Federal Highway Administration’s Nondestructive Evaluation Validation Center where he led the execution of several validation and developmental studies.  Dr. Phares is a registered professional engineer and serves as a voting member of many national and international technical committees.  Dr. Phares joined us in June 2007.

Director Independence; Committees of the Board of Directors; Shareholder Communications

We are not required to have independent directors and, accordingly, have not made any determination whether any of our directors are independent using any standard.  We are not required to have and do not have a nominating committee, audit committee, compensation committee, or any other committee of our board of directors.  We do not have a formal process for security holders to send communications to our board of directors, however, security holders may send communications to our contact information listed in all of our filings with the Securities and Exchange and Commission as well as to the contact information listed on our website.

Terms of Office

Our directors are appointed for a one year term to hold office until the next annual general meeting of the holders of our Common Stock or until removed from office in accordance with our by-laws.  Our officers are appointed by our board of directors and hold office until removed by our board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

Set forth below is a summary of compensation for our principal executive officer and our two most highly compensated officers other than our principal executive officer (collectively, the “named executive officers”) for our last two fiscal years. There have been no annuity, pension or retirement benefits ever paid to our officers, directors or employees.

With the exception of reimbursement of expenses incurred by our named executive officers during the scope of their employment and unless expressly stated otherwise in a footnote below, none of the named executive officers received other compensation, perquisites and/or personal benefits in excess of $10,000.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-equity Incentive Plan Compen-sation ($)	All Other Compen-sation ($)	Total ($)
Robert M. Bernstein, CEO, President, CFO	2007		$250,000	$-0-	$-0-		$-0-	$-0-	$-0-	$250,000
	2006		$206,500	$-0-	$180,000,000	[3]	$-0-	$-0-	$-0-	$180,206,500
Marybeth Miceli Newton, COO	2007	[4]	$52,083.33	$-0-	$-0-		$-0-	$-0-	$-0-	$52,083.33
Brent Phares, Chief Engineer	2007	[5]	$65,625	$-0-	$-0-		$-0-	$-0-	$-0-	$65,625

3 Shares redeemed by Company on May 6, 2008 in exchange for 30,000,000 options exercisable at 110% of fair market value.
4 Joined us July 6, 2007.
5 Joined us June 1, 2007.

Employment Agreements

On October 1, 2006, we entered into an Employment Agreement with Robert M. Bernstein, our Chief Executive Officer, President and Chief Financial Officer, which provides certain terms and conditions with respect to Mr. Bernstein’s employment.  The Employment Agreement is for a three year term.  Under the Employment Agreement, Mr. Bernstein will be paid an annual salary of $250,000, with one year of paid severance if he is terminated without good cause prior to the expiration of the employment term.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2007 provided for or contributed to by our company.

Director Compensation

Our directors are not compensated for their services, but are entitled for reimbursement of expenses incurred in attending board of directors meetings.

Grants of Plan Based Awards

There were no grants of plan based awards made in 2007.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards for our executive officers as of December 31, 2007.

On April 18, 2006, our Board of Directors approved the 2006 Non-Qualified Stock Grant and Option Plan (the 2006 Plan”) with 100,000 shares of our common stock available for issuance under the plan.  The plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees.  As of the date of this prospectus, we have issued all 100,000 shares of common stock under the 2006 Plan.

On December 1, 2006, our Board of Directors approved the 2006/2007 Non-Qualified Company Stock Grant and Option Plan (the 2006/2007 Plan”) with 3,000,000 shares of our common stock available for issuance under the plan.  The plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees.  As of the date of this prospectus, we have not issued any options or shares of common stock under the 2006/2007 Plan.

On April 22, 2008, our Board of Directors approved the 2008 Incentive and Nonstatutory Stock Option Plan (the “2008 Plan”) with 100,000,000 shares of our common stock available for issuance under the plan.  On May 23, 2008, our Board of Directors amended the 2008 Plan increasing the number of shares of our common stock available for issuance under the plan to 400,000,000.  On December 4, 2008, our Board of Directors amended the 2008 Plan decreasing the number of shares of our common stock available for issuance under the plan to 30,400,000.  The 2008 Plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees.  On December 4, 2008, our Board of Directors amended the 2008 Plan decreasing the number of shares of our common stock available for issuance under the 2008 Plan to 30,400,000.  As of the date of this prospectus, we have issued 30,000,000 stock options to employees under the 2008 Plan.

Indemnification of Directors and Officers

The laws of the State of Delaware and our Bylaws provide for indemnification of our directors for liabilities and expenses that they may incur in such capacities.  Under the laws of the State of Delaware and our bylaws, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.  Additionally, on November 17, 2006, we entered into an indemnification agreement with each of our directors.  Under the terms of the indemnification agreements, we agreed to indemnify each director to the fullest extent permitted by law if the director was or is a party or threatened to be made a party to any action or lawsuit by reason of the fact that he is or was a director.  The indemnification shall cover all expenses, penalties, fines and amounts paid in settlement, including attorneys’ fees.  A director will not be indemnified for intentional misconduct for the primary purpose of his or her own personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 600,000,000 shares of common stock with a par value of $0.01 per share.  As of the date of this prospectus, there are 22,390,410 shares of common stock outstanding, which are held of record by approximately 1,729 stockholders.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose.  In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.  The common stock has no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.

Warrants

On August 29, 2008, we issued the following warrants to purchase shares of our common stock which are being registered herein:

Number of Warrants	Exercise Price	Expiration Date
6,200,200	$0.20	September 18, 2009
5,850,000	$0.20	September 18, 2011
6,000,000	$0.10	September 15, 2009

Convertible Debentures

On July 31, 2008, we issued a $1,000,000 10% convertible debenture to Kreuzfeld Ltd. (the “Debenture”).  Interest on the Debenture is payable quarterly and may be paid in either cash or in shares of our common stock, valued at 50% of the average closing price of our common stock on the ten trading days immediately prior to such share issuance, at our option.  All or any portion of the amounts due under the Debenture, which matures on December 31, 2011, may be converted at any time, at the option of Kreuzfeld Ltd., into shares of our common stock at a conversion price equal to the lesser of (i) 50% of the average closing price of our common stock for the ten trading days immediately preceding the conversion date, or (ii) $0.10.  On August 6, 2008, we entered into a Registration Rights Agreement with Kreuzfeld Ltd. pursuant to which we agreed to file a registration statement with the SEC registering the shares issuable upon the Debenture’s conversion.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Bulletin Board under the symbol MTCH.  The following table sets forth the high and low bid prices per share of common stock for the last two fiscal years.  These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High	Low
Fiscal year ended December 31, 2006:
First quarter	$0.29	$0.09
Second quarter	$0.35	$0.08
Third quarter	$0.10	$0.03
Fourth quarter	$13.80	$0.03

Fiscal year ended December 31, 2007:
First quarter	$3.70	$0.41
Second quarter	$1.65	$1.01
Third quarter	$1.97	$0.55
Fourth quarter	$0.75	$0.40

Nine months ended September 30, 2008
First quarter	$0.95	$0.02
Second quarter	$0.03	$0.002
Third quarter	$0.002	$0.001

The closing price of our common stock on December 9, 2008 was $2.10.

Holders

As of the date of this prospectus, we had 22,390,410 shares of our Class A common stock issued and outstanding and held by approximately 1,729 holders of record.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.  The transfer agent for our Class A common stock is Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

Dividends

We have never declared or paid any cash dividends on our common stock.  We do not anticipate paying any cash dividends to stockholders in the foreseeable future.  In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of outstanding common stock beneficially owned as of the date hereof by (i) each of our directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each other person who is known by us to own beneficially more than 5% of our common stock based upon 22,390,410 shares of Class A common stock outstanding.

Name and Address of Beneficial Owners[1]	Class A Common Stock		Class B Common Stock
	Amount and Nature of Beneficial Ownership	Percent Ownership of Class[2]	Amount and Nature of Beneficial Ownership	Percent Ownership of Class
Robert M. Bernstein, President, CEO, CFO, and Director	30,000,072[3]	57.3%	597,000[4]	99.5%
William Berks, Vice President and Director	2,520	*	0	0%
Joel R. Freedman, Secretary and Director	3,505	*	0	0%
Marybeth Miceli, Chief Operating Officer	2,040	*	0	0%
Brent Phares, Chief Engineer	3,313	*	0	0%
All executive officers and directors as a group (five persons)	30,011,450	57.3%	597,000	99.5%
Delana International, Inc. 38 Ru de la Faiencerie L-1510 Luxembourg	1,500,000	6.7%	0	0%
Bank Julius Baer & Co. Hong Kong Hohlstrasse 602 CH-B040 Zurich, Switzerland	2,000,000[5]	8.6%	0	0%

1  C/o our address, 11661 San Vicente Blvd., Suite 707, Los Angeles, CA 90049, unless otherwise noted.
2   Except as otherwise indicated, we believe that the beneficial owners of common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
3  Includes 30,000,000 options to purchase shares of Class A common stock at $0.011 per share expiring on April 22, 2018.
4  Each share of Class B common stock has 2,000 votes on any matter which is brought for shareholders vote.  As a result, Mr. Bernstein holds 1,194,000,000 votes represented by the Class B common stock, and 97.8% of the overall votes.
5  Includes 1,000,000 shares of common stock issuable upon exercise of warrants expiring September 18, 2009 at an exercise price of $0.20 per share.

Kreuzfeld, Ltd. c/o RCB, Tegetthoffstrasse 1, 1015 Vienna, Austria	12,550,000[6]	37.8%	0	0%
Montalcino S.A. 38 Ave de Faiencerie L-100 Luxembourg	2,000,000	8.9%	0	0%
RBC Dexia Investor Services Bank Luxembourg Hohlstrasse 602 CH-B040 Zurich, Switzerland	3,562,743	15.9%	0	0%
Anima S.G.R.P.A. Rubrica-Anima America Via Brera 18 20121 Milano, Italy	4,660,600[7]	18.9%	0	0%
Cambridge Services c/o Shirley & Diaz, 45 Street Nueva Urbanizacion Obarrio, Panama City, Panama	5,410,000[8]	19.8%	0	0%
Rubrica Anima Fondattivo Via Brera 20121 Milano, Italy	2,277,400[9]	9.7%	0	0%
Rubrica Anima Fondo Trading Via Brera 18 20121 Milano, Italy	3,000,000[10]	12.6%	0	0%
Discover Advisory Company c/o Horymor Trust Corp. Ltd., 50 Shirley Street, Nassau, Bahamas	6,100,000	27.2%	0	0%
Continental Advisors S.A. Corso Alfieri 241 14100 Asti at Italy	6,001,000[11]	21.4%	0	0%
Palisades Capital, LLC c/o Corporate Legal Services 2224 Main Street Santa Monica, CA 90405	14,157,171[12]	38.7%	0	0%

6  Includes 10,000,000 shares of common stock underlying $1,000,000 convertible debenture; and 850,000 shares of common stock issuable upon exercise of warrants expiring September 18, 2011 at an exercise price of $0.20 per share.
7 Includes 2,328,750 shares of common stock issuable upon exercise of warrants expiring September 18, 2009 at an exercise price of $0.20 per share.
8  Includes 5,000,000 shares of common stock issuable upon exercise of warrants expiring September 18, 2011 at an exercise price of $0.20 per share.
9  Includes 1,171,250 shares of common stock issuable upon exercise of warrants expiring September 18, 2009 at an exercise price of $0.20 per share.
10 Includes 1,500,000 shares of common stock issuable upon exercise of warrants expiring September 18, 2009 at an exercise price of $0.20 per share.
11  Includes 6,000,000 shares of common stock issuable upon exercise of warrants expiring September 18, 2009 at an exercise price of $0.10 per share.
12 Consists of 14,157,171 shares of common stock issuable upon conversion of a convertible debenture as of September 30, 2008.

Hyde Investments, Ltd. c/o Corporate Legal Services 2224 Main Street Santa Monica, CA 90405	21,926,298[13]	49.5%	0	0%
Livingston Investments, Ltd. c/o Corporate Legal Services 2224 Main Street Santa Monica, CA 90405	6,958,483[14]	23.7%	0	0%

13 Consists of 21,926,298 shares of common stock issuable upon conversion of a convertible debenture as of September 30, 2008.
14 Consists of 6,958,483 shares of common stock issuable upon conversion of a convertible debenture as of September 30, 2008.

SELLING SECURITYHOLDERS

All of our shares of common stock offered under this prospectus may be sold by the holders.  We will not receive any of the proceeds from sales of shares offered under this prospectus.  We will receive $0.20 per share from the exercise of 12,050,200 warrants and $0.10 per share from the exercise of 6,000,000 warrants which have been granted to date which have been included in this prospectus.

All costs, expenses and fees in connection with the registration of the selling securityholders’ shares will be borne by us.  All brokerage commissions, if any attributable to the sale of shares by selling securityholders will be borne by such holders.

The selling securityholders are offering 19,607,943 shares of our common stock, 18,050,200 shares underlying warrants and 10,000,000 shares issuable upon conversion of debentures pursuant to this prospectus for an aggregate of  48,829,193 shares.  The selling securityholders may sell common stock at market prices during the term of this offering. The selling securityholders are deemed “underwriters” within the meaning of the Act in connection with the sale of their common stock under this prospectus. We will pay the expenses of registering these shares. The selling securityholders are not affiliated with broker-dealers.  The following table sets forth: (a) the name of each person who is a selling securityholder; (b) the number of securities owned by each such person at the time of this offering; and (c) the number of shares of common stock such person will own after the completion of this offering.

The column “Shares Owned After the Offering” gives effect to the sale of all the shares of common stock being offered by this prospectus.

		Shares Owned Prior to the Offering		Shares Owned After the Offering
Selling securityholder	No. of Shares Offered	Number	Percentage	Number	Percentage
Anima S.G.R.P.A. Rubrica Anima America Via Brera 18 20121 Milano, Italy	4,657,500[1]	4,660,600[2]	18.9%	3,100	*
Bank Julius Baer & Co. Hong Kong Hohlstrasse 602 CH-B040 Zurich, Switzerland	2,000,000[3]	2,000,000[3]	8.6%	-0-	0%
Cambridge Services, Inc. c/o Shirley & Diaz, 45 Street Nueva Urbanizacion Obarrio, Panama City, Panama	5,410,000[4]	5,410,000[4]	19.8%	-0-	0%

1  Consists of 2,328,750 shares of common stock and 2,328,750 shares of common stock issuable upon exercise of warrants expiring September 18, 2009 at an exercise price of $0.20.
2 Consists of 2,331,850 shares of common stock and 2,328,750 shares of common stock issuable upon exercise of warrants expiring September 18, 2009 at an exercise price of $0.20.
3  Consists of 1,000,000 shares of common stock and 1,000,000 shares of common stock issuable upon exercise of warrants expiring September 18, 2009 at an exercise price of $0.20.
4  Consists of 410,000 shares of common stock and 5,000,000 shares of common stock issuable upon exercise of warrants expiring September 18, 2011 at an exercise price of $0.20.

Continental Advisors S.A. Corso Alfieri 241 14100 Asti at Italy	6,000,000[5]	6,001,000[6]	21.4%	1,000	*
Delana International, Inc. 38 Ru de la Faiencerie L-1510 Luxembourg	1,500,000	1,500,000	6.7%	-0-	0%
Discover Advisory Company c/o Horymor Trust Corp. Ltd., 50 Shirley Street, Nassau, Bahamas	6,100,000	6,100,000	27.2%	-0-	0%
Kreuzfeld Ltd. c/o RCB, Tegetthoffstrasse 1, 1015 Vienna, Austria	10,850,000[7]	12,550,000[8]	37.8%	1,700,000	5.1%
Montalcino S.A. 38 Ave de Faiencerie L-100 Luxembourg	2,000,000	2,000,000	8.9%	-0-	0%
Patrick Fischli UBS Einsiedeln 216-509011 S 4 Einsiedeln 8840 Switzerland	300,500[9]	300,500[9]	1.3%	-0-	0%
RBC Dexia Investor Services Bank Luxembourg Hohlstrasse 602 CH-B040 Zurich, Switzerland	3,562,743	3,562,743	15.9%	-0-	0%
Rubrica Anima Fondattivo Via Brera 20121 Milano, Italy	2,277,400[10]	2,277,400[10]	9.7%	-0-	0%
Rubrica Anima Fondo Trading Via Brera 18 20121 Milano, Italy	3,000,000[11]	3,000,000[11]	12.6%	-0-	0%
TOTAL	47,658,943	49,362,243		1,704,100

5  Consists of shares of common stock issuable upon exercise of warrants expiring September 15, 2009 at an exercise price of $0.10.
6 Consists of 1,000 shares of common stock and 6,000,000 shares of common stock issuable upon exercise of warrants expiring September 18, 2009 at an exercise price of $0.10 per share.
7  Consists of 10,000,000 shares of common stock underlying $1,000,000 convertible debenture and 850,000 shares of common stock issuable upon exercise of warrants expiring September 18, 2011 at an exercise price of $0.20.
8 Consists of 1,700,000 shares of common stock; 10,000,000 shares of common stock underlying $1,000,000 convertible debenture; and 850,000 shares of common stock issuable upon exercise of warrants expiring September 18, 2011 at an exercise price of $0.20 per share.
9 Consists of 100,300 shares of common stock and 200,200 shares of common stock issuable upon exercise of warrants expiring September 18, 2009 at an exercise price of $0.20.
10  Consists of 1,106,150 shares of common stock and 1,171,250 shares of common stock issuable upon exercise of warrants expiring September 18, 2009 at an exercise price of $0.20.
11  Consists of 1,500,000 shares of common stock and 1,500,000 shares of common stock issuable upon exercise of warrants expiring September 18, 2009 at an exercise price of $0.20.
*Less than 1%.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold during the term of this offering by the selling securityholders.  The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  The selling securityholders may offer and sell the shares from time at market prices as quoted on the over-the-counter Bulletin Board system throughout the period of the offering.

The selling securityholders may sell their shares through registered broker-dealers by one or more of, or a combination of, the following methods: (a) purchase by a broker-dealer as principal and resale by such broker-dealer for its own account through this prospectus; or (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers.  In offering the shares covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders are deemed “underwriters” within the meaning of the Act in connection with such sales.  Any profits realized by the selling securityholders and the compensation of any broker-dealer will be deemed to be underwriting discounts and commissions.

MATECH CORP.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Financial Statements and Notes for the Nine and Three Months Ended September 30, 2008 as compared to the Nine and Three Months Ended September 30, 2007 (unaudited)

Financial Statements and Notes for the Year Ended December 31, 2007 as compared to the Year Ended December 31, 2006 (audited)

Financial Statements and Notes for the Nine and Three Months Ended September 30, 2008 as compared to the Nine and Three Months Ended September 30, 2007 (unaudited)

MATECH CORP.
(A Development Stage Company)

CONDENSED CONSOLIDATED BALANCE SHEET

September 30,
2008
(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$441,076
Accounts receivable	15,620
Inventories	156,054
Prepaid expenses and other current assets	70,423

Total current assets	683,173

Property and equipment, net	84,590
Deferred loan fees	356,708
Intangible assets, net	2,033
Deposit	2,348

$1,128,852

MATECH CORP.
(A Development Stage Company)

CONDENSED CONSOLIDATED BALANCE SHEET - Continued

September 30,
2008
(Unaudited)
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$646,208
Current portion of research and development sponsorship payable	25,000
Notes payable - current portion	294,567
Total current liabilities	965,775

Accrued legal settlement	222,852
Research and development sponsorship payable, net of current portion	768,934
Convertible debentures and accrued interest payable, net of discounts	1,280,201
Derivative and warrant liabilities	3,500,035
5,772,022

Total liabilities	6,737,797

Minority interest in consolidated subsidiary	825

Commitments and contingencies

Stockholders' deficit:
Class A preferred stock, $0.001 par value, liquidation preference of $720 per share; 350,000 shares authorized; 337 shares issued
and outstanding as of September 30, 2008	-
Class B preferred stock, $0.001 par value, liquidation preference of
$10,000 per share; 15 shares authorized; none issued and
outstanding as of September 30, 2008	-
Class C preferred stock, $0.001 par value, liquidation preference of
$0.001 per share; 25,000,000 shares authorized; 1,517 shares issued
and outstanding as of September 30,2008	1
Class D preferred stock, $0.001 par value, liquidation preference of
$0.001 per share; 20,000,000 shares authorized; none shares issued
and outstanding as of September 30,2008	-
Class E convertible preferred stock, $0.001 par value, no liquidation preference; 60,000 shares authorized; 49,200 shares issued and
outstanding as of September 30,2008	49
Class A Common Stock, $0.001 par value, 600,000,000 shares

authorized; 205,736,018 shares issued and 186,567,253 shares outstanding
at September 30,2008	186,567
Class B Common Stock, $0.001 par value, 600,000 shares authorized,
issued and outstanding as of September 30,2008	600
Warrants subscribed	10,000
Additional paid-in-capital	326,742,387
Deficit accumulated during the development stage	(332,547,374)
Treasury stock (200,000 shares at cost at September 30, 2008)	(2,000)

Total stockholders' deficit	(5,609,770)

$1,128,852

MATECH CORP.
(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

					From October 21, 1983
	For the Three Months Ended		For the Nine Months Ended		(Inception)
	September 30,		September 30,		through
	2007	2008	2007	2008	September 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues:
Research and development	$-	$-	$-	$-	$5,392,085
Revenue from bridge testing	80,000	29,269	146,745	30,359	348,983
Other	-	-	-	-	274,125

Total revenues	80,000	29,269	146,745	30,359	6,015,193

Costs and expenses
Research and development	21,266	113,588	3,533,343	423,428	20,986,417
General and administrative	20,133,368	773,334	82,608,673	26,619,102	330,114,343
Modification of research and development sponsorship agreement	-	-	-	-	5,963,120
Loss on Settlement of lawsuits	-	-	-	-	1,267,244

Total Costs and expenses	20,154,634	886,922	86,142,016	27,042,530	358,331,124

Loss from operations	(20,074,634)	(857,653)	(85,995,271)	(27,012,171)	(352,315,931)

Other income (expense):
Loss on modification of convertible debt	-	-	-	(964,730)	(378,485)
Loss on subscription receivables	-	-	-	-	(1,368,555)
Interest expense	(423,510)	(831,678)	(2,014,161)	(1,808,697)	(13,548,890)

Other-than-temporary impairment of marketable securities available for sale	(2,310,000)	-	(10,254,000)	-	(9,785,947)
Net unrealized and realized loss of marketable securities	(335)		(612,553)	(8)	(9,398,226)
Change in fair value of investments derivative liability	-	-	-	-	(210,953)
Change in fair value of derivative and warrant liabilities	(8,414,694)	72,975,655	14,505,323	10,431,555	54,018,644
Interest income	19,304	356	35,270	15,879	482,761
Other	-	-	-	-	(25,992)

Other income (expense), net	(11,129,235)	72,144,333	1,659,879	7,673,999	19,784,357

Income (loss) before provision for income taxes	(31,203,869)	71,286,680	(84,335,392)	(19,338,172)	(332,531,574)

Provision for income taxes	-	-	(800)	(800)	(15,800)

Net Income (loss)	$(31,203,869)	$71,286,680	$(84,336,192)	$(19,338,972)	$(332,547,374)

Per share data:
Basic and diluted net loss per share	$(0.25)	$0.41	$(0.83)	$(0.12)

Weighted average Class A common shares outstanding - basic and diluted	124,276,444	175,239,753	101,671,169	156,873,303

MATECH CORP.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

			From October 21, 1983
	For the Nine Months Ended		(Inception)
	September 30,		through
	2007	2008	September 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)

Net income (loss)	$(31,203,869)	$71,286,680	$(332,547,374)

Other comprehensive loss:
Temporary increase (decrease) in market
value of securities available for sale	-		-
Reclassification to other-than-temporary
impairment of marketable securities
available for sale	-	-	-

	-	-	-

Net comprehensive income (loss)	$(31,203,869)	$71,286,680	$(332,547,374)

MATECH CORP.
(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

			From October 21, 1983
	For the Nine Months Ended		(Inception)
	September 30,		through
	2007	2008	September 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)
	(Restated)

Cash flows from operating activities:
Net loss	$(84,336,192)	$(19,338,972)	$(332,547,374)
Adjustments to reconcile net loss to net cash used in operating activities:
(Gain) loss on modification of convertible debt	-	964,730	378,485
Impairment loss	19,294,877	-	21,391,528
Loss on charge off of subscription receivables	-	-	1,368,555
Issuance of common stock for services	19,519,168	4,729,541	211,214,381
Increase in debt for services and fees	-		4,456,625
Officer's stock based compensation	45,000,000	19,885,333	86,460,675
Issuance of common stock for modification of
research and development sponsorship agreement	-	-	7,738,400
Change in fair value of derivative and warrant liabilities	(14,505,323)	(10,431,555)	(51,783,444)
Net realized and unrealized loss on marketable securities	612,553	-	7,895,705
Other-than-temporary impairment of marketablesecurities available for sale	10,254,000	-	9,785,946
Legal fees incurred for note payable			1,456,142
Accrued interest expense added to principal	-	272,077	1,767,082
Amortization of discount on convertible debentures	1,765,110	1,497,617	11,603,894
Change in fair value of investments derivative liability	-	-	3,223,323
Accrued interest income added to principal	-	(656)	(305,654)
Depreciation and amortization	6,605	15,931	243,715

Other non-cash adjustments	-	-	(114,730)
(Increase) decrease in trade receivables	14,787	93,041	(65,948)
(Increase) decrease in inventories	(69,266)	(93,838)	(156,054)
(Increase) decrease in prepaid expenses and othercurrent assets	7,659	5,483	248,056
Increase in deposits	-	-	(2,348)
(Decrease) increase in accounts payable and accruedexpenses	(14,942)	19,443	2,528,338

Net cash used in operating activities	(2,450,964)	(2,381,825)	(13,214,702)

Cash flows from investing activities:
Proceeds from the sale of marketable securities	137,174	300,000	3,758,476
Purchase of marketable securities	(302,038)	-	(2,206,379)
Investment in certificate of deposits and commercial paper	(1,650,000)	(565,000)	(1,965,000)
Maturities of certificate of deposits and commercial paper	400,000	1,565,000	1,965,000
Payment received on officer loans	-	-	876,255
Funds advanced to officers	-	-	(549,379)
Proceeds received in acquisition of consolidated subsidiaries	600,000	-	600,000
Purchase of property and equipment	(50,469)	(17,167)	(373,419)
Investment in joint ventures	-	-	(102,069)
Proceeds from foreclosure	-	-	44,450
Proceeds from the sale of property and equipment	-	-	19,250
Payment for license agreement	-	-	(6,250)

Net cash provided (used) by investing activities	(865,333)	1,282,833	2,060,935

MATECH CORP.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued

			From October 21, 1983
	For the Nine Months Ended		(Inception)
	September 30,		through
	2007	2008	September 30, 2008
	(Unaudited)	(Unaudited)	(Unaudited)
	(Restated)
Cash flow from financing activities:
Proceeds from the sale of common stock and warrants	$4,079,935	$18,624	$9,464,577
Proceeds from convertible debentures and other notes payable	200,000	1,115,000	3,162,766
Proceeds from the sale of preferred stock	-	-	473,005
Loan fees incurred on debt financing		(375,000)	(375,000)
Costs incurred in offerings	-	-	(1,130,932)
Capital contributions	-	-	301,068
Purchase of treasury stock	(55,650)	(3,266)	(170,641)
Principal reduction on notes payable	(50,000)	(25,000)	(125,000)
Payment on proposed reorganization	-	-	(5,000)

Net cash provided by (used in) financing activities	4,174,285	730,358	11,594,843

Net change in cash and cash equivalents	857,988	(368,634)	441,076

Cash and cash equivalents, beginning of period	129,296	809,710	-

Cash and cash equivalents, end of period	$987,284	$441,076	$441,076

Supplemental disclosure of cash flow information:
Interest paid during the period	$2,669	$20,281
Income taxes paid during the period	$800	$800

Supplemental disclosures of non-cash investing and financing activities:

2008

Effective June 16, 2008, the Company entered into an agreement with Palisades Capital, LLC to modify the terms of the convertible debt due them. In connection with the modification, the Company recorded a loss from the modification of the debt in the amount of $964,730. The Company also accrued a derivative liability in connection with the modification in the amount of $4,254,301. (See Note 10.)

During the nine months ended September 30, 2008, the Company issued 34,229,612 shares of its Class A common shares in the conversion of $633,271 of convertible debt.

During the nine months ended September 30, 2008, the Company issued 13,249,167 shares of its Class A common stock for consulting services valued at $3,674,940.

During the nine months ended September 30, 2008, the Company issued 378,491 shares of its Class A common stock pursuant to the anti-dilution provisions of a settlement agreement.

During the nine months ended September 30, 2008. a former employee and consultant returned a total of 700,000 shares of the Company's Class A common stock to treasury which were subsequently cancelled.

During the nine months ended September 30, 2008. the Company's president returned 30,000,000 shares of the Company's
Class A common stock to treasury which were subsequently cancelled.

During the nine months ended September 30, 2008, the Company issued 34,500,000 shares of its Class A common stock in consideration of the exercise of cashless warrants. The Company accrued a derivative liability in connection with the granting of the warrants, which had a balance of $1,151,900 on the date of exercise. The liability balance was credited to equity.

During the nine months ended September 30, 2008, the Company issued 77,600 shares of its Class A common stock for $18,624.

During the nine months ended September 30, 2008, the Company issued 8,577,907 shares of the Company's common stock through the conversion of 5,750 shares of the Company's Class E preferred shares.

During the nine months ended September 30, 2008, the Company's contingent obligation to StephenMr. Beck under a settlement agreement was reduced to $0, therefore the Company reduced its legal settlement liability by the remaining accrued provision of
$230,000, which was credited to equity.

During the nine months ended September 30, 2008, the Company obtained $55,000 through the issuance of convertible debt. In connection with this debt, the Company recognized a beneficial conversion feature of $28,140 that was credited to equity.

During the nine months ended September 30, 2008, the Company obtained $1,000,000 through the issuance of convertible debt. In connection with this debt, the Company recognized a beneficial conversion feature of $715,266 that was credited to derivative and warrant liabilities.

During the nine months ended September 30, 2008, the Company recognized compensation expense of $8,800 on the grant of options to its employees and officers for the purchase of 800.000 shares of Class A common stock. In addition, during the nine months the Company granted options to its President for the purchase of 400,000,000 shares of its Class A common stock and granted options to a consultant to purchase 15,390,546 shares of its Class A common stock. The Company recognized a derivative liability of $6,400,000 on the granting of these options. In September 2008, the Company's President returned options for 30,000,000 shares for cancellation.

During the nine months ended September 30, 2008, Palisades Capital, LLC paid $60,000 on behalf of the Company to a consultant. The $60,000 was added to the outstanding balance owed by the Company to Palisades
(See Note 10.)

2007

During the nine months ended September 30, 2007, the Company issued 11,311,424 shares of its Class A common stock for consulting and other services valued at $13,039,167. Included in the 11,311,424 shares issued, 2,970,000 shares were issued to current officers of the company which were valued at $4,398,500.

During 2007, the Company received $1,000,000 in consideration for issuing 2,500,000 units.
Each unit consists of one share of the Company's Class A common stock and a warrant to purchase one share of the Company's common stock at a price of $.60 per share. In connection with private offering the Company paid $239,065 in fees and issued warrants to purchase 2,118,334 shares of the Company's common stock at a price of $.60 per share. In other private offerings, the Company received $1,146,458 through the issuance of 3,658,400 shares of common stock and warrants. Also during the nine month period,
4,500,000 of common stock were issued through the exercise of the 4,500,000 warrants. Through the exercise of the warrants, the Company received $2,171,542 net of $528,458 in closing costs.

In connection with the above indicated private offering and related exercise of the warrants, , the Company issued
1,507,500 shares of its Class A common stock. The 1,507,500 shares were valued at $1,787,962 and charged against the proceeds received.

During 2007, the Company issued 50,000 shares its Class E Series convertible preferred stock in exchange for receiving all of the outstanding shares of Stress Analysis Technologies, Inc. ("SATI")
The Company valued the acquisition at $975,000 and charged off $875,000 as it deemed the intangible assets acquired to be fully impaired. In connection with this transaction, the Company issued an additional
5,000 preferred shares valued at $97,500 for fees in connection with the purchase. The $97,500 was was charged to equity.

During 2007, the Company issued 13,912,500 shares its common stock in the acquisition of two subsidiaries.
The assets acquired included $500,000 cash and licenses originally valued at $18,880,875. The Company charged of the full costs assigned to the licenses as being impaired.

In connection with the above indicated private offering and related exercise of the warrants, , the Company issued
1,507,500 shares of its Class A common stock. The 1,507,500 shares were valued at $1,787,962 and charged against the proceeds received.

During 2007, the Company issued 10,000,000 shares its common stock in exchange for 3,000,000 shares in a company whose shares are traded on the over-the-counter pink sheets. The Company valued the shares received at $13,832,000. Subsequently, the transaction was rescinded and the 10,000,000 shares was returned to treasury for cancellation.

During 2007, the Company issued 10,800,000 shares in escrow pursuant to an agreement it has with its Convertible debenture holders. During 2007, 10,050,000 shares of Class A common stock was issued to certain debenture holders in the conversion of
$1,005,000 of indebtedness. In addition, for services rendered by certain debenture holders, the amount due on the debentures was increased by $1,100,000.

During 2007, the Company received 400,000 shares of prior issued common stock which was subsequently cancelled.

During 2007, the Company acquired all of the outstanding shares of Bridge Concept Inc., (“Bridge”) a corporation wholly owned by to its chief engineer.
In consideration for the shares received in Bridge, the Company issued 1,500,000 of its common stock and $37,500 which was paid in
October 2007. The Company treated the acquisition as a related party transaction and valued the entire acquisition at $39,000. The $39,000 was assigned to the intellectual property of Bridge which was charged off to operations as being impaired at September 30, 2007.

During 2007, the Company issued 2,352,249 shares of its common stock pursuant to anti-dilution provisions in two agreements.

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations.

In the opinion of management, all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for the periods presented have been included.  The operating results of the Company on a quarterly basis may not be indicative of operating results for the full year.  For further information, refer to the financial statements and notes included in Matech Corp.’s (the Company’s) Form 10-KSB for the year ended December 31, 2007.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is in the development stage and, at September 30, 2008, has an accumulated deficit of $332,547,374, continues to sustain operating losses on a monthly basis, and expects to incur operating losses for the foreseeable future.  Management of the Company will need to raise additional debt and/or equity capital to finance future activities.  However, no assurances can be made that current or anticipated future sources of funds will enable the Company to finance future periods’ operations.  In light of these circumstances, substantial doubt exists about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

NOTE 2 – RECENT ACCOUNTING PRONOUNCEMENTS

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”). SFAS 161 amends and expands the disclosure requirements of SFAS 133, “Accounting for Derivative Instruments and Hedging.” SFAS 161 is effective for fiscal years beginning after November 15, 2008. The Company will adopt SFAS 161 in the first quarter of 2009 and currently expect such adoption to have no impact on its results of operations, financial position, or cash flows.

In April 2008, the FASB issued Staff Position No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”. The Company will adopt FSP 142-3 in the first quarter of 2009 and currently expect such adoption to have no impact on its results of operations, financial position, or cash flows.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. SFAS 162 will become effective 60 days following Securities and Exchange Commission (“SEC”) approval of the Public Company Accounting Oversight Board (PCAOB) amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The Company does not anticipate the adoption of SFAS 162 to have a material impact on its results of operations, financial position, or cash flows.

In June 2008, the FASB issued Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“EITF 03-6-1”). EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore, need to be included in the earnings allocation in calculating earnings per share under the two-class method described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” EITF 03-6-1 requires companies to treat unvested share-based payment awards that have non-forfeitable rights to dividend or dividend equivalents as a separate class of securities in calculating earnings per share. EITF 03-6-1 is effective for fiscal years beginning after December 15, 2008. EITF 03-6-1 is effective for Format, Inc. in the first quarter of 2009. The Company is currently assessing the impact of EITF 03-6-1, but does not expect that such adoption will have a material effect on its results of operations, financial position, or cash flows.

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable are reported at the customers’ outstanding balances less any allowance for doubtful accounts.  The Company does not accrue interest on overdue accounts receivable.

The allowance for doubtful accounts is charged to income in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  As of September 30, 2008, management believes all accounts receivable are collectible.  Accordingly, no allowance for doubtful accounts is included in the accompanying consolidated balance sheet.

NOTE 4 – INVESTMENTS

Commercial Paper

During the nine months ended September 30, 2008, the Company received $2,992,952 including accrued interest of $13,521, on maturities of various investments in a bank’s commercial paper. Also during the nine months, the Company reinvested $1,580,000. The balance of the Company’s investment in commercial paper at September 30, 2008 was $0.

NOTE 5 - INVENTORIES

Inventories at September 30, 2008 consist of the following:

Finished goods	$156,054

Inventories consist of sensors and other parts used in the Company’s bridge testing operations.

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2008 consisted of the following:

Office and computer equipment	$27,645
Manufacturing equipment	230,522
258,167
Less accumulated depreciation	(173,577)
$84,590

Depreciation charged to operations for the three months ended September 30, 2008 and 2007 amount to $5,041 and $4,385, respectively.  Depreciation charged to operations for the nine months ended September 30, 2008 and 2007 amount to $15,124 and $5,798, respectively.

NOTE 7 – INTANGIBLE ASSETS

Intangible assets consist of the following at September 30, 2008:

	Period of Amortization

Patent costs	17 years	$28,494
License agreement (see Note 7)	17 years	6,250
Website	5 years	5,200
		39,944
Less accumulated amortization		(37,911)
		$2,033

Amortization charged to operations for the three months ended September 30, 2008 and 2007 was $269, and $269, respectively. Amortization charged to operations for the nine months ended September 30, 2008 and 2007 was $807, and $807, respectively.

Estimated amortization expense for remaining life of the intangibles is as follows:

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

2008	$269
2009	$1,076
2010	$688

NOTE 8 – LICENSE AGREEMENTS

University of Pennsylvania

In 1993, the Company has entered into a license agreement with the University of Pennsylvania (the “University”) for the development and marketing of EFS.

Under the terms of the agreement, the Company issued to the University 1 share of its common stock, and a 5% royalty on sales of the product.  The Company valued the license agreement at $6,250.  The license terminates upon the expiration of the underlying patents, unless sooner terminated as provided in the agreement.  The Company is amortizing the license over 17 years.

In addition to the license agreement, the Company also agreed under a modified workout agreement relating to a prior sponsorship agreement to pay the University, retroactive to January 1, 2005, the balance of $760,831, which accrues interest at a monthly rate of 0.5% simple interest.  The Company is obligated to pay $25,000 annually due on the anniversary date of the Workout Agreement.  Further, the Company is also obligated to pay within ten days following the filing of the Company’s Forms 10-QSB or 10-KSB an amount equal to 10% of the Company’s operating income (as defined) as reflected in the quarterly and annual filings.  Under the revised terms of the Workout Agreement, the Company’s CEO’s annual cash salary is capped at $250,000.  The Company agreed to pay the University an amount equal to any cash salary paid to Mr. Bernstein in excess of the $250,000, which will be credited against the balance of the amounts due under the agreement.

Interest expense charged to operations during the three months ended September 30, 2008 and 2007 amounted $9,833 and $10,232, respectively.  Interest expense charged to operations during the nine months ended September 30, 2008 and 2007 amounted $33,284, and $30,638, respectively.  The balance of the obligation (including accrued interest) at September 30, 2008 was $793,934 and is reflected in research and development sponsorship payable in the accompanying condensed consolidated balance sheet.  The current portion represents the minimum annual payment under the Workout Agreement, while the remaining balance is reflected as non-current as the Company does not expect to be required to make additional payments during the next twelve months.

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

North Carolina Agricultural and Technical State University (“NCAT”)

The Company acquired this sublicense in its purchase of Monitoring.  The license allows the Company to utilize technology covered through two patents licensed to NCAT.  Under the license, the Company is required to support collaborative research under the direction of the actual inventor of the patented processes and to deliver to NCAT within three months of the effective date of the license a report indicating the Company’s plans for commercializing the subject technology.

In partial consideration for the license, the Company must pay to NCAT a royalty equal to 3.5% of net sales of licensed products sold by the Company, its affiliates and from sublicensees.  In the case of sub-licensees, the Company must pay NCAT 25% of any income, revenue, or other financial consideration received on any sublicense including but not limited to, advance payments, license issue fees, license maintenance fees, and option fees.  Minimum royalties are due as follows:

 Year beginning

August 2, 2009	$30,000
August 2, 2010	$30,000
August 2, 2011 and each year thereafter	$50,000

The license remains in full force for the life of the last-to-expire patent.  The license can be terminated by the Company by giving 90-day written notice and thereupon stop the manufacturing, use, or sale of any product developed under the license.  In addition, the license terminates if the Company defaults under the royalty provisions of the license or files for bankruptcy protection.

ISIS Innovation Limited (“ISIS”)

In the 2007 acquisition of SATI, the Company acquired a license to develop and market the patented process known as “X-Ray diffraction method”. Under the terms of the exclusive license with ISIS Innovation Limited, the licensor was granted back the right to utilize the process on a perpetual, royalty-free basis. The licensee is responsible for all costs associated with maintaining and protecting the patent. In the case of sub-licensees, the Company must pay ISIS 25% of any income, revenue, or other financial consideration received on any sublicense including but not limited to, advance payments, license issue fees, license maintenance fees, and option fees, In addition, a 2.5% royalty on net sales is due with minimum royalties as follows:

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

Year beginning

January 29, 2010	$21,000
January 29, 2011	$32,000
January 29, 2012	$42,000

Iowa State University Research Foundation (“ISURF”)

In the 2007 acquisition of NATI, the Company acquired a license to develop and market the patented process known as “Nondestructive evaluation and stimulate industrial innovation”. Under the terms of the non-exclusive license with ISURF, the Company is required to develop products for sale in the commercial market and to provide ISURF with a development plan and bi-annual development report until the first commercial product sale. The Company has the right to sublicense the patented process to third companies, but is required to pay a royalty fee of 25% of amounts earned by the Company under the sublicenses. For each product sold under the license, the Company is required to pay ISURF a royalty equal to 3% of the selling price with the following minimum royalty payments:

Year beginning

January 1, 2009	$10,000
January 1, 2010	$20,000
January 1, 2011 and each year thereafter	$30,000

The Company abandoned the license in October 2008.

NOTE 9 – NOTES PAYABLE

On May 27, 1994, the Company borrowed $25,000 from a shareholder.  The loan is evidenced by a promissory note bearing interest at 6.5 percent.  The note is secured by the Company’s patents and matured on May 31, 2002.  The loan has not been paid and is now in default.  As additional consideration for the loan, the Company granted to the shareholder a 1% royalty interest in the Fatigue Fuse and a 0.5% royalty interest in EFS (see Note 11).  The balance due on this loan as of September 30, 2008 was $57,978.  Interest charged to operations during the three months ended September 30, 2008 and 2007 was $406 and $406, respectively.  Interest charged to operations during the nine months ended September 30, 2008 and 2007 was $1,217 and $1,217, respectively.

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

On April 28, 2003, the Company borrowed $10,000 from an unrelated third party.  The loan is unsecured, non-interest bearing and due on demand.

On March 5, 2007, the Company borrowed $200,000 from a shareholder. The loan is evidenced by an unsecured promissory note which is assessed interest at an annual rate of 8%. The note matures on March 5, 2009 when the principal and accrued interest becomes fully due and payable. The balance of the loan including accrued interest at September 30, 2008 is $226,589.  Interest charged to operations during the three months ended September 30, 2008 and 2007 was $4,478 and $4,137, respectively.  Interest charged to operations during the nine months ended September 30, 2008 and 2007 was $13,080 and $9,288, respectively.

NOTE 10 – CONVERTIBLE DEBENTURES

Palisades

On September 23, 2003, the Company entered into a Class A Secured Convertible Debenture (the “Debentures”) with Palisades, pursuant to which Palisades agreed to loan the Company up to $1,500,000.  On December 1, 2003, after Palisades had funded $240,000 of the original Debentures, the Company entered into additional Class A Secured Convertible Debentures with two additional investors, pursuant to which such investors would loan the Company up to $650,000 each, and the Company agreed that Palisades would not make additional advances under the Debentures.  The Company received a total of $1,125,000 under the Debentures. The debentures and accrued interest were fully due and payable in November 2008.

Effective June 16, 2008, the Company and Investor Group (“Palisades’) entered into Settlement Agreement and General Release whereby Palisades agreed to extend the maturity date of the convertible debentures to December 31, 2009. Under the modified terms of the underlying Notes,  the Company is required to make minimum monthly interest payments totaling $10,000, the first payment being made in August 2008.  Under the settlement and related escrow agreement, the Company is required to deposit a number of shares equal to 9.99% of its issued and outstanding Class A Common Stock into a brokerage account in the name of Agent at a firm to be determined from time to time by Agent.  The Company also agreed to modify the terms of the notes to include the following restrictions:

•
If an Event of Default occurs under the Notes, and, if such Event of Default is curable, such Event of Default continues for a period of 30 days without being cured, then the 10% interest rate set forth in the Notes will be increased to a Default Interest Rate of 18% per annum, and the total balance of principal and accrued interest of the debentures shall bear interest at the Default Interest Rate from the date of the occurrence of such Event of Default.

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

•
In addition, the entry of any judgment against the Company in excess of $150,000, regardless of where, how, to whom or under what agreement such liability arises, shall be an Event of Default under the Debentures, unless (i) the Company pays such judgment within 60 days, or (ii) the Company duly files an appeal of such judgment and execution of such judgment is stayed.  Finally, the entry of any order or judgment in favor of any judgment creditor or other creditor attaching the assets of the Company shall be an Event of Default under these debentures.  The conversion price of the debentures shall not be at any time more than $0.10 per share, regardless of any combination of shares of the Common Stock of the Company by reverse split or otherwise.

•
If an Event of Default occurs which is not cured within its applicable cure period, if it is curable, the conversion price of these debentures after such cure period has expired shall be reduced to half of the pre-Event of Default conversion price.  For clarification, if the conversion price before an Event of Default were the lesser of 50% of market price or $0.10, then the new conversion price would be the lesser of 25% of market price or $0.05.

•
The Company shall not issue any shares of its Class A Common Stock without a legend stating that such shares may not be sold, transferred, pledged, assigned or alienated for a period of at least one year following the date of the issuance of such certificate, other than shares issued to or with the written consent of the Holder.  Notwithstanding the foregoing, this provision shall not apply to (i) any shares issued to purchasers in a financing where the Company receives net proceeds of at least Five Hundred Thousand Dollars ($500,000) and the shares are sold for not less than fifty percent (50%) of the closing price of the Company’s common stock reported as of the closing date of such financing, and (ii) any shares issued in connection with an acquisition of assets by the Company where (a) the Company provides to the Holder a fairness opinion as to the value of the acquired assets, and (b) the Company receives assets that are worth at least fifty percent (50%) of the closing price per share of the Company’s common stock as of the closing date of the acquisition.

•
The Company shall not enter into any agreement pursuant to which any party other than the Holder has pre-emptive rights, the right to receive shares of any class of securities of the Company for no additional consideration, the right to receive a set, pre-determined percentage of the outstanding shares of the Company for any period of time, or any other similar right that has the effect of maintaining a set percentage of the issued and/or outstanding shares of any class or classes of the capital stock of the Company.

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

•
The Company shall not enter into any agreement giving another party anti-dilution protection unless (1) all shares received pursuant to such provision are subject to a two-year lock-up from the date of issuance, and (2) all such shares received are subject to a “dribble-out,” following the two-year lock-up, restricting their sale to not more than 1/20th of 5% of the previous month’s total trading volume in any single trading day.

•
The Company will not file any Registration Statement on Form S-8 nor issue any shares registered on Form S-8, exclusive of shares currently registered on Form S-8.  However, when the total capital in the Company’s cash account drops below $500,000, the Company may issue up to $30,000 worth of securities registered on Form S-8, valued at the market price of the common stock on the date of issuance, per month, non-cumulative.  Any issuance of S-8 shares will be supported by an opinion of the Company’s counsel that such issuance complies in all respects with federal securities laws.  This opinion will be provided to the legal representative of the Holder upon request.  Further, the Company will ensure that every entity or individual that receives S-8 shares will be subject to a “dribble-out” restricting their sale to not more than 1/20th of 2% of the previous month’s total trading volume in any single trading day, non-cumulative.  The above described dribble-out is not an aggregate sale restriction for all entities and individuals receiving S-8 shares;

•
The Company has informed the Holder that it is considering completing a one-for-one-thousand reverse split of its common stock, as described in an Information Statement filed by the Company on or about April 25, 2008.  The Company acknowledges that the conversion price of the Debenture shall not be effected by any such reverse split, and that after giving effect to such reverse split, the conversion price shall remain the lesser of (i) 50% of the averaged ten closing prices for the Company’s Common Stock for the ten trading days immediately preceding the Conversion Date or (ii) $0.10.  The Holder consents to this action.  The parties acknowledge that the Company is not obligated to complete this reverse-split, or any reverse split.

•
The shareholder lockup provisions will not apply to up to any shares held by Mr. Robert Bernstein, and sold by him personally in a bona-fide sale to an unrelated, unaffiliated third party; provided, that (i) the number of shares sold shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000) worth of stock, calculated based on the number of shares sold multiplied by the closing price of the stock on the date such shares are sold (if a market trade) or transferred on the books of the transfer agent (if a private transfer).  Once Two Million Five Hundred Thousand Dollars ($2,500,000) worth of

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007 stock has been sold as calculated above, the lockup on whatever remains of the shares owned by Mr. Bernstein (if any) goes back into effect. In this regard, if Mr. Bernstein sells any of his shares without legend, then he may only sell up to 1/20th of 5% of the previous month’s total trading volume in any single trading day, and he may not sell more than 1% of the issued and outstanding shares of Matech during any 90 day period. Further, if Mr. Bernstein sells any of his shares, he must have such shares transferred on the books of the transfer agent within five business days of the sale. Mr. Bernstein shall comply with all reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended.

As further consideration for the Note Holders to extend the maturity date of the debentures and to enter into the Settlement Agreement, the Company agreed to pay an extension fee and a settlement fee totaling $554,910, which was added to the outstanding balance of the debentures as of June 16, 2008 and grant the holders warrants to purchase 35,000,000 shares of the Company’s Class A common stock at an exercise price of the lesser of (i) $0.001 per share, or (ii) 50% of market price   The warrants expire on October 16, 2016. Payment of the warrant price may be in cash or cashless, at the option of the warrant holder.

The Company accounted for the modification of the convertible debt pursuant to EITF 96-19 “Debtor's Accounting for a Modification or Exchange of Debt Instruments” and recognized a loss on the modification of $964,730 that was charged to operations.

Further, Per EITF 00-19, paragraph 4, these convertible debentures do not meet the definition of a “conventional convertible debt instrument” since the debt is not convertible into a fixed number of shares.  The debt can be converted into common stock at a conversions price that is a percentage of the market price; therefore, the number of shares that could be required to be delivered upon “net-share settlement” is essentially indeterminate. Therefore, the convertible debenture is considered “non-conventional,” which means that the conversion feature must be bifurcated from the debt and shown as a separate derivative liability. The Company recognized a derivative liability of $4,254,301 on June 16, 2008, with an offset to debt discount in the same amount.

In addition, since the convertible debenture is convertible into an indeterminate number of shares of common stock, it is assumed that the Company could never have enough authorized and unissued shares to settle the conversion of the warrants into common stock.  Therefore, the warrants issued in connection with this transaction are also shown as a derivative liability.

In connection with the settlement agreement, the Company entered into a consulting agreement with an affiliate of the debenture holders for a term commencing on May 1, 2008 and

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007 terminating no earlier than May 1, 2010. For the duration of the agreement, the Consultant agrees to assist the Company with implementing the Company’s business plan, assist it in identifying, analyzing, structuring and negotiating acquisitions and related activities. Under the terms of the consulting agreement, the Company agreed to pay a fee of $20,000 per month and reimburse the Consultant for reasonable expenses it incurred relating to the Company’s business. As further consideration, the Company granted warrants to the consultant to purchase 5,000,000 shares of the Company’s Class A common stock at an exercise price of the lesser of (i) $0.10 per share, or (ii) 50% of market price   The warrants expire on October 16, 2013. Payment of the warrant price may be in cash or cashless, at the option of the warrant holder. the Warrant Shares are stated after giving effect to a one for one-thousand reverse stock split completed in October 2008.

During the third quarter of 2008, the Company paid $20,000 and issued 30,000,000 shares of its Class A common stock through the conversion of $114, 000 of indebtedness.

The balance of the Debenture, including accrued interest, at September 30, 2008 was $905,884 (net of unamortized discount of $3,398,311).  Interest charged to operation in on the face amount of the debentures for the three months ended September 30, 2008 and 2007 was $107,576 and $73,713, respectively.  Interest charged to operation on the face amount of the debentures for the nine months ended September 30, 2008 and 2007 was $226,909 and $204,181, respectively.  Amortization expense of the discount also charged to operations as interest expense for the three months ended September 30, 2008 and 2007 amounted to $630,357 and $330,697, respectively. Amortization expense of the discount charged to operations as interest expense for the nine months ended September 30, 2008 and 2007 amounted to $1,439,401 and $1,155,111, respectively.

At September 30, 2008, the fair value of the derivative liabilities relating to the above indicated convertible debt and warrants amounted to $3,126,644. As the modification has an effective date of June 16, 2008, it impacted the Company’s June 30, 2008 financial statements. A restatement of these financial statements that include the effect of the above-indicated modifications is provided in Note 16.

GGI

During the nine months ended September 30, 2008, the Company issued 122,512 shares of its Class A common stock through the conversion of the total balance due on the convertible debt amounting to $91,384.  Interest charged to operations relating to this debt during the nine months ended September 30, 2008 and 2007 amounted to $281 and $2,356, respectively.

In addition, since the Debentures allow the holders to convert the outstanding principal amount into shares of the Company’s common stock at a discount to fair value, the Company recorded

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007 the fair value of the conversion feature of $40,000 in 2005.  Amortization expense of the discount also charged to operations as interest expense for the nine months ended September 30, 2008 and 2007 amounted to $13,333 and $6,666, respectively.

Mitchell

On April 25, 2008, the Company borrowed $55,000 from an individual in exchange for issuing a convertible promissory note. The note is assessed interest at an annual rate of 4.71%. Principal and accrued interest is fully due and payable on April 25, 2011. Until the note and accrued interest are fully paid, the lender has the right to convert the amount due him into shares of the Company’s Class A common stock equaling 3,5% of the shares outstanding on date of conversion.

As the number of shares that could be required to be delivered upon “net-share settlement” is essentially indeterminate, the convertible debenture must be bifurcated from the debt and shown as a separate derivative liability. The Company recognized a beneficial conversion feature of $28,140 and a derivative liability of $31,658 at June 30, 2008.

The balance of the Debenture, including accrued interest, at September 30, 2008 was $32,048 (net of unamortized discount of $24,079).  Interest charged to operations for the three and nine months ended September 30, 2008 amounted to $659 and 1,127, respectively. The beneficial conversion feature is treated as a discount against the face amount of the debt and is amortized into interest expense over the term of note. Amortization expense on the discount charged to operations for the three and nine months ended September 30, 2008 amounted to $2,364 and $4,060, respectively.

The Company’s market price of its common stock at September 30, 2008 was below the exercise price and therefore no derivative liability was recorded at September 30, 2008.

Kreuzfeld

In July 2008, the Company entered into a financing agreement to borrow a total of $1,000,000 through the issuance of a convertible note. Interest accrues on the outstanding loan balance at an annual rate of 10% per annum. Principal is due on the maturity date with accrued interest due quarter; however,  the Company has the right to defer interest payments until the maturity date so long as it does not have positive earnings  before interest, taxes, depreciation and amortization (“EBITDA”).  The maturity date of the note is December 31, 2011.  The balance owed on the note, including accrued interest, is convertible at the election of the holder into so many free trading shares of the Company’s common stock based upon a conversion price of the lesser of (i) 50% of the averaged ten closing prices for the Company’s common stock for the ten (10) trading

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007 days immediately preceding the conversion date or (ii) $0.10.  The Company is required to reserve the number of  free trading shares of Common Stock required pursuant to and upon the terms set forth in the Subscription Agreement (approximately 100,000,000 shares), to permit the conversion of this Debenture. The Company has pledged significantly all of its assets as collateral on this loan.

As the number of shares that could be required to be delivered upon “net-share settlement” is essentially indeterminate, the convertible debenture must be bifurcated from the debt and shown as a separate derivative liability. Company recognized a beneficial conversion feature of $715,266 and a derivative liability of the same amount upon receipt of the loan.

The balance of the Debenture, including accrued interest, at September 30, 2008 was $342,270 (net of unamortized discount of $674,443).  Interest charged to operations on the debenture for the three and nine months ended September 30, 2008 amounted to $16,712, respectively. The beneficial conversion feature is treated as a discount against the face amount of the debt and is amortized into interest expense over the term of note. Amortization expense on the discount charged to operations for the three and nine months ended September 30, 2008 amounted to $40,823, respectively.

The Company incurred fees in connection with obtaining the loan totaling $375,000. The $375,000 is being amortized into interest expense over the term of the note. The amount charged to interest expense during the three months and nine months ended September 30, 2008 amounted to $18,292. The unamortized balance of deferred loan fees is reflected on the balance sheet as an asset and its balance as of September 30, 2008 amounted to $356,708.

At September 30, 2008, the fair value of the derivative liability was $373,391.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Royalties

A summary of royalty interests that the Company has granted and are outstanding as of September 30, 2008 follows:

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

	Fatigue Fuse	EFS	Server Array System	X-Ray Diffraction Method	Nondestructive evaluation and stimulate industrial innovation

Variety Investments, Ltd.	5.00%	-	-	-	-
University of Pennsylvania (see Note 7)
Net sales of licensed products	-	7.00%	-	-	-
Net sales of services	-	2.50%	-	-	-
NCAT (see Note 7)
Net sales of licensed products	-	-	3.50%	-	-
Sublicensing income	-	-	25.00%	-	-
ISIS (see Note 7)
Net sales of licensed products	-	-	-	2.5%	-
Sublicensing income	-	-	-	25.00%	-
ISURF (see Note 7) **
Net sales of licensed products	-	-	-	-	3.0%
Sublicensing income	-	-	-	-	25.00%
Shareholder	1.00%	0.50%	-	-	-

** License cancelled in October 2008

Litigation

In December 2006, the Company entered into a settlement agreement and release agreement, as well as irrevocable escrow instructions, to settle the lawsuit filed on March 8, 2006.  As consideration under the settlement, the Company issued 5,000,000 shares of its common stock to Mr. Beck, with the shares to be held by an escrow agent and distributed to Mr. Beck monthly with a trading limit equal to 8% of the previous month’s trading volume of the Company’s common stock, until Mr. Beck has received a total of $800,000.  As the Company has guaranteed this debt to Mr. Beck in the amount of $800,000, the Company originally recorded a liability for this amount at the time of the settlement.  As Mr. Beck receives proceeds from the sale of his shares through the public market, the Company is reducing its guarantee by that amount.  As of September 30, 2008, the Company believes its guarantee to Mr. Beck was $0.

Mr. Beck has alleged that additional amounts are due him and filed suit against the Company. As of September 30, 2008, the suit is on-going.

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

The Company has also been named as a defendant in a lawsuit alleging breach of contract due to the Company’s failure to pay certain amounts due to a consultant for services.  The Company settled with the plaintiff in October 2008. Under the terms of the settlement, the Company agreed to pay $250,000 with a down payment of $15,000 due by November 30, 2008. The remaining balance is payable in monthly installments of $5,000. In addition, the Company is required to the Plaintiff a percentage of any net sums/dollars received by the Company for any equity or debt instrument, including sale by Robert Bernstein of his stock, as follows to reduce the $250,000 settlement amount:

    5% up to the first 2 million dollars
    4% for $2,000,001 to $4,000,000
    3% over $4,000,000

In the event the Company is determined to be in default under the settlement agreement, it is required to pay the plaintiff $250,000 less any amounts already paid, plus 10% interest on the remaining amount of the $250,000 settlement (commencing October 7, 2008 to the date of default), plus $36,000 as a penalty. As September 30, 2008, the Company valued the obligation at its fair value of $222,852, based upon the present value of the required future cash flows using an annual interest rate of 6%.

In the ordinary course of business, the Company may from time to time be involved in other various pending or threatened legal actions.  The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon its financial condition and/or results of operations.  However, in the opinion of its management, matters currently pending or threatened against the Company are not expected to have a material adverse effect on its financial position or results of operations.

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions.  These indemnities include certain agreements with the Company’s officers under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship.  They also include indemnities made to the holders of the convertible debentures, Mr. Beck, with regards to his settlement with the Company, and the sellers of investments in securities.  The duration of these indemnities and guarantees varies, and in certain cases, is indefinite.  The majority of these indemnities and guarantees do not provide for any limitation of

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007 the maximum potential future payments the Company would be obligated to make.  Historically, the Company has not been obligated to make significant payments for these obligations and no liability has been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 12 – EMPLOYEE BENEFIT PLAN

On December 14, 2007, the Company adopted a 401k retirement plan for its employees. To be eligible to participate in the plan, an employee must be at least 21 years for age and work for the Company for six consecutive months. Company contributions and employee match are discretionary. During the nine months ended September 30, 2008, the Company did not contribution to the plan.

NOTE 13 – STOCKHOLDERS' EQUITY

Class A Preferred Stock

The holders of the Class A convertible preferred stock have a liquidation preference of $720 per share.  Such amounts shall be paid on all outstanding Class A preferred shares before any payment shall be made or any assets distributed to the holders of the common stock or any other stock of any other series or class ranking junior to the shares as to dividends or assets.

These shares are convertible to shares of the Company's common stock at a conversion price of $0.72 (“initial conversion price”) per share of Class A preferred stock that will be adjusted depending upon the occurrence of certain events.  The holders of these preferred shares shall have the right to vote and cast that number of votes which the holder would have been entitled to cast had such holder converted the shares immediately prior to the record date for such vote.  The holders of these shares shall participate in all dividends declared and paid with respect to the common stock to the same extent had such holder converted the shares immediately prior to the record date for such dividend.

Class B Preferred Stock

The Company has designated 15 shares of Class B preferred stock, of which no shares have been issued.  The holders of Class B preferred shares are entitled to a liquidation preference of $10,000 per share.  Such amounts shall be paid on all outstanding Class B preferred shares before any payment shall be made or any assets distributed to the holders of common stock or of any other stock of any series or class junior to the shares as to dividends or assets, but junior to Class A preferred shareholders.  Holders of Class B preferred shares are not entitled to any liquidation distributions in excess of $10,000 per share.

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

The shares are redeemable by the holder or the Company at $10,000 per share.  The holders of these shares shall have the right to vote at one vote per Class B preferred share and shall participate in all common stock dividends declared and paid according to a formula as defined in the series designation.

Class C Preferred Stock

Each shareholder of Class C preferred stock is entitled to receive a cumulative dividend of 8% per annum for a period of two years.  Dividends do not accrue or are payable except out of earnings before interest, taxes, depreciation and amortization.  At September 30, 2007, no dividends are payable to Class C preferred shareholders.  Holders of the Class C preferred stock are junior to holders of the Company’s Class A and B preferred stock, but hold a higher position than common shareholders in terms of liquidation rights.  Holders of Class C preferred stock have no voting rights.  Holders of Class C preferred stock have the right to convert their shares to common stock on a 300-to-1 basis.

The Company requires an approval of at least two-thirds of the holders of Class C preferred shareholders to alter or change their rights or privileges by way of a reverse stock split, reclassification, merger, consolidation or otherwise, so as to adversely affect the manner by which the shares of Class C preferred stock are converted into common shares.

Class D Preferred Stock

Holders of Class D preferred stock have a $0.001 liquidation preference, no voting rights and are junior to holders of all classes of preferred stock but senior to common shareholders in terms of liquidation rights.  Class D preferred stockholders are entitled to dividends as declared by the Company’s Board of Directors, which have not been declared as of September 30, 2008.  Holders of Class D preferred stock have the right to convert their shares to common stock on a 300-to-1 basis. As of September 30, 2008, there were no Class D Preferred shares outstanding.

Class E Convertible Preferred Stock

On January 26, 2007, the Company amended its certificate of incorporation by filing a certificate of designation of rights, preferences, privilege and restrictions of the Company’s new created Class E convertible preferred stock.  The Company has authorized 60,000 shares, each with an original issue price of $19.50 per share.  In each calendar quarter, the holders of the then outstanding Class E Convertible Preferred Stock shall be entitled to receive

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007 non-cumulative dividends in an amount equal to 5% of the original purchase price per annum. All dividends may be accrued by the Corporation until converted into common shares. After one year from the issuance date, the holders of Class E convertible preferred stock have the right to convert the preferred shares held into shares of the Company’s common stock at the average closing bid price of the ten days prior to the date of conversion. Class E Preferred Shares have no liquidation preference, and has ten votes per share.

In connection with the acquisition of SATI, the Company issued 50,000 shares of Class E convertible preferred which were valued at the shares original purchase price of $19.50 per share. The Company also issued an additional 5,000 shares to a consultant in connection with the SATI acquisition, which were valued at $97,500 and charged to equity as costs of the offering.

During the nine months ended September 30, 2008, 5,750 shares of Class E convertible preferred stock were converted into 8,577,907 shares of the Company’s Class A common stock.

Class A Common Stock

The holders of the Company's Class A common stock are entitled to one vote per share of common stock held.

During the nine months ended September 30, 2008, the Company issued 91,012,777 and cancelled 30,792,977 shares of its common stock.

From time to time, the Company issues its common shares and holds the shares in escrow on behalf of another party until consummation of certain transactions.  The following is a reconciliation of shares issued and outstanding as of September 30, 2008:

Issued shares	205,736,018
Less shares held in escrow:
Shares issued to the Company and held in escrow	(3,357,397)
hares held in escrow pursuant to agreement debenture holders	(8,000,000)
Contingent shares held related to the Beck settlement
for antidilution purposes (see Note 10)	(7,805,368)
Other	(6,000)
(19,168,765)

Outstanding shares (including shares committed)	186,567,253

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

Class B Common Stock

The holders of the Company's Class B common stock are not entitled to dividends, nor are they entitled to participate in any proceeds in the event of a liquidation of the Company.  However, the holders are entitled to 600,000 votes for each share of Class B common stock held.

Common Shares Issued for Non Cash Consideration

The value assigned to shares issued for services were charged to operations in the period issued.

2008

During the nine months ended September 30, 2008, the Company issued 91,012,777 shares of its Class A common stock, of which 34,229,612 shares were issued in the conversion of $631,271 of convertible debt, 13,249,167 shares for consulting and other services valued at $3,669,025, 378,491 shares issued pursuant to an anti-dilutive provision of a settlement agreement, valued at par, and 34,500,000 shares issued on the exercise of 34,500,000 warrants. Upon the issuing of the 34.500.000 shares, the Company credited its related derivative warrant liability of $1,151,900 to equity. In addition, during the nine-month period, the Company issued 8,577,907 shares of common stock on the conversion of 5,750 shares of Class E preferred shares, and recognized compensation of $3,715 on the granting of warrants to purchase 18,750,200 shares of the Company’s common stock.

During the nine-months ended September 30, 2008, the Company’s President returned 30,000,000 shares of common stock for cancellation. Also during the same nine-month period, another 792,977 common shares were returned for cancellation.

Stock Options

The Company has the following stock option plans:  The 2003 Stock Option, SAR and Stock Bonus Consultant Plan (“the 2003 Plan”), the 2006 Non-Qualified Stock Grant and Option Plan (the “2006 Plan”), and the 2006/2007 Non-Qualified Stock Grant and Option Plan (the “2006/2007 Plan”), and the 2008 Incentive and Nonstatutory Stock Option Plan..

In April 2006, the Company adopted the 2006 Plan and reserved 100,000 shares of its common stock for grant.  Eligible plan participants include independent consultants, and the Company may issue shares of stock or options may be granted at any price. The plan expires upon the  earlier of all reserved shares being granted or April 18, 2016.

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

In December 2006, the Company adopted the 2006/2007 Plan and reserved 3,000,000 shares of its common stock for grant.  Eligible plan participants include independent consultants, and the Company may issue the shares of the stock or option may be granted at any price.  The plan expires upon the earlier of all reserved shares being granted or December 1, 2016.

On April 22, 2008, the Board of Directors adopted the 2008 Incentive and Nonstatutory Stock Option Plan for its employees, directors, and consultants. The Company initially reserved 100,000,000 shares of its Class A common shares to be issued under the plan. The plan was later amended to increase the number of shares reserved to 400,000,000. On April 22, 2008, the Company granted Mr. Bernstein options under the plan to purchase 30,000,000 shares of the Company’s Class A common stock at a price of $.04 per share. The options expire ten years after grant. On April 23, 2008, the Company granted Mr. Bernstein options under the plan to purchase 300,000,000 shares of the Company’s Class A common stock at a price of $.00462 per share. These options were returned by Mr. Bernstein on September 4, 2008 for cancelation. On May 4, 2008, the Company granted Mr. Bernstein options under the plan to purchase 70,000,000 shares of the Company’s Class A common stock at a price of $.0077 per share. The options expire ten years after grant.

These option agreements allow for cashless exercises when the fair market value of the Company’s common stock exceeds the respective exercise price. The Company deemed these options to be derivatives based upon their terms. At September 30, 2008, the exercise price was higher than the market price of the Company’s underlying common stock and therefore no liabilities were recorded.

On April 30, 2008, the Company granted options under its 2006/2007 Non-Qualified Stock Grant and Option Plan to purchase a total of 800,000 shares of its common stock to three officers and its Corporate Secretary. The exercise price of the options is $.011 per share and they expire on April 30, 2016. The options were valued using the Black-Scholes option-pricing model using the following assumptions: term of 8 years, a risk-free interest rate of 3.29%, a dividend yield of 0% and volatility of 659%.  Compensation recognized on the above option grants was $8,800 and was charged to operations.

On April 9, 2008, pursuant to a consulting agreement, the Company granted options to a consultant to purchase 15,390,546 shares of Class A common stock at a price of $.025 per share. The options expire on April 9, 2018. The terms of the grant allow for cashless exercises when the fair market value of the Company’s common stock exceeds the respective exercise price. The Company deemed these options to be derivatives based upon their terms but at September 30, 2008, the exercise price was higher than the market price of the Company’s underlying common stock and therefore no liabilities were recorded.

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

Stock Warrants

During the year ended December 31, 2006 the Company issued 35,000,000 warrants to Palisades as part of the Company’s modification of Palisades’ convertible debentures (see Note 10).  The Company has valued these warrants using a market capitalization method in accordance with its established accounting policy.  The warrants are exercisable at a price of the lesser of: (a) $0.001 per share; (b) 50% of the market price on the date of exercise. During the nine months ended September 30, 2008, 34,500,000 warrants were exercised.

In addition to the 500,000 warrants as indicated above, the Company has granted as part of a private offering, warrants to purchase 4,618,334 shares of its Class A Common Stock. The Company was obligated to register the underlying 4,618,334 shares, but failed to do so, On August 19,, 2008, in settlement for the failure to file the registration statement. The Company cancelled the 4,618,334 warrants and granted to the holders warrants to purchase 18,575,200 shares of its common stock at a purchase price of $0.20 per share. These warrants expire on August 19, 2009.

Under the terms of its June 16, 2008 settlement agreement with Palisades, the Company granted warrants to the debenture holders to purchase a total of 35,000,000 shares of the Company’s common stock at a price per share of the lesser of (i) $0.001 per share, or (ii) 50% of market price   The Warrants expire on October 16, 2016. The Company also granted warrants to purchase 5,000,000 shares if its common stock to an affiliate of the debenture holders as part consideration for consultant services. The 5,000,000 warrants are exercisable at a price per share of the lesser of (i) $0.10 per share, or (ii) 50% of market price   The Warrants expire on October 16, 20136. The terms of the respective warrant agreements allow the warrant holder certain piggyback registration rights.

On September 15, 2008, the Company granted warrants to a consultant purchase 6,000,000 shares of the Company’s Class A Common Stock at a purchase price of $.10 per share. The warrants expire on September 15, 2009.

The following table summarizes the warrants and options outstanding at September 30, 2008:

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

Weighed
	Options/	Average
	Warrants	Exercise
	Outstanding	Price

Balance – December 31, 2007	5,118,334	$0.460
Granted *	456,190,546	$0.007
Exercised	-	-
Forfeited	-	-
Balance – June 30, 2008	461,308,880	$	. 012
Granted	24,575,200		$0.176
Exercised	-		-
Forfeited	(304,618,334)		$(.004)
Balance– Sept 30, 2008	181,265,746		$0.034

*	Restated to include the 40,000,000 warrants granted to Palisades and affiliate with an effective date of June 16, 2008.

NOTE 14 – RELATED PARTY TRANSACTIONS

As of September 30, 2008, the Company was owed $9,180 from its President.  The loan is assessed interest at an annual rate of 10%.  Interest credited to operations relating to this loan during the three months ended September 30, 2008 and 2007 amounted to $225 and $204, respectively Interest credited to operations relating to this loan during the nine months ended September 30, 2008 and 2007 amounted to $655 and $592, respectively

On November 21, 2006, the Company entered into a stock grant and general release agreement with the Company’s CEO, for the purpose of showing the Company’s appreciation for the CEO’s work over the past several years.  Under the agreement, the CEO was issued 30,000,000 shares of the Company’s Class A common stock, restricted in accordance with Rule 144, and subject to forfeiture back to the Company in accordance with the terms of the agreement, if he is not employed by the Company for 3 years from the date of the agreement.  Additionally under the terms of the agreement, the CEO has released the Company from any and all claims he may have against the

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

Company for any monies owed to him as of the date of the agreement.  The value assigned to the shares issued to the CEO has been determined to be $180,000,000 based on the Company’s trading price of the shares on date of issuance.  The value will be recorded as additional compensation expense over the 36 month term of the agreement.  On April 29, 2008, the President returned the 30,000,000 shares to the Company for cancellation. The Company ceased recognizing compensation when these shares were returned. During the nine months ended September 30, 2008 and 2007, the Company charged to operations $19,833,333 and $30,000,000, respectively.

NOTE 15 – SUBSEQUENT EVENTS

Effective October 3, 2008, the Company authorized a 1000 to 1 reverse stock split. In addition, the Company changed its name to Matech Corp.  Pro forma loss per share assuming the reverse stock split took effect at the beginning of each period presented are as follows:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2008	2007	2008
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net Income (loss)	$(31,203,869)	$5,629,997	$(84,336,192)	$(18,755,905)

Per share data:
Basic and diluted net loss per share	$(251.08)	$32.13	$(829.50)	$(119.56)
Weighted average Class A common shares outstanding - basic and diluted	124,276	175,240	101,671	156,873

NOTE 16 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

As discussed in Note 10, the Company entered into a settlement agreement with Palisades that has an effective date of June 16, 2008. The modified terms had a significant impact on the Company’s activity for the period ended June 30, 2008. Therefore, the Company has restated its June 30, 2008 financial statements. The net effect of the restatements is as follows:

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

	For the Three Months Ended
	June 30, 2008
	As Originally Stated		Adjustments	As Corrected
Revenues:
Research and development	$-		-	$-
Revenue from bridge testing	-		-	-
Other	-		-	-

Total revenues	-		-	-

Costs and expenses:
Research and development	150,847		-	150,847
General and administrative	5,517,443,		-	5,517,443

Total costs and expenses	5,668,290		-	5,668,290

Loss from operations	(5,668,290)		-	(5,668,290)

Other income (expense):
Interest expense	(397,973)	1)	(208,055)	(606,028)
Loss on modification of convertible debt	-	2)	(964,730)	(964,730)
Change in fair value of derivative liabilities	(6,036,711)	3)	(65,066,965)	(71,103,676)
Interest income	3,080		-	3,080
Other expense, net	-		-	-

Loss before provision for income taxes	(12,099,894)		(66,239,750)	(78,339,644)

Provision for income taxes	-		-	-

Net loss	$(12,099,894)		$(66,239,750)	$(78,339,644)

Per share data:
Basic and diluted net loss per share	$(0.08)		$(0.42)	$(0.50)
Weighted average Class A common shares outstanding - basic and diluted	156,616,668		156,616,668	156,616,668

1) To record additional interest on the increased balance of debt totaling $16,597 and amortization of increased discount totaling $191,458.
2) To record loss on modification of convertible debt.
3) To expense increase in derivative liability due to the reduction in conversion price of convertible debt and granting of warrants to purchase 40M shares of common shares.

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

	For the Six Months Ended
	June 30, 2008
	As Originally Stated		Adjustments	As Corrected
Revenues:
Research and development	$-		-	$-
Revenue from bridge testing	1,090		-	1,090
Other	-		-	-

Total revenues	1,090		-	1,090

Costs and expenses:
Research and development	309,840		-	309,840
General and administrative	25,845,768		-	25,845,768

Total costs and expenses	26,155,608		-	26,155,608

Loss from operations	(26,154,518)		-	(26,154,518)

Other income (expense):
Interest expense	(768,964)	1)	(208,055)	(977,019)
Gain on modification of convertible debt	-	2)	(964,730)	(964,730)
Other-than-temporary impairment of marketable securities available for sale	-		-	-
Net unrealized and realized loss of marketable securities	(8)		-	(8)
Change in fair value of derivative liabilities	2,522,864	3)	(65,066,965)	(62,544,101)
Interest income	15,523			15,523

MATECH CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the three months and nine months ended September 30, 2008 and 2007

Loss before provision for income taxes	(24,385,103)	(66,239,750)	(90,624,853)

Provision for income taxes	(800)	-	(800)

Net loss	$(24,385,903)	$(66,239,750)	$(90.625.653)

Per share data:
Basic and diluted net loss per share	$(0.17)	$(44)	$(0.61)
Weighted average Class A common shares outstanding - basic and diluted	147,589,164	147,589,164	147,589,164

1) To record additional interest on the increased balance of debt totaling $16,597 and amortization of increased discount totaling $191,458.
2) To record loss on modification of convertible debt.
3) To expense increase in derivative liability due to the reduction in conversion price of convertible debt and granting of warrants to purchase 40M shares of common shares.

GRUBER & COMPANY LLC

Financial Statements and Notes for the Year Ended December 31, 2007 as compared to the Year Ended December 31, 2006 (audited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Material Technologies, Inc.

We have audited the accompanying balance sheets of Material Technologies, Inc.(A Development Stage Company) as of December 31, 2007 and 2006 and the related statements of operations, stockholders deficit and cash flows for the years then ended and for the period of inception October 21, 1983 to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company  as at December 31, 2007 and 2006 and the results of its’ operations and its’ stockholders deficit and  cash flows for the years then ended and for the period of inception October 21, 1983 to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the notes to these financial statements the Company has incurred losses. This raises substantial doubt about its ability to continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ Gruber & Company LLC
 Gruber & Company LLC
 Lake Saint Louis, Missouri
 July 24, 2008

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

	DECEMBER 31,
	2006	2007
	(Restated)
ASSETS

Current assets:
Cash and cash equivalents	$129,296	$809,710
Investments in marketable securities held for trading	135,136	300,000
Investment in certificate of deposits and commercial paper	-	1,009,267
Accounts receivable	116,707	108,661
Inventories	-	62,216
Prepaid expenses and other current assets	40,006	47,692

Total current assets	421,145	2,337,546

Property and equipment, net	5,371	82,546
Intangible assets, net	3,916	2,840
Deposit	2,348	2,348

	$432,780	$2,425,280

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEET

	December 31,
	2006	2007
	(Restated)

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$427,664	$599,619
Current portion of research and development sponsorship payable	25,000	25,000
Notes payable	90,138	66,761
Total current liabilities	542,802	691,380

Accrued legal settlenent	1,050,000	480,000
Research and development sponsorship payable, net of current portion	747,713	760,650
Notes payable, long-term	-	213,508
Convertible debentures and accrued interest payable, net of discount	169,160	1,981,194
Derivative and warrant liabilities	44,476,540	10,113,923
	46,443,413	13,549,275

Total liabilities	46,986,215	14,240,655

Minority interest in consolidated subsidiary	825	825

Commitments and contingencies

Stockholders' deficit:
Class A preferred stock, $0.001 par value, liquidation preference of $720 per share; 350,000 shares authorized; 337 shares issued
and outstanding as of December 31, 2006 and 2007	-	-
Class B preferred stock, $0.001 par value, liquidation preference of
$10,000 per share; 15 shares authorized; none issued and
outstanding as of December 31, 2006 and 2007	-	-
Class C preferred stock, $0.001 par value, liquidation preference of
$0.001 per share; 25,000,000 shares authorized; 1,517 shares issued
and outstanding as of December 31, 2006 and 2007	1	1
Class D preferred stock, $0.001 par value, liquidation preference of
$0.001 per share; 20,000,000 shares authorized; 0 shares issued
and outstanding as of December 31, 2006 and 2007	-	-
Class E convertible preferred stock, $0.001 par value, no liquidation preference; 60,000 shares authorized; 55,000 shares issued and
outstanding as of December 31, 2007	-	55
Class A Common Stock, $0.001 par value, 1,699,400,000 shares authorized; 99,785,276 shares issued and 72,425,587 shares
outstanding as of December 31, 2006; 546,173,718 shares issued
and 126,347,453 outstanding as of December 31, 2007	72,426	126,348
Class B Common Stock, $0.001 par value, 600,000 shares authorized,
issued and outstanding as of December 31, 2006 and 2007	600	600
Warrants subscribed	10,000	10,000
Additional paid-in-capital	193,188,217	301,348,331
Deficit accumulated during the development stage	(239,811,823)	(313,208,402)
Treasury stock ( 2,076 shares at cost at December 31,2006 and
85,977 shares at cost at December 31, 2007	(13,681)	(93,133)

Total stockholders' deficit	(46,554,260)	(11,816,200)

	$432,780	$2,425,280

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

			From October 21, 1983
	For the Year		(Inception)
	Ended		through
	2006	2007	December 31, 2007
	(Restated)

Revenues:
Research and development	$-	$-	$5,392,085
Revenue from bridge testing	39,446	201,917	318,624
Other	-	-	274,125

Total revenues	39,446	201,917	5,984,834

Costs and expenses:
Research and development	1,013,969	3,701,966	20,562,989
General and administrative	138,781,403	98,557,941	303,495,241
Modification of research and development sponsorship agreement	-	-	5,963,120
Loss on settlement of lawsuits	-	-	1,267,244

Total costs and expenses	139,795,372	102,259,907	331,288,594

Loss from operations	(139,755,926)	(102,057,990)	(325,303,760)

Other income (expense):
Gain on modification of convertible debt	1,033,479	-	586,245
Loss on subcription receivable			(1,368,555)
Interest expense	(1,625,592)	(2,374,032)	(11,740,193)
Other-than-temporary impairment of marketable
securities available for sale		-	(9,785,947)
Net unrealized and realized loss of marketable securities	(3,798,516)	(3,986,553)	(9,398,218)
Change in fair value of investments derivative liability	-	-	(210,953)
Change in fair value of derivative and warrant liabilities	(33,780,874)	34,962,617	43,587,089
Interest income	37,120	60,179	466,882
Other	7,008	-	(25,992)

Other expense, net	(38,127,375)	28,662,211	12,110,358

Loss before provision for income taxes	(177,883,301)	(73,395,779)	(313,193,402)

Provision for income taxes	(800)	(800)	(15,000)

Net loss	$(177,884,101)	$(73,396,579)	$(313,208,402)

Per share data:
Basic and diluted net loss per share	$(40.10)	$(0.68)
Weighted average Class A common shares
outstanding - basic and diluted	4,435,708	107,708,004

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

			From October 21, 1983
	For the Year Ended		(Inception)
	December 31,		through
	2006	2007	December 31, 2007
	(Restated)	(Restated)	(Unaudited)
			(Restated)

Net loss	$(177,884,101)	$(73,396,579)	$(313,208,402)

Other comprehensive loss:
Temporary increase (decrease) in market
value of securities available for sale	-		-
Reclassification to other-than-temporary
impairment of marketable securities
available for sale	-	-	-

	-	-	-

Net comprehensive loss	$(177,884,101)	$(73,396,579)	$(313,208,402)

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT))

																Deficit
																Accumulated
	Class A Common		Class B Common		Class A Preferred Stock		Class B Preferred Stock		Class C Preferred Stock		Class D Preferred Stock		Class E Preferred Stock		Additional	During the
	Shares		Shares		Shares		Shares		Shares		Shares		Shares		Paid-in	Development
	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Outstanding	Amount	Capital	Stage

Initial Issuance of Common Stock
October 21, 1983	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-	-	$-	2,500	$-
Adjustment to give effect
to recapitalization on
December 15, 1986
Cancellation of shares	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(4)	-

	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,496	-
Balance - October 21, 1983
Shares issued By Tensiodyne
Corporation in connection
with pooling of interests	-	-	-	-	-	-	-	-	-	-	-	-	-	-	4,342	-
Net (loss), year ended
December 31, 1983	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,317)

Balance December 31, 1983	-	-	-	-	-	-	-	-	-	-	-	-	-	-	6,838	(4,317)

Capital contribution	-	-	-	-	-	-	-	-	-	-	-	-	-	-	21,755	-
Issuance of common stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	10,700	-
Costs incurred in connection
with issuance of stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,849)	-
Net (loss), year ended
December 31, 1984	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(21,797)

Balance December 31, 1984	-	-	-	-	-	-	-	-	-	-	-	-	-	-	36,444	(26,114)

Capital contribution	-	-	-	-	-	-	-	-	-	-	-	-	-	-	200,555	-
Sale of 12,166 warrants at
$1.50 Per Warrant	-	-	-	-	-	-	-	-	-	-	-	-	-	-	18,250	-
Shares cancelled	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net (loss), year ended
December 31, 1985	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(252,070)

Balance December 31, 1985	-	-	-	-	-	-	-	-	-	-	-	-	-	-	255,249	(278,184)

Net (Loss), Year Ended
December 31, 1986	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(10,365)

Balance December 31, 1986	-	-	-	-	-	-	-	-	-	-	-	-	-	-	255,249	(288,549)

Issuance of Common Stock upon
Exercise of Warrants	-	-	-	-	-	-	-	-	-	-	-	-	-	-	27,082	-
Net (Loss), Year Ended
December 31, 1987	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(45,389)

Balance December 31, 1987	-	-	-	-	-	-	-	-	-	-	-	-	-	-	282,331	(333,938)

Issuance of Common Stock
Sale of Stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	101,752	-
Services Rendered	-	-	-	-	-	-	-	-	-	-	-	-	-	-	70,600	-
Net (Loss), Year Ended
December 31, 1988	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(142,335)

Balance December 31, 1988	-	-	-	-	-	-	-	-	-	-	-	-	-	-	454,683	(476,273)

Issuance of Common Stock
Sale of Stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,000	-
Services Rendered	-	-	-	-	-	-	-	-	-	-	-	-	-	-	18,000	-
Net (Loss), Year Ended
December 31, 1989	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(31,945)

Balance December 31, 1989	-	-	-	-	-	-	-	-	-	-	-	-	-	-	474,683	(508,218)

Sale of Stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	59,250	-
Services Rendered	-	-	-	-	-	-	-	-	-	-	-	-	-	-	32,400	-
Net Income, Year Ended
December 31, 1990	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	133,894

Balance December 31, 1990	-	-	-	-	-	-	-	-	-	-	-	-	-	-	566,333	(374,324)

Issuance of Common Stock
Sale of Stock	-	-	-	-	350	-	-	-	-	-	-	-	-	-	273,686	-
Services Rendered	-	-	-	-	-	-	-	-	-	-	-	-	-	-	64,884	-
Conversion of Warrants	-	-													-
Conversion of Stock	-	-	60,000	60	-	-	-	-	-	-	-	-	-	-	(6)	-
Net (Loss), Year Ended
December 31, 1991	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(346,316)

Balance December 31, 1991	-	-	60,000	60	350	-	-	-	-	-	-	-	-	-	904,897	(720,640)

Issuance of Common Stock
Sale of Stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	16,000	-
Services Rendered	-	-	-	-	-	-	-	-	-	-	-	-	-	-	15,520	-
Conversion of Warrants	-	-	-	-	-	-	-	-	-	-	-	-	-	-	15,000	-
Sale of Class B Stock	-	-	60,000	60	-	-	-	-	-	-	-	-	-	-	14,940	-
Issuance of Stock to
Unconsolidated Subsidiary	-	-	-	-	-	-	-	-	-	-	-	-	-	-	71,664	-
Conversion of Stock	-	-	(60,000)	(60)	-	-	-	-	-	-	-	-	-	-	6	-
Cancellation of Shares	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net (Loss), Year Ended
December 31, 1992	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(154,986)

Balance December 31, 1992	-	-	60,000	60	350	-	-	-	-	-	-	-	-	-	1,038,027	(875,626)

Issuance of Common Stock
Licensing Agreement	-	-	-	-	-	-	-	-	-	-	-	-	-	-	6,250	-
Services Rendered	-	-	-	-	-	-	-	-	-	-	-	-	-	-	13,913	-
Warrant Conversion	-	-	-	-	-	-	-	-	-	-	-	-	-	-	304,999	-
Cancellation of Shares	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(7,569)	-
Net (Loss) for Year Ended
December 31, 1993	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(929,900)

Balance December 31, 1993	-	-	60,000	60	350	-	-	-	-	-	-	-	-	-	1,355,620	(1,805,526)

Adjustment to Give Effect to
Recapitalization on
February 1, 1994	-	-	-	-	-	-	-	-	-	-	-	-	-	-	385,424	-
Issuance of Shares for
Services Rendered	1	-	-	-	-	-	-	-	-	-	-	-	-	-	223	-
Sale of Stock	5	-	-	-	-	-	-	-	-	-	-	-	-	-	24,786	-
Issuance of Shares for
the Modification of Agreements	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net (Loss) for the Year
Ended December 31, 1994	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(377,063)

Balance December 31, 1994	6	-	60,000	60	350	-	-	-	-	-	-	-	-	-	1,766,053	(2,182,589)

Issuance of Common Stock
in Consideration for
Modification of Agreement	1	-	-	-	-	-	-	-	-	-	-	-	-	-	153	-
Net (Loss) for the Year
Ended December 31, 1995	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(197,546)

Balance December 31, 1995	6	-	60,000	60	350	-	-	-	-	-	-	-	-	-	1,766,206	(2,380,135)

Issuance of Shares for
Services Rendered	1	-	-	-	-	-	-	-	-	-	-	-	-	-	16,466	-
Sale of Stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	174,040	-
Issuance of Shares for
the Modification of Agreements	1	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cancellation of Shares Held
in Treasury	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(154,600)	-
Net (Loss) for the Year
Ended December 31, 1996	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(450,734)

Balance December 31, 1996	8	-	60,000	60	350	-	-	-	-	-	-	-	-	-	1,802,112	(2,830,869)

Sale of Stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	100,000	-
Conversion of Indebtedness	3	-	-	-	-	-	-	-	-	-	-	-	-	-	166,000	-
Class A Common Stock Issued
in Cancellation of $372,000
Accrued Wages Due Officer	5	-	-	-	-	-	-	-	-	-	-	-	-	-	372,000	-
Issuance of Shares for
Services Rendered	1	-	-	-	-	-	-	-	-	-	-	-	-	-	2,471	-
Adjustment to Give Effect
to Recapitalization on
9-Mar-97	2	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net (Loss) for the Year
Ended December 31, 1997	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(133,578)

Balance December 31, 1997	18	-	60,000	60	350	-	-	-	-	-	-	-	-	-	2,442,583	(2,964,447)

Shares Issued in Cancellation
of Indebtedness	8	-	-	-	-	-	-	-	-	-	-	-	-	-	170,000	-
Conversion of Options	2	-	-	-	-	-	-	-	-	-	-	-	-	-	125,000	-
Issuance of Shares for
Services Rendered	4	-	-	-	-	-	-	-	-	-	-	-	-	-	112,162	-
Shares Issued in Cancellation
of Redeemable Preferred Stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	150,000	-
Shares Returned to Treasury
and Cancelled	(2)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Modification of Royalty Agreement	2	-	-	-	-	-	-	-	-	-	-	-	-	-	7,332	-
Issuance of Warrants to Officer	-	-	-	-	-	-	-	-	-	-	-	-	-	-	27,567	-
Net (Loss) for the Year
Ended December 31, 1998	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(549,187)

Balance December 31, 1998	32	-	60,000	60	350	-	-	-	-	-	-	-	-	-	3,034,644	(3,513,634)

Shares Issued in Cancellation
of Indebtedness	7	-	-	-	-	-	-	-	-	-	-	-	-	-	166,667	-
Issuance of Shares for
Services Rendered	4	-	-	-	-	-	-	-	-	-	-	-	-	-	95,099	-
Shares Issued in Modification
of Licensing Agreement	2	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Sale of Stock	1	-	-	-	-	-	-	-	-	-	-	-	-	-	173,540	-
Net (Loss) for the Year
Ended December 31, 1999	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(539,283)

Balance December 31, 1999	47	-	60,000	60	350	-	-	-	-	-	-	-	-	-	3,469,950	(4,052,917)

Issuance of Shares for
Services Rendered - as restated	2	-	-	-	-	-	-	-	-	-	-	-	-	-	824,516	-
Shares Issued to Investors
Pursuant to Settlement Agreement	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Shares Issued for Cash
and Non-Recourse Promissory Notes	17	-	-	-	-	-	-	-	-	-	-	-	-	-	1,995,000	-
Shares Issued for Cash	1	-	-	-	-	-	-	-	-	-	-	-	-	-	281,694	-
Shares Issued in Cancellation
of Indebtedness	-	-	-	-	-	-	-	-	-	-	-	-	-	-	100,000	-
Shares Issued as Compensation
Pursuant to Escrow Agreement	14	-	-	-	-	-	-	-	-	-	-	-	-	-	4,184	-
Shares Returned from Escrow	(1)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Common Shares Converted
into Class B Common	-	-	40,000	40	-	-	-	-	-	-	-	-	-	-	(40)	-
Preferred Shares Converted
into Common	-	-	-	-	(13)	-	-	-	-	-	-	-	-	-	-
Net (Loss) for the Year															-	-
Ended December 31, 2000	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,199,695)

Balance December 31, 2000	80	-	100,000	100	337	-	-	-	-	-	-	-	-	-	6,675,304	(5,252,612)

Issuance of Shares for
Services Rendered	21	-	-	-	-	-	-	-	-	-	-	-	-	-	804,336	-
Shares Issued for Cash	16	-	-	-	-	-	-	-	-	-	-	-	-	-	286,567	-
Shares Issued in Connection
with Private Offering	2	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Shares Issued to Officer	20	-	-	-	-	-	-	-	-	-	-	-	-	-	1,128,000	-
Net (Loss) for the Year
Ended December 31, 2001	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,548,559)

Balance December 31, 2001	140	-	100,000	100	337	-	-	-	-	-	-	-	-	-	8,894,207	(8,801,171)

Issuance of Shares for
Services Rendered	73	-	-	-	-	-	-	-	-	-	-	-	-	-	1,185,631	-
Issuance of Shares to
University of Pennsylvania	4	-													-	-
Shares issued in settlement
of lawsuit	5	-	-	-	-	-	-	-	-	-	-	-	-	-	40,000	-
Shares Issued for Cash	93	-	-	-	-	-	143	-	-	-	-	-	-	-	1,153,736	-
Offering costs			-	-	-	-	-	-	-	-	-	-	-	-	(200,412)	-
Shares issued in cancellation of
President's interest in patents	-	-	200,000	200	-	-	-	-	-	-	-	-	-	-	-	-
Cancellation of shares in stock grant	(4)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Shares issued to Company's president
for past compensation	43	-	-	-	-	-	-	-	-	-	-	-	-	-	260,000	-
Shares Issued in Connection
with Private Offering	9	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net (Loss) for the Year
Ended December 31, 2002	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(3,852,296)

Balance - December 31, 2002	362	-	300,000	300	337	-	-	-	143	-	-	-	-	-	11,333,162	(12,653,467)

Issuance of Shares for
Services Rendered	25,934	26	-	-	-	-	-	-	-	-	-	-	-	-	484,308	-
Issuance of Shares to
University of Pennsylvania	14	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Shares purchased for cancellation	(4)	-	-	-	-	-	-	-	-	-	-	-	-	-	(24,432)	-
Shares issued in settlement
of lawsuit	1	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Shares issued for cash	113	-	-	-	-	-	-	-	4,074	4	-	-	-	-	235,194	-
Offering costs	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(81,975)	-
Shares issued in cancellation of
legal fee note payable	73,333	73	-	-	-	-	-	-	-	-	-	-	-	-	1,583,054	-
Shares issued to Company's president
for past compensation	106,667	107	-	-	-	-	-	-	-	-	-	-	-	-	319,893	-
Shares issued to Company's president
in consideration for note receivable	16,667	17	-	-	-	-	-	-	-	-	-	-	-	-	49,983	-
Officer's compensation relating to
cancellation of Oct. 27, 2000 escrow
agreement	-	-	-	-	-	-	-	-	-	-	-	-	-	-	19,617	-
Shares issued in cancellation of
indebtedness due on legal fees	3	-													10,000	-
Shares returned to treasury by
Company officers in consideration
for the cancellation of notes
due the Company by them on
past stock purchases	(17)	-	-	-	-	-	-	-	-	-	-	-	-	-	(769,823)	-
Exchange of Class A Common
stock for Class B Common	(1)	-	300,000	300											(300)	-
Exchange of Class A Common
stock for Class D Preferred	(24,800)	(25)	-	-	-	-	-	-	-	-	5,440,000	5,440	-	-	(5,415)	-
Shares Issued in Connection
with Private Offering	23,355	23	-	-	-	-	-	-	-	-	-	-	-	-	(23)	-
Adjustment for equity in uncolsolidated
subsidiary	-	-	-	-	-	-	-	-	-	-	-	-	-	-	37,597	-
Net (Loss) for the Year
Ended December 31, 2003	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,885,728)

Balance - December 31, 2003	221,628	$221	600,000	$600	337	$-	-	$-	4,217	$4	5,440,000	$5,440	-	$-	13,190,840	$(14,539,195)

Issuance of shares for
services rendered	22,406	22	-	-	-	-	-	-	-	-	-	-	-	-	14,252,173	-
Shares purchased and canceled	(4)	-													(4,167)	-
Issuance of shares for cancelation
of legal and accounting fees payable	250	-	-	-	-	-	-	-	-	-	-	-	-	-	64,467	-
Exercise of Warrants	11	-	-	-	-	-	-	-	-	-	-	-	-	-	4,550
Shares issued in exchange for shares in
Langely Park Investments PLC	28,889	29	-	-	-	-	-	-	-	-	-	-	-	-	12,973,484	-
Benificial conversion feature
of convertible debenture	-	-	-	-	-	-	-	-	-	-	-		-		1,125,000

Shares issued for cash	4,025	4	-	-	-	-	-	-	-	-	-	-	-	-	207,471	-
Offering costs	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(13,713)	-
Exchange of Class A Common
shares for Class C Preferred shares	9	-	-	-	-	-	-	-	(2,700)	(3)	-	-	-	-	3	-
Exchange of Class A Common
shares for Class D Preferred shares	11,733	12	-	-	-	-	-	-	-	-	(3,520,000)	(3,520)	-	-	3,508	-
Net (loss) for the year
ended December 31, 2004	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(25,495,291)

Balance - December 31, 2004	288,947	288	600,000	$600	337	-	-	-	1,517	1	1,920,000	1,920	-	-	41,803,616	(40,034,486)

Issuance of shares for
services rendered	111,913	112	-	-	-	-	-	-	-	-	-	-	-	-	4,105,322	-
Exercise of Options	333	-	-	-	-	-	-	-	-	-	-	-	-	-	2,100	-
Shares issued in exchange for shares in		-	-	-	-	-	-	-	-	-	-	-	-	-		-
Birchington Investments PLC	39,500	40	-	-	-	-	-	-	-	-	-	-	-	-	3,582,560	-
Shares issued to University of Pennslvania
pursuant to agreement modification	15,173	15	-	-	-	-	-	-	-	-	-	-	-	-	5,963,105	-
Shares issued in connection with
Birchington stock acquisition	3,950	4	-	-	-	-	-	-	-	-	-	-	-	-	(4)	-
Shares issued for cash	7,329	7	-	-	-	-	-	-	-	-	-	-	-	-	313,132	-
Offering costs	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(19,140)	-
Shares issued on conversion of Class D
Preferred Shares	1,667	2	-	-	-	-	-	-	-	-	(500,000)	(500)	-	-	-
Elimination of discount on converted Class D
Preferred Shares	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(1,125,000)	-
Net (loss) for the year
ended December 31, 2005	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(21,893,236)

	468,813	468	$600,000	$600	$337	$-	$-	$-	$1,517	$1	$1,420,000	$1,420	-	$-	54,625,691	$(61,927,722)

Issuance of shares for
services rendered	35,199,295	35,200	-	-	-	-	-	-	-	-	-	-	-	-	126,163,933	-
Shares issued in exchange for Notes	21,500	22	-	-	-	-	-	-	-	-	-	-	-	-	257,978	-
Shares issued Beck settlement	3,416	3	-	-	-	-	-	-	-	-	-	-	-	-	173,063	-
Shares issued in cancellation of royalty
obligation	3,333	3	-	-	-	-	-	-	-	-	-	-	-	-	39,997	-
Shares issued in cancellation of indebtedness	208,333	208	-	-	-	-	-	-	-	-	-	-	-	-	119,792	-
Shares issued for cash	49,689	50	-	-	-	-	-	-	-	-	-	-	-	-	379,646	-
Shares subscribed	83,333	83	-	-	-	-	-	-	-	-	-	-	-	-	1,649,517
Shares returned in cancellation of note payable	(6,300)	(6)	-	-	-	-	-	-	-	-	-	-	-	-	(62,575)
Shares issued in connection with various
private offerings	19,693	20	-	-	-	-	-	-	-	-	-	-	-	-	384,796
Offering costs	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(410,952)	-
Shares issued for Class D Preferred shares	4,733	5	-	-	-	-	-	-	-	-	(1,420,000)	(1,420)	-	-	1,415	-
Shares purchased for cancellation	(929)	(1)	-	-	-	-	-	-	-	-	-	-	-	-	(45,642)	-
Shares issued in acquisition of Monitoring	119,164	119	-	-	-	-	-	-	-	-	-	-	-	-	2,502,326	-
Shares issued to Utek per agreement	6,245,664	6,246	-	-	-	-	-	-	-	-	-	-	-	-	(6,246)	-
Shares issued to Birchington per agreement	5,850	6	-	-	-	-	-	-	-	-	-	-	-	-	(6)
Shares issued to Officer pursuant to
settlement and employment agreement	30,000,000	30,000	-	-	-	-	-	-	-	-	-	-	-	-	(30,000)
Recognized officer's stock based compensation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	6,575,342
Benificial conversion feature
of convertible debenture	-	-	-	-	-	-	-	-	-	-	-	-	-	-	450,697
Recognized derivative liability	-	-	-	-	-	-	-	-	-	-	-	-	-	-	419,445
Net (loss) for the year			-	-	-	-	-	-	-	-	-	-	-	-	-
ended December 31, 2006		-	-	-	-	-	-	-	-	-	-	-	-	-	-	(177,884,101)
	72,425,587	72,426	600,000	600	337	-	-	-	1,517	1	-	-	-	-	193,188,217	(239,811,823)

Shares issued for cash	12,686,300	12,686	-	-	-	-	-	-	-	-	-	-	-	-	8,712,410	-
Preferred shares issued in acquisition of
subsidiaries	-	-	-	-	-	-	-	-	-	-	-	-	55,000	55	1,072,445	-
Common shares issued in acqusistion of
subsidiaries	15,412,500	15,413	-	-	-	-	-	-	-	-	-	-	-	-	18,866,963	-
Common shares issued in purchase of
shares in Rocket City Automotive	10,000,000	10,000	-	-	-	-	-	-	-	-	-	-	-	-	13,822,000	-
Shares issued in connection with various
private offerings	1,570,000	1,570	-	-	-	-	-	-	-	-	-	-	-	-	1,812,641	-
Shares issued pursuant to anti-dilution provisions	2,583,456	2,583	-	-	-	-	-	-	-	-	-	-	-	-	(2,583)	-

Shares cancelled and returned to treasury	(418,114)	(418)	-	-	-	-	-	-	-	-	-	-	-	-	418	-
Shares issued for services	12,037,724	12,038	-	-	-	-	-	-	-	-	-	-	-	-	16,183,251	-
Shares returned in cancellation of note payable	10,050,000	10,050	-	-	-	-	-	-	-	-	-	-	-	-	994,950	-
Offering costs	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(6,861,793)	-
Reduction on contigient liability on settlement	-	-	-	-	-	-	-	-	-	-	-	-	-	-	501,412	-
Return of shares in recission of purchase of
Rocket City Automotive shares	(10,000,000)	(10,000)	-	-	-	-	-	-	-	-	-	-	-	-	(6,990,000)	-
Recognized officer's stock based compensation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	60,048,000	-
Net (loss) for the year
ended December 31, 2007	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(73,396,579)
	126,347,453	$126,348	600,000	$600	337	$-	-	$-	1,517	$1	-	$-	55,000	$55	$301,348,331	(313,208,402)

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

			From October 21, 1983
	For the Year Ended		(Inception)
	December		through
	2006	2007	December 31, 2007
	(Restated)

Cash flows from operating activities:
Net loss	$(177,884,101)	$(73,396,579)	$(313,208,402)
Adjustments to reconcile net loss to net cash used in
in operating activities:
Gain on modification of convertible debt	(1,033,479)	-	(586,245)
Impairment loss	1,913,445	19,257,375	21,391,528
Loss on charge off of subscription receivables	1,346,010		1,368,555
Issuance of common stock for services	126,199,122	16,195,289	206,484,840
Increase in debt for services and fees	462,826	3,993,799	4,456,625
Officer's stock based compensation	6,575,342	60,000,000	66,575,342
Issuance of common stock for modification of
research and development sponsorship agreement		-	7,738,400
Change in fair value of derivative and warrant liabilities		(34,962,617)	(41,351,889)
Net realized and unrealized loss on marketable securities	3,798,516	3,986,200	7,895,705
Other-than-temporary impairment of marketable
securities available for sale	-		9,785,946
Legal fees incurred for note payable			1,456,142
Accrued interest expense added to principal	615,988	328,891	1,495,005
Amortization of discount on convertible debentures	968,716	2,041,213	10,106,277
Change in fair value of investments derivative liability	33,780,874	-	3,223,323
Accrued interest income added to principal	(22,559)	(1,177)	(304,998)
Depreciation and amortization	8,219	7,581	227,784
Other non-cash adjustments	66,341	-	(114,730)
(Increase) decrease in trade receivables	(45,883)	8,046	(158,989)
(Increase) decrease in inventories	-	(62,216)	(62,216)
(Increase) decrease in prepaid expenses and other			-
current assets	273,591	9,225	242,573
Increase in deposits			(2,348)
(Decrease) increase in accounts payable and accrued			-
expenses	1,197,776	(69,660)	2,508,896

Net cash used in operating activities	(1,779,256)	(2,664,630)	(10,832,876)

Cash flows from investing activities:
Proceeds from the sale of marketable securities	242,506	137,174	3,458,476
Purchase of marketable securities	(7,307)	(302,038)	(2,206,379)
Investment in certificate of deposits and commerical paper	-	(1,400,000)	(1,400,000)
Redemptions of certificate of deposits and commercial paper	-	400,000	400,000
Payment received on officer loans	(5,000)	-	876,255
Funds advanced to officers	-	-	(549,379)
Proceeds received in acquisition of consolidated subsidiaries		600,000	600,000
Purchase of property and equipment	(2,827)	(83,679)	(356,252)
Investment in joint ventures	-	-	(102,069)
Proceeds from foreclosure	-	-	44,450
Proceeds from the sale of property and equipment	9,000	-	19,250
Payment for license agreement	-	-	(6,250)

Net cash provided by investing activities	236,372	(648,543)	778,102

MATERIAL TECHNOLOGIES, INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

			From October 21, 1983
	For the Year Ended		(Inception)
	December		through
	2006	2007	December 31, 2007
	(Restated)

Cash flow from financing activities:
Proceeds from the sale of common stock and warrants	$1,680,553	$4,566,631	$9,445,953
Proceeds from convertible debentures and other
notes payable	50,000	200,000	2,047,766
Proceeds from the sale of preferred stock	-	-	473,005
Costs incurred in offerings	(22,530)	(643,591)	(1,130,932)
Capital contributions	-	-	301,068
Purchase of treasury stock	(33,188)	(79,452)	(167,375)
Principal reduction on notes payable	(50,000)	(50,000)	(100,000)
Payment on proposed reorganization	-	-	(5,000)

Net cash provided by financing activities	1,624,835	3,993,588	10,864,485

Net change in cash and cash equivalents	81,951	680,415	809,711

Cash and cash equivalents, beginning of period	47,345	129,296	-

Cash and cash equivalents, end of period	$129,296	$809,711	$809,711

Supplemental disclosure of cash flow information:
Interest paid during the period	$2,669	$3,838
Income taxes paid during the period	$800	$800

Supplemental disclosures of non-cash investing and financing activities:

2007

During the year ended December 31, 2007, the Company issued 12,037,724 shares of its Class A common stock for consulting and other services valued at $16,195,289. Included in the 12,037,724 shares issued, 2,970,000 shares were issued to current officers of the company which were valued at $4,398,500.

During 2007, the Company received $1,000,000 in consideration of issuing 2,500,000 units.
Each unit consists of one share of the Company's Class A common stock and a warrant to purchase one share of the Company's common stock at a price of $.60 per share. In connection with the private offering the Company paid $239,065 in fees and issued warrants to purchase 2,118,334 shares of the Company's common stock at a price of $.60 per share. In other private offerings, the Company received $1,634,154 through the issuance of 5,686,300 shares of common stock and warrants. Also during 2007,
4,500,000 of common stock were issued through the exercise of the 4,500,000 warrants. Through the exercise of the warrants, the Company received $2,171,542 net of $528,458 in closing costs.

In connection with the above indicated private offering and related exercise of the warrants, , the Company issued
1,570,000 shares of its Class A common stock. The 1,570,000 shares were valued at $1,814,213 and charged against the proceeds received.

During 2007, the Company issued 50,000 shares its Class E Series convertible preferred stock in exchange for recieiving all of the outstanding shares of Stress Analysis Technologies, Inc. ("SATI")
The Company valued the acquisition at $975,000 and charged off $875,000 as it deemed the intangible assets acquired to be fully impaired. In connection with this transaction, the Company issued an additional
5,000 preferred shares valued at $97,500 for fees in connection with the purchase. The $97,500 was was charged to equity.

During 2007, the Company issued 13,912,500 shares its common stock in the acquisition of two subsidiaries.
The assets acquired included $500,000 cash and licenses originally valued at $18,380,875. The Company charged of the full costs assigned to the licenses as being impaired.

During 2007, the Company issued 10,000,000 shares its common stock in exchange for 3,000,000 shares in a company whose shares are traded on the OTO exchange. pink sheets). The Company valued the shares received at $10,986,000. In October2007, the Company and the other party to the share exchange decided to return the shares received. The Company received the 10,000,000 shares it orignally issued and cancelled them.
The Company recognized a loss of $3,986,000 which was charged to operations on the return of the shares.

During 2007, the Company issued 10,800,000 shares in escrow pursuant to an agreement it has with its Convertible debenture holders. During 2007, 10,050,000 shares of Class A common stock was issued to certain debenture holders in the conversion of
$1,005,000 of indebtedness. In addition, for services rendered by certain debenture holders, the amount due on the debentures was increased by $1,100,000.

During 2007, the Company received 418,114 shares of prior issued common stock which was subsequently cancelled.

During 2007, the Company acquired all of the outstanding shares of Bridge Concept Inc, a corporation wholy owned by to its chief engineer.
In consideration for the shares received in Bridge, the Company issued 1,500,000 of its common stock and $37,500 which was paid in
October 2007. The Company treated the acqusition as a related party transaction and valued the entire acquisition at $39,000. The $39,000 was assigned to the intellectial property of Bridge which was charged off to operations as being impaired.

During 2007, the Company issued 2,583,456 shares of its common stock pursuant to anti-dilution provisions in two agreements.

2006

In November 2006, the Company authorized a 1 for 300 reverse stock split. All issuances of shares have been restated to reflect the impact of reverse stock split.

During 2006, the Company issued 35,190,742 shares of its Class A common stock for consulting services valued at $126,199,125

During 2006, the Company issued 3,416 shares of its Class A common stock in connection with a legal settlment. The shares were valued at $173,066.

During 2006. the Company issued 4,733 shares of its Class A common stock through the conversion of 1,420,000 shares of
Class D preferred stock.

In 2006, the Company issued 12,000,0000 Class A common shares in connection with proposed financing. In addition 10,000,000 shares were placed in escrow pursuant ot the Beck Settlement agreement. In addiiton, the Company issued 40,000,000 shares to current shareholders for services rendered, of the 40,000,000 shares, 5,358,689 shares were not issued, but held by the Company at December 31, 2006. These 27,358,689 share are considered issued, but not outstading as of December 31, 2006.

Duirng 2006, the Company issued 229,833 shares in exchange for the cancellation for $378,000 of indebtedness.

During 2006, the Company issued 3,333 shares of its common stock in exchange for the cancellation of its obligation to pay royalties on future sales to Advances Technology Center (See Note 10). The 3,333 shares were valued at $40,000.

During 2006, the Company agreed to increase the obligation to the debtholder from $1,331,860 to $2,000,000.
The increase in the amount due pertained to services rendered by the debt holder and for other consideration and was charged to interest expense during the period.

During 2006, the company recorded a debt discount related to the Beneficial Conversion Feature of the convertible debt issued in the amount of $450,697.

During 2006, the company issued 119,164 shares, of common stock for $500,000 in cash and licensed technology valued at
$1,913,445. The Company deemed the technology received impaired and charged off the $1,913,445 to operations in 2006.

During 2006, the Company issued 19,693 shares of its common stock in conection with various offerings. The 19,693 shares were valued at $418,812 which was charged against the proceeds received.

During 2006, the Company purchased 929 shares of its common stock for $45,643.

During 2006, certain shareholders returned to the Company 12,967 shares of its common stock which was subsequently canceled.

Duirng 2006 the Company issued 6,245,664 shares pursuant to antidilution provisions of various agreements.

During 2006, the Company issued 5,850 shares to Birchington pursuant to the downside price protection provision of the exchange agreement.

During 2006, the Company issued 30,000,000 shares of its common stock to its President pursuant to an employment agreement. The shares vest over a 3 year period. For the year ended December 31, 2006,
$6,575,342 was recognized as compenastion and charged to operations.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization

Material Technologies, Inc. (the “Company”) was organized on October 21, 1983, under the laws of the state of Delaware.

The Company is in the development stage, as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7,  Accounting and Reporting by Development Stage Enterprises, with its principal activity being research and development in the area of metal fatigue technology with the intent of future commercial application.

On January 22, 2003, the Company formed Matech International, Inc., a Nevada corporation (“International”).  International was formed as a wholly owned subsidiary of the Company to advertise, market and sell the Company’s videoscope technology which is presently utilized in the inspection of stress and crack points in turbine engines on the wings of airplanes.  At the present time there is no activity in International and the Company does not anticipate nor reasonably foresee any business activity in International in the near future.

On March 13, 2003, the Company formed Matech Aerospace, Inc., a Nevada corporation (“Aerospace”).  Aerospace was formed as a wholly owned subsidiary of the Company to advertise, market and sell all manufacturing and marketing rights to the Company’s products and technologies in all commercial markets within the United States.  During 2003, Aerospace sold shares of its common stock to investors.  As of December 31, 2007, the Company holds a 99% interest in Aerospace.  At the present time there is no activity in Aerospace and the Company does not anticipate nor reasonably foresee any business activity in Aerospace in the near future.

On August 18, 2006, the Company acquired 100% of the issued and outstanding stock of Materials Monitoring Technologies, Inc., (“Monitoring”) which was organized in the State of Florida on August 1, 2006.  On the acquisition date, Monitoring had $500,000 in cash, a license to utilize patented technology relating to the structural health monitoring of bridges and railroads, and  an agreement with a consultant to provide services associated with the development, application, and testing of the licensed technology through August 2007 (see Note 7).  As Monitoring had no customers, expenses, or operations, the acquisition of Monitoring was treated as an acquisition of assets of $500,000 in cash and $1,913,445 for intellectual property for 119,164 shares (post-split) of common stock.  The $1,913,445 was charged to operations as the value of the intellectual properties was deemed by management to be impaired.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

On January 26, 2007, the Company acquired 100% of the issued and outstanding stock of Stress Analysis Technologies, Inc. (“SATI”), which was organized in the State of Florida on October 19, 2006.  In consideration for the SATI shares received, the Company issued 50,000 shares of its Class E convertible preferred stock which has a stipulated value of $975,000 (see Note 11). On the acquisition date, SATI had $100,000 in cash and a license to utilize patented technology relating to the structural monitoring of bridges.  Under the terms of the license, royalties and fees are due on revenue generated through the utilization of the licensed technology. The license expires on January 23, 2023. As SATI had no customers, expenses, or operations, the acquisition of SATI was treated as an acquisition of assets of $100,000 in cash and $875,000 was charged to operations as management deemed the underlying value of the license to be impaired.

On April 30, 2007, the Company acquired 100% of the issued and outstanding stock of Damage Assessment Technologies, Inc. (“DATI”), which was organized in the State of Florida on April 23, 2007.  On the acquisition date, DATI had $250,000 in cash, a license to utilize patented technology relating to the damage assessment, and has an agreement with a consultant to provide services associated with the development, application, and testing of the licensed technology through August 2007 (see Note 7).  As DATI had no customers, expenses, or operations, the acquisition of DATI was treated as an acquisition of assets of $250,000 in cash and $11,000,000 of intellectual property for 7,500,000 shares of common stock.  The $11,000,000 value assigned to the intellectual properties was deemed impaired by management and charged to operations.

On June 28, 2007, the Company acquired 100% of the issued and outstanding stock of Non-Destructive Assessment Technologies, Inc. (“NDATI”), which was organized in the State of Florida on May 24, 2007.  On the acquisition date, NDATI had $250,000 in cash, a license to utilize patented technology relating to the damage assessment, and  an agreement with a consultant to provide services associated with the development, application, and testing of the licensed technology through August 2007 (see Note 7).  As NDATI had no customers, expenses, or operations, the acquisition of NDATI was treated as an acquisition of assets of $250,000 in cash and $7,380,876 of intellectual property for 6,412,500 shares of common stock.  The $7,380,876 assigned to the intellectual properties was deemed impaired by management and charged to operations.

On September 28, 2007, the Company acquired from its chief engineer 100% of the issued and outstanding stock of Bridge Testing Concepts, Inc. (“BTCI”), which was organized in the State of California on July 30, 2007. On the date of acquisition, BTCI’s sole asset consisted of technology relating to the testing of fatigue on bridges. In consideration for the shares of BTCI, the Company issued 1,500,000 shares of its common stock and paid $37,500 in October 2007. The Company treated the acquisition as a related party transaction and valued the shares issued at par. The total purchase price of $39,000 was assigned to the intellectual property received. Management deemed the value of the technology to be impaired and charged the $39,000 to operations.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

Unless otherwise noted, common stock refers to the Company’s Class A common stock.  Effective on November 8, 2006, the Company declared a 1-for-300 reverse split of the Company’s Class A common stock.  All shares amounts and per share amounts have been adjusted throughout the financial statements for this reverse stock split.

Going Concern

The Company's consolidated financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has sustained operating losses since its inception (October 21, 1983).  In addition, the Company has used substantial amounts of working capital in its operations.  Further, at December 31, 2007, deficit accumulated during the development stage amounted to approximately $  313,208,402.

In view of these matters, realization of a major portion of the assets in the accompanying consolidated balance sheet is dependent upon the Company’s ability to meet its financing requirements and the success of its future operations.  During 2007, the Company received approximately $4,000,000 (net of offering costs) through the issuance of 12,686,300 shares of its common stock and exercise of warrants and received $600,000 through the acquisitions of three wholly owned subsidiaries as discussed in above.  The Company plans to continue raising funds through the sale of its common stock through private offerings which management expects to continue in 2008. The Company has commenced to market its current technologies while continuing to develop new methods and applications.

Management believes that these sources of funds and current liquid assets will allow the Company to continue as a going concern through the end of 2008.  Management of the Company will need to raise additional debt and/or equity capital to finance future activities beyond 2008.  However, no assurances can be made that current or anticipated future sources of funds will enable the Company to finance future periods’ operations.  In light of these circumstances, substantial doubt exists about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

Restatement of Financial Statements

In valuing previous period’s non-cash security transactions, the Company utilized discounts to the respective share’s trading prices which it has determined are without foundation. In addition, the Company has also adjusted its derivative liabilities to fair value.  Therefore, it has restated its 2005 and 2006 financial statements eliminating all discounts. The net effect of the restatements was to increase is accumulated deficit at December 31, 2006 from $72,358,976 to $239,811,823 (See Note 13).

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

Recent Accounting Pronouncement

SFAS No. 159 - In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. Some requirements apply differently to entities that do not report net income. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. No entity is permitted to apply this Statement retrospectively to fiscal years preceding the effective date unless the entity chooses early adoption. The choice to adopt early should be made after issuance of this Statement but within 120 days of the beginning of the fiscal year of adoption, provided the entity has not yet issued financial statements, including required notes to those financial statements, for any interim period of the fiscal year of adoption. This Statement permits application to eligible items existing at the effective date (or early adoption date). The Company has evaluated the impact of the implementation of SFAS No. 159 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

SFAS No. 141 (revised 2007) – In December 2007, the FASB issued Statement No. 141 (revised 2007), Business Combinations. This statement replaces FASB Statement No. 141 Business Combinations.  The objective of this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, this Statement establishes principles and requirements for how the acquirer 1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree, 2) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and 3) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently assessing the potential effect of SFAS 141 (revised 2007) on its financial statements.

SFAS No. 160 – In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require 1) the ownership interests in subsidiaries held by parties other than the parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity, 2) the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, 3) changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, 4) when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, and 5) entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  The Company is currently assessing the potential effect of SFAS 160 on its financial statements.

SFAS No. 161 - In December 2007, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133. This Statement changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.

This Statement is intended to enhance the current disclosure framework in Statement 133. The Statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. This disclosure better conveys the purpose of derivative use in terms of the risks that the entity is intending to manage. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format should provide a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Disclosing information about credit-risk-related contingent features should provide information on the potential effect on an entity’s liquidity from using derivatives. Finally, this Statement

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

requires cross-referencing within the footnotes, which should help users of financial statements locate important information about derivative instruments.

This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  The Company is currently evaluating SFAS 161 and has not yet determined its potential impact on its future results of operations or financial position.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying financial statements include the accounts and transactions of Material Technologies, Inc., its wholly owned subsidiaries Matech International, Inc., (“International”) Materials Monitoring Technologies, Inc., (“Monitoring”), Stress Analysis Technologies, Inc. (“SATI”), Damage Assessment Technologies, Inc., (“DATI”), Non-Destructive Assessment Technologies, Inc., (“NDATI”), Bridge Testing Concepts, Inc., (“BTCI”) and its substantially owned subsidiary Matech Aerospace, Inc., (“Aerospace”).  Intercompany transactions and balances have been eliminated in consolidation.  The minority owners’ interests in a subsidiary have been reflected as minority interest in the accompanying consolidated balance sheet.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the fair value of marketable securities, the value of shares issued for non-cash consideration, and the recoverability of deferred tax assets.  Accordingly, actual results could differ from those estimates.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers cash equivalents to include highly liquid investments with original maturities of three months or less.

Investments

Marketable securities purchased with the intent of selling them in the near term are classified as trading securities.  Trading securities are initially recorded at cost and are adjusted to their fair value, with the change in fair value during the period included in earnings as unrealized gains or losses.  Realized gains or losses on dispositions are based upon the net proceeds and the adjusted

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

book value of the securities sold, using the specific identification method, and are recorded as realized gains or losses in the consolidated statements of operations.  Marketable securities that are not classified as trading securities are classified as available-for-sale securities.  Available-for-sale securities are initially recorded at cost.  Available-for-sale securities with quoted market prices are adjusted to their fair value.  Any change in fair value during the period is excluded from earnings and recorded, net of tax, as a component of accumulated other comprehensive income (loss).  Any decline in value of available-for-sale securities below cost that is considered to be “other than temporary” is recorded as a reduction of the cost basis of the security and is included in the statement of operations as an impairment loss.

Non-marketable securities consist of equity securities for which there are no quoted market prices.  Such investments are initially recorded at their cost.  In the case of non-marketable securities acquired with the Company’s common stock, the Company values the securities at a significant discount to the stated per share cost based upon the Company’s historical experience with similar transactions as to the amount ultimately realized from the sale of the shares.  Such investments will be reduced if the Company receives indications that a permanent decline in value has occurred.  At such time as quoted market prices become available, the net cost basis of these securities will be reclassified to the appropriate category of marketable securities.  Until that time, the securities will be recorded at their net cost basis, subject to an impairment analysis (see Note 3).

Accounts Receivable

Accounts receivable are reported at the customers’ outstanding balances less any allowance for doubtful accounts.  The Company does not accrue interest on overdue accounts receivable.

The allowance for doubtful accounts is charged to income in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  As of December 31, 2007, management believes all accounts receivable are collectible.  Accordingly, no allowance for doubtful accounts is included in the accompanying consolidated balance sheet.

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

the historical cost carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. As of December 31, 2007, the Company does not believe there has been any impairment of its long-lived assets.

Intangible Assets

Intangible assets consist of patents, license agreements and website design costs and are recorded at cost.  Patents and license agreements are amortized over 17 years and website design costs are amortized over five years.  In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, the carrying values of intangible assets are evaluated for impairment annually or whenever events or changes in circumstances indicate that the historical cost carrying value may no longer be appropriate.  As of December 31, 2007, the Company deemed all of its acquired licenses in 2007 to be impaired and has charged the total cost assigned of $19,294,875 to operations. In 2006, the Company charged to operations the value assigned to the licenses acquired in that year amounting to $1,913,445.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes.  Under SFAS No. 109, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

Convertible Debentures

If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”).  A BCF is recorded by the Company as a debt discount pursuant to EITF Issue No. 98-5 (“EITF 98-05”), Accounting for Convertible Securities with Beneficial Conversion Features or Contingency Adjustable Conversion Ratio, and EITF Issue No. 00-27, Application of EITF Issue No. 98-5 to Certain Convertible Instruments.  In those circumstances, the convertible debt will be recorded net of the discount related to the BCF.  The Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Derivative Financial Instruments

In the case of non-conventional convertible debt, the Company bifurcates its embedded derivative instruments and records them under the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, and EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.  The Company’s derivative financial instruments consist of embedded derivatives related to the non-conventional notes (“Notes”) entered into with Golden Gate Investors (“GGI”) and Palisades Capital, LLC or its registered assigns (“Palisades”) (see Note 9).  These embedded derivatives include the conversion features, liquidated damages related to registration rights, warrants issued and default provisions.  The accounting treatment of derivative financial instruments requires that the Company record the derivatives and related warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date.  Any change in fair value will be recorded as non-operating, non-cash income or expense at each reporting date.  If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge.  If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, investments, accounts receivable, accounts payable, accrued expenses, notes payable and convertible debentures. Pursuant to SFAS No. 107, Disclosures About Fair Value of Financial Instruments, the Company is required to estimate the fair value of all financial instruments at the balance sheet date. The Company cannot determine the estimated fair value of the convertible debentures as instruments similar to the convertible debentures could not be found. Other than this item, the Company considers the carrying values of its financial instruments in the financial statements to approximate their fair values.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

Revenue Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104.  As such, the Company recognizes revenue on its bridge inspections when the inspection is completed and the required inspection report is provided to the client.

Research and Development

The Company expenses research and development costs as incurred.

Basic & Diluted Net Loss per Share

The Company adopted the provisions of SFAS No. 128, Earnings Per Share (“EPS”).  SFAS No. 128 provides for the calculation of basic and diluted earnings per share.   Basic EPS includes no dilution and is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution of securities that could share in the earnings or losses of the entity.  For the year December 31, 2006 and 2007, basic and diluted loss per share is the same.  Since the calculation of diluted per share amounts would result in an anti-dilutive calculation that is not permitted and therefore not included.  If such shares were included in diluted EPS, they would have resulted in weighted-average common shares of 29,600,224 and 158,951,824, for 2006 and 2007, respectively. Such amounts include shares potentially issuable pursuant to shares held in escrow (see Note 11), convertible debentures (see Note 9), and outstanding options and warrants (see Note 13).

Issuance of Stock for Non-Cash Consideration

All issuances of the Company's stock for non-cash consideration have been assigned a per share amount equaling either the market value of the shares issued or the value of consideration received, whichever is more readily determinable. The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares on the dates issued.

The Company's accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of EITF 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services and EITF 00-18, Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees.  The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor's performance is complete.  In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.  In accordance with EITF 00-18, an asset acquired in exchange for the issuance of fully vested, nonforfeitable equity instruments should not be presented or classified as an offset to equity on the grantor's balance sheet once the equity instrument is granted for accounting purposes.  Accordingly, the Company records the fair value of the fully vested non-forfeitable common stock issued for future consulting services as prepaid services in its consolidated balance sheet.

Stock-Based Compensation

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, the Company accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

As of December 31 2007, the Company had no options outstanding.

Concentrations of Credit Risk

The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000.  From time to time, the Company’s cash balances exceed the amount insured by the FDIC.  Management believes the risk of loss of cash balances in excess of the insured limit to be low.

During the year ended December 31, 2007, the Company’s revenues were generated from three customers. During 2006, the Company’s revenues were generated from one customer.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

NOTE 3 – INVESTMENTS

Rocket City

In April 2007, the Company issued 10,000,000 shares of its common stock in exchange for 3,000,000 common shares of Rocket City Automotive Group, Inc. In August 2007, Rocket City declared a 40:1 reverse stock split. The Company initially valued the 3,000,000 shares received at $10,374,000.  The Company and Rocket City agreed in November 2007 to rescind the transaction whereby the Company recognized a loss on the transaction of $3,986,000.

Birchington

In 2005, the Company entered into two agreements (the “Birchington Agreements”) with Birchington Investments Limited (“Birchington”), a corporation organized under the laws of the British Virgin Islands.  The Company reviewed the recorded value of the Birchington shares for impairment as of December 31, 2006, pursuant to EITF 03-1 and determined that the Company’s investment in Birchington had no value. As of December 31, 2007, there has been no change to the status of this investment.

Mutual Funds

As of December 31, 2007, the Company’s investments in open-end mutual funds approximate their cost of $300,000.  The Company considers its investments in this account as being held for trading.  During 2007, the Company purchased $302,038 and sold $137,174 of this investment with no gain or loss.

Investments as of December 31, 2007 are as follows:

	Adjusted Cost	Unrealized Loss	Fair Value
Marketable trading securities	$300,000	-	$300,000
Non-marketable securities – Birchington	$-	-	$-

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

Commercial Paper

As of December 31, 2007, the Company has investments in a bank’s commercial paper totaling  $1,400,000 which accrue interest at rates ranging from 4.0% to 4.8% and mature on various dates through April 2008. As of December 31, 2007, accrued interest on these investments totaled $10,758 which was credited to operations. Of the $1,410,758 held at December 31, 2007, $401,491 is considered to be a cash equivalent and is included in cash and cash equivalents on the balance sheet.

NOTE 4 - INVENTORIES

Inventories at December 31, 2007 consist of the following:

Finished goods	$62,216
$62,216

Inventories consist of sensors and other parts used in the Company’s bridge testing operations.

NOTE 5 – PROPERTY AND EQUIPMENT

	2006	2007
Office and computer equipment	$27,645	$27,645
Manufacturing equipment	129,676	213,354
	157,321	240,999
Less accumulated depreciation	(151,950)	(158,453)
	$5,371	$82,546

Depreciation charged to operations was $6,363 and $6,505, for 2006, and 2007, respectively.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

NOTE 6 – INTANGIBLE ASSETS

Intangible assets consist of the following at December 31:

	Period of
	Amortization	2006	2007
Patent costs	17 years	$28,494	$28,494
License agreement (see Note 7)	17 years	6,250	6,250
Website	5 years	5,200	5,200
		39,944	39,944
Less accumulated amortization		(36,028)	(37,104)
		$3,916	$2,840

Amortization charged to operations for 2006 and 2007 was $1,856, and $1,076, respectively.

Estimated amortization expense for remaining life of the intangibles is as follows:

2008	$1,076
2009	$1,076
2010	$ 688

NOTE 7 – LICENSE AGREEMENTS

University of Pennsylvania

In 1993, the Company  entered into a license agreement with the University of Pennsylvania (the “University”) for the development and marketing of EFS.

Under the terms of the agreement, the Company issued to the University one share of its common stock, and a 5% royalty on sales of the product.  The Company valued the license agreement at $6,250.  The license terminates upon the expiration of the underlying patents, unless sooner terminated as provided in the agreement.  The Company is amortizing the license over 17 years.

In addition to the license agreement, the Company also agreed to sponsor the development of EFS.  Under the sponsorship agreement, the Company agreed to reimburse the University development costs totaling approximately $200,000, to be paid in 18 monthly installments

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

of $11,112.  Under the agreement, the Company reimbursed the University $10,000 in 1996 for the costs it incurred in the procurement and maintenance of its patents on EFS.

In 2006, the Company and the University agreed to modify the terms of the license and sponsorship agreements and related obligations.  The modification of the license agreement increased the University's royalty to 7% of the sales of related products and provided for the issuance of additional shares of the Company's common stock to equal 5% of the outstanding stock of the Company as of the effective date of the modification, subject to anti-dilution adjustments.  The modification of the sponsorship agreement included paying the University 30% of any amounts raised by the Company in excess of $150,000 (excluding amounts received on government grants or contracts) up to the amount owing to the University.

The parties agreed that the balance owed on the sponsorship agreement was $200,000 and commencing September 30, 1997, the balance accrued compound interest at a rate of 1.5% per month (19.6% effective annual rate) until maturity on December 16, 2001, when the loan balance and accrued interest became fully due and payable.

In August 2005, the parties entered into an agreement (the “Workout Agreement”) that again modified the terms of the Company’s obligation under the sponsorship agreement.  Pursuant to the Workout Agreement, retroactive to January 1, 2005, interest will be charged only on the December 31, 2004 balance of $760,831 (“Remaining Obligation”) at a monthly rate of 0.5% simple interest.  The Company is obligated to pay $25,000 annually due on the anniversary date of the Workout Agreement.  Further, the Company is also obligated to pay within ten days following the filing of the Company’s Forms 10-QSB or 10-KSB an amount equal to 10% of the Company’s operating income (as defined) as reflected in the quarterly and annual filings.  Under the revised terms of the Workout Agreement, the Company’s CEO’s annual cash salary is capped at $250,000.  The Company agreed to pay the University an amount equal to any cash salary paid to  its CEO in excess of the $250,000, which will be credited against the Remaining Obligation.  In accordance with the terms of the Workout Agreement, the Company issued 15,173 (post split) shares of its common stock to the University in September 2005, representing 5.25% of the Company’s outstanding shares as of the date of the Workout Agreement.  The University cannot sell the shares for 18 months.  The Company valued the shares at $5,963,120, which was charged to operations as other expense as a modification of its research and development sponsorship agreement.

Interest expense charged to operations for 2006 and 2007 amounted to $41,528 and $41,617, respectively.  The balances of the obligation (including accrued interest) at December 31, 2006 and 2007 were $772,713 and $785,650, respectively, and are reflected in research and development sponsorship payable in the accompanying consolidated balance sheets.  The current portion represents the minimum annual payment under the Workout Agreement, while the remaining balance is reflected as non-current as the Company does not expect to be required to make additional payments during the next twelve months.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

North Carolina Agricultural and Technical State University (“NCAT”)

The Company acquired this sublicense in its purchase of Monitoring.  The license allows the Company to utilize technology covered through two patents licensed to NCAT.  Under the license, the Company is required to support collaborative research under the direction of the actual inventor of the patented processes and to deliver to NCAT within three months of the effective date of the license a report indicating the Company’s plans for commercializing the subject technology.

In partial consideration for the license, the Company must pay to NCAT a royalty equal to 3.5% of net sales of licensed products sold by the Company, its affiliates and from sublicensees.  In the case of sub-licensees, the Company must pay NCAT 25% of any income, revenue, or other financial consideration received on any sublicense including but not limited to, advance payments, license issue fees, license maintenance fees, and option fees.  Minimum royalties are due as follows:

 Year beginning

August 2, 2009	$30,000
August 2, 2010	$30,000
August 2, 2011 and each year thereafter	$50,000

The license remains in full force for the life of the last-to-expire patent.  The license can be terminated by the Company by giving 90-day written notice and thereupon stop the manufacturing, use, or sale of any product developed under the license.  In addition, the license terminates if the Company defaults under the royalty provisions of the license or files for bankruptcy protection.

ISIS Innovation Limited (“ISIS”)

In the 2007 acquisition of SATI, the Company acquired a license to develop and market the patented process known as “X-Ray diffraction method.” Under the terms of the exclusive license with ISIS Innovation Limited, the licensor was granted back the right to utilize the process on a perpetual, royalty-free basis. The licensee is responsible for all costs associated with maintaining and protecting the patent. In the case of sub-licensees, the Company must pay ISIS 25% of any income, revenue, or other financial consideration received on any sublicense including but not limited to, advance payments, license issue fees, license maintenance fees, and option fees, In addition, a 2.5% royalty on net sales is due with minimum royalties as follows:

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

Year beginning

January 29, 2010	$21,000
January 29, 2011	$32,000
January 29, 2012	$42,000

Iowa State University Research Foundation (“ISURF”)

In the 2007 acquisition of NATI, the Company acquired a license to develop and market the patented process known as “Nondestructive evaluation and stimulate industrial innovation.” Under the terms of the non-exclusive license with ISURF, the Company is required to develop products for sale in the commercial market and to provide ISURF with a development plan and bi-annual development report until the first commercial product sale. The Company has the right to sublicense the patented process to third companies, but is required to pay a royalty fee of 25% of amounts earned by the Company under the sublicenses. For each product sold under the license, the Company is required to pay ISURF a royalty equal to 3% of the selling price with the following minimum royalty payments:

Year beginning

January 1, 2009	$10,000
January 1, 2010	$20,000
January 1, 2011 and each year thereafter	$30,000

NOTE 8 – NOTES PAYABLE

On May 27, 1994, the Company borrowed $25,000 from a shareholder.  The loan is evidenced by a promissory note bearing interest at 6.5%.   The note is secured by the Company’s patents and matured on May 31, 2002.  The loan has not been paid and is now in default.  As additional consideration for the loan, the Company granted to the shareholder a 1% royalty interest in the Fatigue Fuse and a 0.5% royalty interest in EFS (see Note 10).  The balance due on this loan as of December 31, 2006 and 2007 was $55,138 and $56,761.  Interest charged to operations for 2006 and 2007 was $1,623 and $1,623, respectively.

In October 1996, the Company borrowed $25,000 from an unrelated third party.  The loan bears interest at an annual rate of 11% and matured on October 15, 2000.  The Company issued warrants to the lender for the purchase of  one share of the Company’s common stock at a price

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

of $300 per share.  The loan  was paid off April 2007.  Interest charged to operations for the 2006 and 2007 amounted to $2,752 and $9, respectively.

On April 28, 2003, the Company borrowed $10,000 from an unrelated third party.  The loan is unsecured, non-interest bearing and due on demand.

On March 5, 2007, the Company borrowed $200,000 from a shareholder. The loan is evidenced by an unsecured promissory note which is assessed interest at an annual rate of 8%. The note matures on March 5, 2009 when the principal and accrued interest become fully due and payable. The balance of the loan including accrued interest at December 31, 2007 is $213,508.  Interest charged to operations in 2007 amounted to $13,508.

NOTE 9 – CONVERTIBLE DEBENTURES

Palisades

On September 23, 2003, the Company entered into a Class A Secured Convertible Debenture (the “Debentures”) with Palisades, pursuant to which Palisades agreed to loan the Company up to $1,500,000.  On December 1, 2003, after Palisades had funded $240,000 of the original Debentures, the Company entered into additional Class A Secured Convertible Debentures with two additional investors, pursuant to which such investors would loan the Company up to $650,000 each, and the Company agreed that Palisades would not make additional advances under the Debentures.  The Company received a total of $1,125,000 under the Debentures.

Under the Debentures, each holder has the option to convert the principal amount of all monies loaned under the Debentures, together with accrued interest, into common stock of the Company at the lesser of (i) 50% of the average ten closing prices for the Company’s common stock for the ten days immediately preceding the conversion date or (ii) $0.10 (the lesser of the two being referred to as the “Conversion Price”).  In addition, the Debentures provide that in the event the conversion price is less than $0.10 per share when the holder elects to convert, the Company would have the right, and any time during the 75 days following the date of the holder’s notice of conversion, to prepay all or a portion of the Debentures that have been requested to be converted and the Company would therefore not be required to issue the conversion shares.

Since the Debentures allow the holders to convert the outstanding principal amount into shares of the Company’s common stock at a discount to fair value, the Company recorded the fair value of the conversion feature of $1,125,000 in 2004.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

The Company’s CEO entered into a voting agreement and irrevocable proxy, which provides that as of September 23, 2006, if an event of default (as defined in the Debentures) continues for a period of not more than 30 days, all Class B common stock which  the CEO owns of record, or becomes the owner of record in the future will be voted in accordance with the direction of a third party named in the Debentures (an affiliate of Palisades) or his designated successor.  This loss of  the CEO’s voting rights would affect a change in the voting control of the Company.

In August 2006, the Company issued Palisades 8,333 shares of its common stock in exchange for reducing the balance due on the debenture by $100,000.  In addition during 2006, Palisades paid two consultants on behalf of the Company a total of $249,610 which increased the balance due accordingly.  In addition, in September 2006, the parties agreed to increase the total obligation due on the debenture (including accrued interest) from $1,581,470 to $2,000,000 as a result of Palisades' payment on behalf of the Company.  The increase of $418,530 was charged to interest expense.

The Debentures bear interest at an annual rate of 10%, are secured by substantially all assets of the Company and were scheduled to mature on December 31, 2006, when all principal and accrued interest was payable.

On October 27, 2006, the Company entered into a series of agreements with Palisades, whereby the Company extended the due date on over $2,100,000 (including accrued interest) in debentures for two years from December 31, 2006 to December 31, 2008.  Pursuant to the terms of a settlement agreement and general release, the Company agreed to:

1.	Release each of the debenture holders from all liability arising prior to October 27, 2006;
2.	Effectuate a 1-for-300 reverse stock split of the Company’s Class A common stock;
3.	Issue warrants to purchase an aggregate of 35,000,000 post-split shares of the Company’s Class A common stock at an exercise price of $0.001 per share;
4.
Issue up to 30,000,000 post-split shares of the Company’s Class A common stock to the Company’s CEO, as consideration for the receipt of a general release from him and execution of a new employment agreement (Note 12);

5.	Issue up to 40,000,000 post-split shares of the Company’s Class A common stock to certain third-parties designated by the Company’s CEO; and
6.	Execute an amendment to each of the outstanding debentures held by the debenture holders to:

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

o	Extend the due date to December 31, 2008,
o	Increase the principal balance by 15%,
o	Maintain the conversion price at the lower of $0.10 or 50% of the market price after the reverse stock split,
o	Limit the number of shares the Company can issue pursuant to a registration statement on Form S-8,
o	Eliminate the 75-day waiting requirement between the time the Company receives a notice of conversion and the time the Company must deliver the applicable shares,
o	Confirm that a default under one of the debentures will be considered a default under all of them,
o	Deposit 9.9% of the Company’s issued and outstanding stock with an escrow agent to deliver upon a conversion by the debenture holders, and to maintain that balance with the escrow agent,
o	Limit the conversion so that no holder may own more that 4.99% of the Company’s outstanding Class A common stock at any one time, and
o	Add $60,000 to the principal balance owed.

As a result of the settlement agreement and general release, the Company assessed the debt modification under EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments and determined that the modification resulted in a debt extinguishment.  The Company recorded $831,035 as a gain on the modification of debt during 2006.

During 2007, $1,005,000 of indebtedness was cancelled in exchange for the issuance of 10,050,000 shares of the Company’s common stock. In addition, the indebtedness was increased during the year by $1,100,000 in exchange for the settlement on behalf of the Company of obligations it owed to various consultants.  In these transactions, the Company charged to operations consulting fees totaling $4,050,000 with an offset to equity of the same amount. The $4,050,000 represents the value of the shares issued in excess of the agreed upon increase in indebtedness.

The balance of the Debenture, including accrued interest, at December 31, 2006 and 2007 was $105,266 (net of unamortized discount of $2,421,113), and $1,903,143 (net of unamortized discount of $993,233), respectively.  Interest charged to operation in on the face amount of the debentures in 2006 was $1,046,307 (including $418,530 of interest charged in the debt restructuring and $483,671 in interest charged in the reduction in the discount for conversion of indebtedness). In 2007, interest charged to operations amounted to $274,998 (including a reduction in the discount for conversion of indebtedness of $183,482) Amortization expense of the discount also charged to operations as interest expense in 2006 and 2007 amounted to $399,420 and $1,427,880, respectively.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

Per EITF 00-19, paragraph 4, these convertible debentures do not meet the definition of a “conventional convertible debt instrument” since the debt is not convertible into a fixed number of shares.  The debt can be converted into common stock at a conversion price that is a percentage of the market price; therefore the number of shares that could be required to be delivered upon “net-share settlement” is essentially indeterminate.  Therefore, the convertible debenture is considered “non-conventional,” which means that the conversion feature must be bifurcated from the debt and shown as a separate derivative liability.

In addition, since the convertible debenture is convertible into an indeterminate number of shares of common stock, it is assumed that the Company could never have enough authorized and unissued shares to settle the conversion of the warrants into common stock.  Therefore, the warrants issued in connection with this transaction are shown as a liability.

At December 31, 2006 and 2007, the fair value of the warrant and conversion derivative liabilities were $44,258,479 and $10,871,177, respectively.

GGI

To obtain funding for ongoing operations, the Company entered into a Securities Purchase Agreement (the “SPA”) and various amendments to the SPA with Golden Gate Investors, Inc. (“GGI”) on December 16, 2005 for the sale of (i) $40,000 in unsecured convertible debentures (the “Notes”) and (ii) warrants to purchase 13,333 shares of the Company’s common stock.

The Notes bear interest at 5.25% per annum, mature three years from the date of issuance and are convertible into the number of shares of the Company’s common stock equal to the dollar amount of the Notes being converted multiplied by 110, less the product of the conversion formula multiplied by 100 times the dollar amount of the Notes being converted, which is divided by the conversion formula.  The conversion formula is the lesser of (i) $210, (ii)  80% (the “Discount Multiplier”) of the average of the three lowest volume weighted average prices during the twenty trading days prior to the conversion or (iii)  80% of the volume weighted average price on the trading day prior to the conversion.  Accordingly, there is no limit on the number of shares into which the Notes may be converted.  The Company  agreed to register the shares that may be issued upon conversion of the Notes and exercise of the related warrants.

Beginning in the first full calendar month after the registration statement is declared effective, GGI had agreed to convert at least 5%, but no more than 10% of the face value of the Notes into shares of the Company’s common stock.  If GGI converts more than 5% of the Notes in any calendar month, the excess over 5% shall be credited against the subsequent month’s minimum conversion amount.  If GGI fails to convert at least 5% of the face amount of the Notes in any given calendar month, GGI will not be entitled to collect interest on the Notes for that month.  If the volume weighted average price of the Company’s common stock is below $60, the Company

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

shall have the right to prepay that portion of the Notes that GGI is required to convert, plus any accrued but unpaid interest at 130% of such amount.  If at any time during the calendar month, the volume weighted average price is below $30, GGI shall not be obligated to convert any portion of the Notes during that month.

Beginning in the first full month after the registration statement is declared effective, GGI  agreed to exercise at least 5%, but no more than 10%, of the warrants per calendar month at an exercise price of $327 per share.  If GGI exercises more than 5% of warrants in any calendar month, the excess over 5% shall be credited against the subsequent month’s minimum exercise amount.  If GGI fails to exercise at least 5% of the warrants in any given calendar month, GGI  would not be entitled to collect interest on the Notes for that month.  The warrants are exercisable through the maturity date of December 16, 2008.

At any time prior to the registration statement being declared effective, GGI may demand repayment of 130% of the principal amount of the Notes, plus all accrued and unpaid interest thereon, in cash within 10 days of such demand.  Additionally, the Company would be required to issue and pay to GGI 167 shares of common stock and $15,000 in cash for each 30-day period, or portion thereof, that the Registration Statement is not effective.  The cash payment increases to $20,000 for each 30-day period, or portion thereof, after the first 90-day period.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

In the event the Company breaches any representation or warranty in the SPA, the Company is required to pay in cash, 130% of the then outstanding principal balance of the Notes, plus accrued and unpaid interest.

For a period of one year after the effective date of the SPA, GGI  agreed to restrict its ability to convert its Notes or exercise its warrants and receive shares of the Company’s common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.

The Notes include certain features that are considered embedded derivative financial instruments, such as the conversion feature, events of default and a variable liquidated damages clause.  These features are described below, as follows:

	The Notes’ conversion feature is identified as an embedded derivative and has been bifurcated and recorded on the Company’s balance sheet at its fair value;


The SPA includes a penalty provision based on any failure to meet registration requirements for shares issuable under the conversion of the Notes or exercise of the warrants, which represents an embedded derivative, but such derivative has a de minimus value and has not been recorded in the accompanying consolidated financial statements; and


The SPA contains certain events of default including not having adequate shares registered to effectuate allowable conversions; in that event, the Company is required to pay a conversion default payment at 130% of the then outstanding principal balance on the Notes, which is identified as an embedded derivative, but such derivative has a de minimus value and has not been recorded in the accompanying consolidated financial statements.

During 2006, the Company received an additional advance of $50,000.

In conjunction with the Notes, the Company issued warrants to purchase 13,333 shares of common stock.  The accounting treatment of the derivatives and warrants requires that the Company record the warrants at their fair values as of the inception date of the agreement, which totaled $326,600.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

The initial fair value assigned to the embedded derivatives and warrants was $5,957,188.  The Company recorded the first $40,000 of fair value of the derivatives and warrants to debt discount (equal to the total proceeds received as of December 31, 2005), which will be amortized to interest expense over the term of the Notes.  Amortization expense charged to operations during 2006 and 2005 was $13,333 and $0.  The remaining balance of $5,917,188 was recorded as interest expense for the year ended December 31, 2005.

In May 2006, the Company entered into an addendum to the GGI Notes.  Per the terms of the agreement, the debenture amount  was increased from $40,000 to $1,000,000, and upon notification that the registration statement for the Conversion Shares (as defined in the agreement) has been filed with the SEC, GGI shall advance the Company an additional $20,000.  Additionally, upon the effective registration of the underlying shares, the Company shall issue 66,667 registered shares to be held in escrow and GGI shall transfer the Company the remaining debenture balance.  The agreement modified the terms of the conversion as follows:

	the number of shares into which the Notes maybe converted is equal to the dollar amount of the Notes being converted divided by the conversion formula;

	eliminates the provision that if the volume weighted average price is less than $30 that GGI shall not be obligated to convert any portion of the Notes during that month;


if GGI elects to convert a portion of the Notes and, on the day that the election is made, the volume weighted average price is below the lesser of: (i) $15, or (ii) the lowest price at which any of the 66,667 additional shares are issued or sold, the Company shall have the option to do one of the following: (a) redeem that portion of the Notes that GGI elected to convert, plus any accrued  interest, at 108% of such amount, or (b) increase the discount multiplier to 99% on that portion of Notes that GGI elected to convert, or (c) one time during any six-month period, not permit any Notes  to be converted by GGI for a period of 60 days; and

	If GGI elects to convert a portion of the Notes and, on that day the election is made, the volume weighted average price is $96 or higher, the Discount Multiplier shall be 72%.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

The original 13,333 warrants issued have been cancelled.  In May 2006 and in connection with the modification of the GGI Notes, the Company issued to GGI 166,667 warrants to purchase common stock at a price of $3 per share, provided, however, in no event will the exercise price be lower or higher than the lowest price at which the Company sells any common stock (through direct issuance, conversion of debentures, etc, but not including stock issued for services) during the 30 days prior to the exercise date.  GGI has agreed to exercise the warrant shares at a rate of at least 4,167 shares per week once the registration statement has been declared effective.  Also, beginning in the first full calendar month after the registration of the underlying shares is declared effective, GGI must convert at least 10%, but no more than 40%, of the face value of the Notes per calendar month into common shares of the Company, provided that the common shares are available, registered and freely tradable.  The Company may reduce the monthly maximum figure from 40% to 6% for any three calendar months (but not two consecutive calendar months) during the term of Notes by giving written notice at least 10 business days prior to the first applicable month.  GGI and the Company shall enter into three additional $1,000,000 convertible debentures, each with the same terms as above.  The agreement also allows the Company to register up to an additional 66,667 shares for sale or issuance to parties other than GGI in the registration statement.

As a result of the modification of the debt, the Company recognized a gain on the debt extinguishment for the difference between the fair value of the Notes and warrant and derivative liabilities immediately before the modification and after the modification as part of the change in fair value of derivative and warrant liabilities.

The balance of the Debenture, including accrued interest, at December 31, 2006 and 2007 was $63,894 (net of unamortized discount of $26,667) and $78,051 (net of unamortized discount of $13,333), respectively.  Interest expense on the Debentures for the three months ended September 30, 2007 and 2006, excluding amortization of the discount, was $1,202 and $1,191, respectively. Interest expense on the Debentures for the nine months ended September 30, 2007 and 2006, excluding amortization of the discount, was $3,357 and $,2456, respectively. Amortization of the discount for 2006 and 2007 which was charged to operations as interest expense amounted to $13,333 and $13,333, respectively.

At December 31, 2006 and 2007, the fair value of the warrant and conversion derivative liabilities were $218,061 and $26,746, respectively.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Royalties

On December 24, 1985, to provide funding for research and development of the Fatigue Fuse, the Company entered into various agreements with the Tensiodyne 1985-I R & D Partnership (the “Partnership.”)  These agreements were amended on October 9, 1989, and under the revised terms, obligated the Company to pay the Partnership a royalty of 10% of future gross sales.  In September 2006, the Company issued 3,333 (post split) shares of its common stock in exchange for the cancellation of the royalty obligation.

On August 30, 1986, the Company entered into a funding agreement with the Advanced Technology Center (“ATC”), whereby ATC paid $45,000 to the Company for the purchase of a royalty of 3% of future gross sales and 6% of sublicense revenue.  In September 2006, the Company issued 3,333 (post split) shares of its common stock in exchange for the cancellation of the royalty obligation.

On May 4, 1987, the Company entered into another funding agreement with ATC, whereby ATC provided $63,775 to the Company for the purchase of a royalty of 3% of future gross sales and 6% of sublicense revenues.  The agreement was amended August 28, 1987, and as amended, the royalty cannot exceed the lesser of (1) the amount of the advance plus a 26% annual rate of return or, (2) total royalties earned for a term of 17 years.

During 2006, ATC and the Company entered into a settlement agreement whereby in consideration for 3,334 shares of common stock, ATC cancelled its rights to any and all royalties on future Company sales.  The 3,334 shares were valued at $40,000 (based on the market price of the underlying stock on the date of grant) and charged to other expense as royalty settlement expense.

In 1994, the Company issued to Variety Investments, Ltd. of Vancouver, Canada (“Variety”) a 22.5% royalty interest on the Fatigue Fuse in consideration for the cash advances made to the Company by Variety.  In December 1996, in exchange for the Company issuing  one share of its common stock to Variety, Variety reduced its royalty interest to 20%.  In 1998, in exchange for the Company issuing  two shares of its common stock to Variety, Variety reduced its royalty interest to 5%.

As discussed in Note 8, the Company granted a 1% royalty interest in the Company's Fatigue Fuse and a 0.5% royalty interest in EFS to a shareholder as partial consideration on a $25,000 loan made by the shareholder to the Company.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

A summary of royalty interests that the Company has granted and are outstanding as of December 31, 2007 follows:

	Fatigue Fuse	EFS	Server Array System	X-Ray Diffraction Method	Nondestructive evaluation and stimulate industrial innovation

Tensiodyne 1985-1 R&D Partnership	- *	-	-	-	-
Variety Investments, Ltd.	5.00%	-	-	-	-
University of Pennsylvania (see Note 7)
Net sales of licensed products	-	7.00%	-	-	-
Net sales of services	-	2.50%	-	-	-
NCAT (see Note 7)
Net sales of licensed products	-	-	3.50%	-	-
Sublicensing income	-	-	25.00%	-	-
ISIS (see Note 7)
Net sales of licensed products	-	-	-	2.5%	-
Sublicensing income	-	-	-	25.00%	-
ISURF (see Note 7)
Net sales of licensed products	-	-	-	-	3.0%
Sublicensing income	-	-	-	-	25.00%
Shareholder	1.00%	0.50%	-	-	-

* Royalties cancelled through issuance of shares of Company’s common stock (See Note 11).

Litigation

In July 2002, the Company settled  a lawsuit related to a contract dispute with Mr. Stephen Beck.  In March 2006, Mr. Beck filed a lawsuit against the Company alleging breach of contract related to the lawsuit settlement and sought approximately $135,000 in damages, plus the issuance of 12,989 shares of the Company’s common stock  entitled, plus interest.  During the three months ended June 30, 2006, the Company issued Mr. Beck 4,011 shares of its common stock related to ongoing negotiations with Mr. Beck.  The value of the shares issued to Mr. Beck was $173,244 and has been included in other income and expenses in the accompanying statement of operations.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

In December 2006, the Company entered into a settlement agreement and release agreement, as well as irrevocable escrow instructions, to settle the lawsuit filed on March 8, 2006.  As consideration under the settlement, the Company issued 5,000,000 shares of its common stock to Mr. Beck, with the shares to be held by an escrow agent and distributed to Mr. Beck monthly with a trading limit equal to 8% of the previous month’s trading volume of the Company’s common stock, until Mr. Beck has received a total of $800,000.  As the Company has guaranteed this debt to Mr. Beck in the amount of $800,000, the Company originally recorded a liability for this amount at the time of the settlement.  As Mr. Beck receives proceeds from the sale of his shares into the market, the Company is reducing its guarantee by that amount.  Additionally during 2006, Mr. Beck was paid $44,000 in cash as part of the settlement.   Mr. Beck  also had anti-dilution rights on those shares to maintain his percentage ownership for an agreed-upon period of 21 months.  The Company issued another 5,000,000 shares to Mr. Beck to be held in escrow until the conditions are met with respect to the anti-dilution shares.  On December 27, 2006, the Company issued 751,193 shares pursuant to the anti-dilution provision in the Beck settlement arrangement.   On April 6, 2007, the Company issued Mr. Beck an additional 1,443,439 shares pursuant to the anti-dilution agreement. As of December 31, 2007, the Company’s guarantee to Mr. Beck is $230,000. During 2007, the Company paid Mr. Beck $68,588 and Mr. Beck received approximately $501,442 in proceeds from the sale of Company stock. The Company is recognizing to income the proceeds received by Mr. Beck on the sale the stock he owns in the Company. In addition, at December 31, 2007, the Company accrued an additional $173,024 to Mr. Beck which was charged against equity and paid in 2008.

The Company has also been named as a defendant in a lawsuit alleging breach of contract due to the Company’s failure to pay certain amounts due to a consultant for services.  The Company asserts that the contract was unenforceable due to a number of factors.  Legal counsel has advised the Company that it is premature to estimate the outcome or the range of damages that may occur if the case is not settled in the Company’s favor.

In the ordinary course of business, the Company may be from time to time involved in other various pending or threatened legal actions.  The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon  the Company’s` financial condition and results of operations.  However, in the opinion of  management, matters currently pending or threatened against  the Company are not expected to have a material adverse effect on the Company’s financial position or results of operations.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

Indemnities and Guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions.  These indemnities include certain agreements with the Company’s officers under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship.  They also include indemnities made to the holders of the convertible debentures, Mr. Beck, with regards to his settlement with the Company, and the sellers of investments in securities.  The duration of these indemnities and guarantees varies, and in certain cases, is indefinite.  The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company would be obligated to make.  Historically, the Company has not been obligated to make significant payments for these obligations and no liability has been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

NOTE 11 – STOCKHOLDERS' EQUITY

Class A Preferred Stock

The holders of the Class A convertible preferred stock have a liquidation preference of $720 per share.  Such amounts shall be paid on all outstanding Class A preferred shares before any payment shall be made or any assets distributed to the holders of the common stock or any other stock of any other series or class ranking junior to the shares as to dividends or assets.

These shares are convertible to shares of the Company’s common stock at a conversion price of $0.72 (“initial conversion price”) per share of Class A preferred stock that will be adjusted depending upon the occurrence of certain events.  The holders of these preferred shares shall have the right to vote and cast that number of votes which the holder would have been entitled to cast had such holder converted the shares immediately prior to the record date for such vote.  The holders of these shares shall participate in all dividends declared and paid with respect to the common stock to the same extent had such holder converted the shares immediately prior to the record date for such dividend.

Class B Preferred Stock

The Company has designated 15 shares of Class B preferred stock, of which no shares have been issued.  The holders of Class B preferred shares are entitled to a liquidation preference of $10,000 per share.  Such amounts shall be paid on all outstanding Class B preferred shares before any payment shall be made or any assets distributed to the holders of common stock or of any other stock of any series or class junior to the shares as to dividends or assets,

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

but junior to Class A preferred shareholders.  Holders of Class B preferred shares are not entitled to any liquidation distributions in excess of $10,000 per share.

The shares are redeemable by the holder or the Company at $10,000 per share.  The holders of these shares shall have the right to vote at one vote per Class B preferred share and shall participate in all common stock dividends declared and paid according to a formula as defined in the series designation.

Class C Preferred Stock

Each shareholder of Class C preferred stock is entitled to receive a cumulative dividend of 8% per annum for a period of two years.  Dividends do not accrue or are payable except out of earnings before interest, taxes, depreciation and amortization.  At June 30, 2007, no dividends are payable to Class C preferred shareholders.  Holders of the Class C preferred stock are junior to holders of the Company’s Class A and B preferred stock, but hold a higher position than common shareholders in terms of liquidation rights.  Holders of Class C preferred stock have no voting rights.  Holders of Class C preferred stock have the right to convert their shares to common stock on a 300-to-1 basis.

The Company requires an approval of at least two-thirds of the holders of Class C preferred shareholders to alter or change their rights or privileges by way of a reverse stock split, reclassification, merger, consolidation or otherwise, so as to adversely affect the manner by which the shares of Class C preferred stock are converted into common shares.

Class D Preferred Stock

Holders of Class D preferred stock have a $0.001 liquidation preference, no voting rights and are junior to holders of all classes of preferred stock but senior to common shareholders in terms of liquidation rights.  Class D preferred stockholders are entitled to dividends as declared by the Company’s Board of Directors, which have not been declared as of June 30, 2007.  Holders of Class D preferred stock have the right to convert their shares to common stock on a 300-to-1 basis. As of June 30, 2007, there were no Class D Preferred shares outstanding.

Class E Convertible Preferred Stock

On January 26, 2007, the Company amended its certificate of incorporation by filing a certificate of designation of rights, preferences, privileges and restrictions of the Company’s  Class E convertible preferred stock.  The Company  authorized 60,000 shares, each with an original issue price of $19.50 per share.  In each calendar quarter, the holders of the then outstanding Class E Convertible Preferred Stock  are entitled to receive non-cumulative dividends in an amount equal to 5% of the original purchase price per annum. All dividends may be accrued by the Company

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

until converted into common shares. After one year from the issuance date, the holders of Class E convertible preferred stock have the right to convert the preferred shares held into shares of the Company’s common stock at the average closing bid price of the ten days prior to the date of conversion. Class E Preferred shares  have no liquidation preference, and has ten votes per share.

In connection with the acquisition of SATI, the Company issued 50,000 shares of Class E convertible preferred which were valued at the  original purchase price of $19.50 per share. The
Company also issued an additional 5,000 shares to a consultant in connection with the SATI acquisition, which were valued at $97,500 and charged to equity as costs of the  acquisition.

Class A Common Stock

The holders of the Company's Class A common stock are entitled to one vote per share of common stock held.

During 2007, the Company issued 64,390,000 and cancelled 10,468,114 shares of its common stock.

During 2006, the Company issued 71,956,601 and cancelled 8,129 shares of its common stock.

From time to time, the Company issues its common shares and holds the shares in escrow on behalf of another party until consummation of certain transactions.  The following is a reconciliation of shares issued and outstanding as of December 31, 2007:

Issued shares	546,173,718

Less shares held in escrow:
Shares issued to the Company and held in escrow	(4,014,897)
Shares held in escrow pursuant to agreement debenture
Holders	(8,000,000)
Shares held as collateral for potential debt financing	(400,000,000)
Contingent shares held related to the Beck settlement
for antidilution purposes (see Note 10)	(7,805,368)
Other	(6,000)
(419,826,265)

Outstanding shares (including shares committed)	126,347,453

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

Class B Common Stock

The holders of the Company's Class B common stock are not entitled to dividends, nor are they entitled to participate in any proceeds in the event of a liquidation of the Company.  However, the holders are entitled to 600,000 votes for each share of Class B common stock held.

Common Shares Issued for Non Cash Consideration

The value assigned to shares issued for services were charged to operations in the period issued.

2007

On January 9, 2007, the Company issued 20,000 shares of its common stock for services rendered in connection with its bridge testing which were valued at $46,000. On January 9, 2007, the Company issued 5,000 shares of its common stock for legal services valued at $11,500. On January 10, 2007, the Company issued 1,800,000 shares in consideration for the cancellation of $180,000 of convertible debt. On January 16, 2007, the Company issued 20,000 shares of its common stock to two consultants for services rendered valued at $45,000.  On January 22, 2007, the Company issued 30,000 shares of its common stock to two consultants for services rendered valued at $58,500. On February 1, 2007, the Company issued 10,000 shares of its common stock to a consultant for services rendered valued at $20,500.   On February 2, 2007, the Company issued 4,000,000 shares in consideration for the cancellation of $400,000 of convertible debt. On February 7, 2007, the Company issued 15,000 shares of its common stock for legal services in connection with its private offering valued at $33,750. On February 14, 2007, the Company issued 20,000 shares of its common stock for services rendered in connection with its bridge testing which were valued at $44,000. On February 28, 2007, the Company issued 350,000 shares of its common stock to two consultants for services rendered subject to three year lock up agreement which were valued at $507.500. Also on February 28, 2007, the Company issued 300,000 shares of its common stock for accounting services subject to a three year lockup agreement which were valued at $435,000. On March 2, 2007, the Company issued 26,000 shares of its common stock for services rendered in connection with its bridge testing which were valued at $41,600. On March 2, 2007, the Company issued 20,000 shares of its common stock to two consultants for services rendered valued at $32,000.  On March 6, 2007, the Company issued 1,002,000 shares of its common stock to two consultants subject to three year lockup agreements for services rendered valued at $641,280.  On March 9, 2007, the Company issued 56.667 shares of its common stock to two consultants subject to three year lockup agreements for services rendered valued at $71,967.  On March 12, 2007, the Company issued 150,000 shares of its common stock to a consultant subject to three year lockup agreement for services rendered valued at $217,500.  On March 16, 2007, the Company issued 3,333 shares of its common stock to a consultant subject to three year lockup agreement for services rendered valued at $4,963. On March 19, 2007, 50,000 shares of common stock were returned and

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

subsequently cancelled.  On March 19, 2007, the Company issued 50,000 shares of its common stock to a consultant subject to three year lockup agreement for services rendered valued at $77,500.  On March 27, 2007, the Company issued 169,300 shares of its common stock to two consultants subject to three year lockup agreements for services rendered valued at $279,345.

On April 6, 2007, the Company issued Mr. Stephen Beck 1,446,439 shares of its common stock pursuant to the anti-dilution provision of his settlement agreement with the Company. On April 9, 2007, the Company cancelled 9,040,000 shares that it held in reserve for future financing. These shares were originally considered issued but not outstanding. On April 17, 2007, the Company issued 6,693 shares of its common stock subject to a three year lockup agreement and valued at $10,040. On April 20, 2007, the Company issued 405,000 shares of its common stock in connection with the exercise of warrants to purchase 2,250,000 shares of the Company’s common stock,. The 405,000 shares were valued at $587,250 and charged against equity. On April 25, 2007, the Company issued 2,261 shares of its common stock subject to a three year lockup agreement and valued at $3,346. On April 27, 2007, the Company issued 30,000 of its common stock shares to a consultant subject to a 2 year lock up agreement and valued at $45,000. On April 27, 2007, the Company issued 10,000,000 of its common stock in exchange for 3,000,000 common shares of Rocket City Automotive Group, Inc which were valued at $13,832,000. On April 27, 2007, the Company issued 7,500,000 shares of its common stock in exchange for 100% of the outstanding stock in Damage Assessment Technologies, Inc. The 7,500,000 shares were valued at $11,250,000 of which $11,000,000 was expensed as an impairment loss. On May 3, 2007, the Company issued 1,250,000 shares of its common stock to an officer for consultant on the Company’s technology subject to a three year lockup agreement and valued at $1,837,500. Also on May 3, 2007, the Company issued a total of 2,450,000 shares of its common stock to 3 consultants subject to three year lockup agreements and valued at $3,601,500. On May 3, 2007, the Company issued 750,000 shares of its common stock to a consultant involved in the Company’s acquisition of Damage Assessment Technologies, Inc. valued at $1,102,500 which was charged against equity. On May 11, 2007, the Company issued 304,000 shares of its common stock for investment relations services pursuant to the terms of the agreement with the consultant. The 304,000 shares were valued at $456,000.On May 14, 2007, 350,000 shares of the Company’s common stock were returned to treasury and cancelled. On May 21, 2007, the Company issued 644,000 shares of its common stock pursuant to the anti-dilution provision of an agreement the Company has with a consultant. On June 11, 2007, the Company issued 4,000 shares of its common stock pursuant to the terms of the agreement the Company has with an investment relations firm valued at $5,600. On June 11, 2007, the Company issued 250,000 shares of its common stock to a consultant valued at $350,000.  On June 19, 2007, the Company issued 2,250,000 shares of its common stock in exchange for the cancellation of $225,000 of debt owed on certain convertible notes. On June 21, 2007, the Company issued 1,000,000 shares to a consultant subject to a 3 year lockup agreement valued at $1,070,000. On June 26, 2007, the Company issued 100,000,000 shares of its common stock for future financing. On June 27, 2007, the Company issued 6,412,500 shares of its common stock in

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

exchange for 100% of the outstanding stock of Non-Destructive Assessment Technologies, Inc (“NDTAI”). The 6,412,500 shares were valued at $7,630,875 of which $7,380,875 was charged to operations as an impairment loss. As part of the agreement to purchase NDATI, the Company issued 337,500 shares of its common stock to a consultant valued at $64,463, which was charged against equity.

On July 17, 2007, the Company issued 264,810 shares of its common stock to Mr. Stephen Beck pursuant to the anti-dilution provision of Mr. Beck’s settlement agreement. The 264,810 shares were valued at par. On July 17, 2007, the Company issued 4,000 shares of its common stock to an investment relations firm for services valued at $4,200. On July 20, 2007, the Company issued 106,500 shares of its common stock to a consultant valued at $106,500.  On July 27, 2007, the Company issue 100,000,000 shares in its name which it is holding for future financing. On July 30, 2007, the Company issued 250,000 shares of its common stock to a consultant valued at $260,000.  On July 30, 2007, the Company issued 4,000 shares of its common stock to an investment relations firm for services valued at $4,160. On August 24, 2007, the Company issued 950,000 shares of its common stock to two consultants valued at $988,000.  On August 27, 2007, the Company issued 8,670 shares of its common stock to a consultant for services valued at $8,583. On September 11, 2007, the Company issued 290,000 shares of its common stock for legal services valued at $208,800. On September 19, 2007, the Company issued 2,000,000 shares of its common stock in exchange for the cancellation of $200,000 of debt owed on certain convertible notes. On September 19, 2007, the Company issued 4,000 shares of its common stock to an investment relations firm for services valued at $2,680. On September 21, 2007, the Company issued 250,000 shares of its common stock to two consultants valued at $167,500. On September 24, 2007, the Company issued 1,000,000 shares of its common stock to a consultant valued at $670,000. On September 26, 2007, the Company issued 240,000 shares of its common stock to a consultant valued at $165,600. On September 28, 2007, the Company issued 1,500,000 to its chief engineer as part consideration in the acquisition of Bridge Testing Concepts, Inc., a corporation wholly owned by chief engineer. The Company deemed the acquisition as a related party transaction and valued the 1,500,000 shares at par. On September 28, 2007, the Company issued 675,000 shares of its common stock to a consultant valued at $540,000.

On October 1, 2007, the Company issued 400,000 shares of its common stock to an employee. The shares vest over three years and were valued at $288,000. The Company charged the $288,000 to operations over the three year vesting period. On October 2, 2007, the Company issued 76,300 shares of its common stock to a consultant for services valued at $51,121.On October 4, 2007, certain shareholders returned 18,114 shares of the Company’s common stock which were subsequently cancelled. On October 12, 2007, the Rocket City Automotive returned the 10,000,000 shares of the Company’s common stock which was subsequently cancelled. On December 6, 2007, the Company issued 62,500 shares of its common stock in connection with a private offering. The 62,500 shares were valued at $26,250 which was charged against

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

the proceeds received. On December 10, 2007, the Company issued 250,000 shares to one of its advisors for services valued at $155,000. On December 12, 2007, the Company issued 200,000,000 shares in its name for future financing. On December 27, 2007, the Company issued 231,207 shares of its common stock to Mr. Beck pursuant to the anti-dilution provision of his settlement agreement with the Company.

2006

On January 5, 2006, the Company issued 950 shares of its common stock to two consultants for services valued at $14,450. On January 10, 2006, the Company issued 4,920 shares of its common stock to three consultants for services valued at $295,200.  On January 16, 2006, the Company issued 833 shares of its common stock to a consultant for services valued at $50,000.  On January 25, 2006, the Company issued 1,333 shares of its common stock to a consultant for services valued at $600,000.  On January 25, 2006, the Company issued 4,733 shares of its common stock in exchange for the cancellation of 4,733 shares of Class D preferred stock.  On February 1, 2006, the Company issued 3,333 shares of its common stock to a consultant for services valued at $150,000.  On February 8, 2006, the Company issued 1,667 shares to one of its advisors in connection to the development of its products valued at $45,000.  On February 8, 2006, the Company issued 2000 shares of its common stock to a consultant for services valued at $90,000.  On February 13, 2006, the Company issued 4,010 shares of its common stock to Mr. Stephen Beck in connection with his lawsuit valued at par.  On February 22, 2006, the Company issued 167 shares of its common stock for clerical services valued at $7,000.  On February 23, 2006, the Company issued 2,334 shares of its common stock to its attorney for services valued at $101,000.  On March 1, 2006, the Company issued 167 shares of its common stock to a consultant for services valued at $7,000.  On March 14, 2006, the Company issued 13,000 shares of its common stock in connection with its private offerings.  The shares were valued $429,000 and charged to consultant expense.  On March 23, 2006, the Company issued 6,667 shares of its common stock to a consultant for services rendered valued at $420,000.  On March 29, 2006, 533 shares that were originally issued were returned to the Company, as they were issued in error.

On April 28, 2006, the Company issued 167 shares to an attorney for services valued at $13,500.  On May 9, 2006, the Company issued 833 shares of its common stock to a consultant for services rendered in connection with development of its products valued at $62,500.  On May 11, 2006, the Company issued 333 shares of its common stock to a consultant for services rendered in connection with development of its products valued at $25,000.  On May 12, 2006, the Company issued 667 to three attorneys for various services rendered valued at $48,000.  On the same day, the Company issued 167 shares of its common stock to an outside accountant for services valued at $12,000.  On May 15, 2006, the Company issued 667 shares of its common stock to a consultant for services rendered in connection with development of its products valued at $40,000.  On June 5, 2006, Company issued 83 shares of its common stock to an outside

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

accountant for services valued at $2,750.  On June 13, 2006, the Company issued 667 shares of its common stock to a consultant for services rendered in connection with development of its products valued at $20,000. On June 16, 2006, the Company issued 167 shares to an attorney for services valued at $4,500.  On June 23, 2006, the Company issued 667 shares of its common stock to a consultant for services rendered in connection with the development of its products valued at $20,000.  On June 26, 2006, the Company issued 1667 shares to a consultant for services valued at $50,000.

On July 11, 2006, the Company issued 333 shares of its common stock to an attorney for services valued at $9,000.  On July 20, 2006, the Company issued 583 shares of its common stock to an attorney for services valued at $14,000.  On July 25, 2006, the Company issued 833 shares of its common stock to a consultant for services rendered in connection with the development of its technologies valued at $20,000.  On July 27, 2006, the Company issued 667 shares of its common stock to an attorney for services valued at $18,000.  On August 11, 2006, the Company issued 8,333 shares of its common stock in consideration for the cancellation of $100,000 due on a convertible debenture (see Note 9). On August 15, 2006, the Company issued 878 of its common stock to a consultant involved with the prior period’s Birchington transaction. The shares were valued at $23,693 and charged to consulting expense.  On August 18, 2006, the Company issued 4,444 shares of its common stock to a consultant for services for services rendered in connection with the development of its products valued at $106,667.  On August 18, 2006, the Company issued 125,436 shares of its common stock in consideration for acquiring $500,000 in cash and licensed technology valued at $2,134,153. The Company deemed the licensed technology impaired and charged off the $2,134,153 to operations in 2006. (see Note 1).  On August 15, 2006, the Company issued 1,000 shares of its common stock to a consultant for services rendered in connection with the development of its technologies valued at $21,000. On August 23, 2006, the Company issued 12,543 shares of common stock to three consultants valued at $263,411 and charged to consulting expense.  On August 25, 2006, the Company issued 3,333 shares of its common stock to a consultant for services valued at $70,000.  On September 8, 2006, the Company issued 3,333 shares of its common stock to a consultant for services valued at $40,000.  On September 11, 2006, the Company issued 21,500 shares of its common stock in consideration for the cancellation of $450,697 due on three convertible debentures (see Note 9).  On September 29, 2006, the Company issued 67 shares of its common stock to an outside accountant for services valued at $800. On September 29, 2006, the Company issued 3,333 shares of its common stock in consideration for the cancellation of royalty obligations on future sales.  The 3,333 shares were valued at $40,000 (see Note 10).

On October 11, 2006, the Company issued 600 shares of its common stock to a consultant for services rendered in connection with the public relations valued at $7,380. On October 18, 2006, the Company issued 3,333 shares of its common stock to a consultant for services rendered valued at $37,000. On October 18, 2006, the Company issued 67 shares of its common stock for accounting services valued at $740. On November 6, 2006, the Company cancelled 467 shares

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

held in treasury. On November 7, 2006, the Company issued 3,333 shares for services rendered in connection with the development of its technologies valued at $50,000. Also on November 7, 2006, the Company issued a total of 5,667 shares of its common stock to three attorneys for legal services valued at $78,200. On November 14, 2006, the Company’s  CEO returned 6,300 shares of the Company’s common stock in exchange for the cancellation of $62,077 of debt which he owed the Company. The Company recognized a loss of $25,537 on this transaction. On November 16, 2006, the Company issued 200,000 shares of its common stock in exchange for a $20,000 reduction on the amounts due on certain convertible debentures.  On November 16, 2006, the Company issued 5,000 shares of its common stock for services rendered in connection with the development of its technologies valued at $37,500. On November 20, 2006, the Company issued 5,000 shares of its common stock for services rendered in connection with the development of its technologies valued at $37,500. On November 21, 2008, the Company issued 30,000,000 shares of its common stock to its  CEO pursuant to an employment agreement. The shares were issued pursuant to a three year vesting schedule and were valued at $180,000,000 which is being charged to operations pro rata over the three year period. On November 28, 2006, the Company issued 100,000 shares of its common stock for services rendered valued at $599,000. On November 29, 2006, the Company issued 10,000 shares of its common stock for services rendered valued at $60,000. On December 5, 2006, the Company issued 5,000 shares of its common stock for services rendered valued at $30,500.  On December 11, 2006, the Company issued 10.000 shares of its common stock for services rendered in connection with the development of its technologies valued at $51,000. On December 11, 2006, the Company issued 3.000 shares of its common stock for legal services valued at $15,300. On December 12, 2006, the Company issued 7,500 shares of its common stock for legal services valued at $40,500. On December 21, 2006, the Company issued 2,000 shares of its common stock for legal services valued at $10,000. On December 21, 2006, the Company issued 10,000 shares of its common stock for consulting services valued at $50,000 On December 22, 2006, the Company issued 10,000 shares of its common stock for legal services  valued at $50,000. On December 27, 2006, the Company issued 34,641,311 shares of its common stock to various consultants valued at $121,244,589. On December 28, 2006, the Company issued 300,000 shares to a consultant for services rendered valued at $1,080,000. On December 28, 2006, the Company issued 6,245,070 shares pursuant to the anti-dilution provisions in the “Monitoring” purchase agreement.  The shares were valued at par.

NOTE 12 – RELATED PARTY TRANSACTIONS

As of December 31, 2007, the Company was owed $8,524 from its  CEO.  The loan is assessed interest at an annual rate of 10%.  Interest credited to operations relating to this loan in 2006 and 2007 amounted to $195 and $1,172, respectively.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

On October 1, 2006 the Company entered into an employment agreement with the Company’s CEO, which provides certain terms and conditions with respect to the CEO’s employment.  The agreement is for a  three year term, and the CEO will be paid an annual salary of $250,000, with one year of paid severance if he is terminated without good cause prior to the expiration of the employment term.

On November 21, 2006, the Company entered into a stock grant and general release agreement with the Company’s CEO, for the purpose of showing the Company’s appreciation for the CEO’s work over the past several years.  Under the agreement, the CEO was issued 30,000,000 shares of the Company’s Class A common stock, restricted in accordance with Rule 144, and subject to forfeiture back to the Company in accordance with the terms of the agreement, if the CEO  is not employed by the Company for  three years from the date of the agreement.  Additionally under the terms of the agreement, the CEO  released the Company from any and all claims he may have against the Company for any monies owed to him as of the date of the agreement.  The value assigned to the shares issued to the CEO has been determined to be $180,000,000 based on the Company’s trading price of the shares on date of issuance.  The value will be recorded as additional compensation expense over the 36 month term of the agreement.  In 2006 and 2007, the Company charged to operations $6,575,342 and $60,000,000, respectively.

Stock Options

The Company has the following stock option plans:  The 1998 Stock Plan (“the 1998 Plan”), the 2002 Stock Issuance/Stock Plan (“the 2002 Plan”), the 2003 Stock Option, SAR and Stock Bonus Consultant Plan (“the 2003 Plan”), the 2006 Non-Qualified Stock Grant and Option Plan (the “2006 Plan”), and the 2006/2007 Non-Qualified Stock Grant and Option Plan (the “2006/2007 Plan”).

In September 1998, the Company adopted the 1998 Plan and reserved 2,667 shares of its common stock for grant under the plan.  Eligible participants include employees, advisors, consultants and officers who provide services to the Company.  The option price is 100% of the fair market value of a share of common stock at either the date of grant or such other day as the as the Board may determine.  The plan expires upon the earlier of all reserved shares being granted or September 10, 2008.

In February 2002, the Company adopted the 2002 Plan and reserved 66,667 shares of its common stock for grant under the plan.  Eligible plan participants include employees, advisors, consultants and officers who provide services to the Company.  The option price is 100% of the fair market value of a share of common stock at either the date of grant or such other day as the Board may determine.  The plan expires upon the earlier of all reserved shares being awarded or December 31, 2007.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

In September 2003, the Company adopted the 2003 Plan and reserved 33,333 shares of its common stock for grants.  Eligible plan participants include independent consultants.  The option price shall be no less than 85% of the fair market value of a share of common stock at date of grant.  The plan expires upon the earlier of all reserved shares being granted or September 23, 2006.

In April 2006, the Company adopted the 2006 Plan and reserved 100,000 shares of its common stock for grant.  Eligible plan participants include independent consultants, and the Company may issue shares of stock or options may be granted at any price.   The plan expires upon the earlier of all reserved shares being granted or April 18, 2016.

In December 2006, the Company adopted the 2006/2007 Plan and reserved 3,000,000 shares of its common stock for grants.  Eligible plan participants include independent consultants, and the Company may issue the shares of the stock or option may be granted at any price.  The plan expires upon the earlier of all reserved shares being granted or December 1, 2016.

The Company also has agreements with two consultants whereby the Company will grant options to purchase shares of its common stock upon the Company increasing its annual revenue by $5 million in any fiscal year over its revenues in 2002.  The collective number of shares to be issued will give the two consultants a  15% interest in the outstanding shares of the Company’s common stock.  No grants have been made pursuant to these agreements as the Company has not achieved the required revenues.

There was no activity in any of the Company’s stock option plans in 2006 or 2005 and no options were outstanding as of December 31, 2007.

Stock Warrants

During the year ended December 31, 2006 the Company issued 35,000,000 warrants to Palisades as part of the Company’s modification of Palisades’ convertible debentures (see Note 6).  The Company has valued these warrants using a market capitalization method in accordance with its established accounting policy.  The value of these warrants on the date of grant was $1,668,000 and was included as a component of the Company’s derivative liability balance (see Note 6).  The warrants are exercisable at a price of the lesser of: (a) $0.001 per share; or (b) 50% of the market price on the date of exercise.

During the nine months ended September 30, 2007, the Company issued warrants to purchase a total of 4,618,334 shares of the Company’s common stock. These warrants were issued in connection with the Company’s private stock offering (see Note 8). On April 16, 2007, warrants were exercised to purchase 2,250,000 shares of the Company’s common stock on which

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

the Company received $1,350,000 of which $342,000 in offering costs. On July 12, 2007, warrants were exercised to purchase 2,250,000 shares of the Company’s common stock on which the Company received $1,350,000 of which $186,458 was paid in offering costs.

NOTE 13 – RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In 2005 and 2006, the Company used discounts in valuing its stock-based compensation and derivatives. On certain issuances of its common stock, the Company placed restrictions as to when the issued shares could be sold. The amount of the discount taken in valuing the respective issuance depended on the required holding period. The discounts ranged from 10% to 30%.  The Company also utilized a market capitalization approach that discounted the value it assigned to issuances of large blocks of common shares and also in valuing its derivative instruments. By using the market capitalization approach, the Company discounted the issuances of these large blocks of common shares and derivative instruments by up to 95%.   In addition, in reviewing its original valuation of the shares issued, it discovered that it used the wrong stock price in its original valuation of the 15,173 common shares it issued to the University of Pennsylvania pursuant to the terms of the 2005 modification agreement.  The 15,173 shares were originally valued at $7,738,400, but the actual value of the shares was $5,963,120.

The Company has determined that it had no foundation in taken the respective discounts and has restated its 2005 and 2006 financial statements eliminating all discounts that it previously took in valuing its stock based compensation and derivatives. The Company’s financial statements for 2005 and 2006 as originally reported and restated are as follows:

	For the Year Ended
	December 31, 2005
	As original
	stated	Adjustments	As restated

Consolidated statement of operations
Revenues:
Research and development revenue	$139,346	$-	$139,346
Other	-	-	-

Total revenues	139,346	-	139,346

Costs and expenses:
Research and development	2,364,059	572,500	1)	2,936,559
General and administrative	9,540,328	126,930	2)	7,891,978
		(1,775,280)	3)

Total costs and expenses	11,904,387	(1,075,850)		10,828,537

Loss from operations	(11,765,041)	1,075,850		(10,689,191)

Other income (expenses)
Other-than-temporary write down of marketable
securities available for sale	(1,918,587)	-		(1,918,587)
Realized loss on sale of marketable securities	(3,589)	-		(3,589)

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

Change in fair value of investments derivative liabilities	(585,735)	(2,219,826)	4)	(2,805,561)
Interest expense	(6,493,345)	-		(6,493,345)
Interest income	17,837	-		17,837
Other expenses, net	(8,983,419)	(2,219,826)		(11,203,245)

Loss before provision for income taxes	(20,748,460)	(1,143,976)		(21,892,436)

Provision for income taxes	(800)	-		(800)

Net loss	$(20,749,260)	$(1,143,976)		$(21,893,236)

Per share data:
Basic and diluted net loss per share
Weighted average Class A common shares	$(60.13)	$(3.31)		$(63.44)
outstanding	345,096	345,096		345,096

Consolidated Balance Sheet

Assets

Current assets	$891,607	-		$891,607
Other assets	3,601,620	-		3,601,620

Total assets	$4,493,227	-		$4,493,227

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

Liabilities and stockholders' deficit
Current liabilities	$1,930,182	-		$1,930,182
Derivative and warrant liabilities	7,082,188	2,219,826	4)	9,302,014
Other liabilities	756,186	-		756,186
Total liabilities	9,768,556	2,219,826		11,988,382

Minority interest in consolidated subsidiary	825	-		825

Stockholders' deficit
Preferred stock	1,421	-		1,421
Common stock	1,068	-		1,068
Warrants subscribed	10,000	-		10,000
Additional paid-in capital	55,701,541	(1,075,850)	5)	54,625,691
Deficit accumulated during the development stage	(60,783,746)	(1,143,976)	6)	(61,927,722)
Note receivable - common stock	(59,085)	-		(59,085)
Treasury stock	(26,136)	-		(26,136)
Accumulated other comprehensive loss	(121,217)	-		(121,217)
	(5,276,154)	(2,219,826)		(7,495,980)
Total liabilities and stockholders' deficit
	$4,493,227	-		$4,493,227

1)	5,732 shares of common stock originally valued at $2,105,000 with an actual value of $2,677,500.
2)	3,621 shares of common stock originally valued at $1,082,900 with an actual value of $1,209,830.
3)	15,173 shares of common stock originally valued at $7,738,400 with an actual value of $5,963,120.
4)	Derivative instrument liabilities consisting of stock warrants and beneficial conversion features on convertible debt originally valued at $7,082,188 with an actual value of $9,302,0141.
5)	Decrease in paid-in capital of $1,075,850 due to the changes in values assigned to the above-indicated issuance common shares.
6)	Increase in net loss due to changes in the value if the above indicated common stock issuances and derivatives.

	For the Year Ended
	December 31, 2006
	As original
	stated	Adjustments		As restated
Consolidated statement of operations

Revenues:
Research and development revenue	$39,446	$-		$39,446
Other	116,707	-		116,707

Total revenues	156,153	-		156,153

Costs and expenses:
Research and development	3,071,289	40,500	1)	3,111,789
General and administrative	9,320,816	119,380,465	2)	135,236,956
General and administrative		6,535,675	3)

Total costs and expenses	12,392,105	125,956,640		138,348,745

Loss from operations	(12,235,952)	(125,956,640)		(138,192,592)

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

Other income (expenses)
Gain on modification of convertible debt	831,035			831,035
Loss on subcription receivable	(1,368,555)			(1,368,555)
Other-than-temporary write down of marketable
securities available for sale	(3,582,600)	-		(3,582,600)
Realized and unrealized loss on sale of marketable securities	(215,916)	-		(215,916)
License modification expense				-
Change in fair value of investments and warrant derivative liabilites	6,571,357	(40,352,231)	4)	(33,780,874)
Gain on sale of assets	7,008			7,008
Interest expense	(1,614,431)	-		(1,614,431)
Interest income	33,624	-		33,624
Other expenses, net	661,522	(40,352,231)		(39,690,709)

Loss before provision for income taxes	(11,574,430)	(166,308,871)		(177,883,301)

Provision for income taxes	(800)	-		(800)

Net loss	$(11,575,230)	$(166,308,871)		$(177,884,101)

Per share data:
Basic and diluted net loss per share
Weighted average Class A common shares	$(2.61)	$(37.49)		$(40.10)
outstanding	4,435,708	4,435,708		4,435,708

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

Consolidated Balance Sheet

Assets

Current assets	$421,145	-		421,145
Other assets	11,635	-		11,635

Total assets	$432,780	-		432,780

Liabilities and stockholders' deficit
Current liabilities	$542,802	$-		$542,802
Derivative and warrant liabilities	1,904,483	40,352,231	4)	44,476,540
		2,219,826	7)
Other liabilities	1,966,873	-		1,966,873
Total liabilties	4,414,158	42,572,057		46,986,215

Minority interest in consolidated subsidiary	825	-		825

Stockholders' deficit
Preferred stock	1	-		1
Common stock	73,779	(753)	8)	73,026
Warrants subscribed	10,000	-		10,000
Additional paid-in capital	68,306,674	125,956,640	5)	193,188,217
		(1,075,850)	7)
		753	8)
Deficit accumulated during the development stage	(72,358,976)	(166,308,871)	6)	(239,811,823)
		(1,143,976)	7)
Treasury stock	(13,681)	-		(13,681)
	(3,982,203)	(42,572,057)		(46,554,260)
Total liabilities and stockholders' deficit
	$432,780	$-		$432,780

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

1)	4,083 shares of common stock originally valued at $162,000 with an actual value of $202,500.
2)	34,776,012 shares of common stock originally valued at $3,577,860 with an actual value of $122,986,008.
3)	30,000,000 shares of common stock subject to 3 year vesting schedule. Compensation expense originally reported at $9,667 with an actual value of $6,535,675.
4)	Derivative instrument liabilities consisting of stock warrants and beneficial conversion features on convertible debt originally valued at $1,904,483 with an actual value of $40,352,231.
5)	Increase in paid-in capital of $125,956,640 due to the changes in values assigned to the above indicated issuance common shares.
6)	Increase in accumulated deficit due to increase in 2006 net loss for changes in the value if the above indicated common stock issuances and derivatives..
7)	Correction to 2005 activity as indicated above.
8)	Correction in actual shares outstanding as of Decemeber 31, 2006.

NOTE 14 - SUBSEQUENT EVENTS

On January 9, 2008, the Company issued 15,413 shares of its common stock in exchange for the cancelation of $5,000 of indebtedness.

On January 9, 2008, The Company issued 425,000 shares of common stock to one individual in exchange for consulting services valued at $187,000.

On January 14, 2008, The Company issued a total of 7,000,000 shares of common stock to two entities for investor relations services valued at $3,150,000.

On January 16, 2008, the Company issued 45,900 shares of its common stock in exchange for the cancelation of $15,000 of indebtedness.

On January 17, 2008, the Company issued 4,000,000 shares of its common stock in exchange for the cancelation of $400,000 of indebtedness.

On January 22, 2008, the Company issued 61,200 shares of its common stock in exchange for the cancelation of $400,000 of indebtedness.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

On January 24, 2008, the Company issued 107,900 shares of its common stock in exchange for the cancelation of $51,131 of indebtedness.

On January 30, 2008, the Company issued 378,491 shares of its common stock to Mr. Stephen pursuant to the anti-dilution provision of a settlement agreement.

On February 19, 2008, The Company issued 200,000 shares of common stock to one individual in exchange for services valued at $51,000.

On February 25, 2008, The Company issued 150,000 shares of common stock to one individual in exchange for consulting services valued at $44,.000

On February 25, 2008, The Company issued 150,000 shares of common stock to one individual in exchange for consulting services valued at $34,500.

On February 27, 2008, The Company issued 25,000 shares of common stock to one individual in exchange for consulting services valued at $5,625.

On January 22, 2008, the Company issued 61,200 shares of its common stock in exchange for the cancelation of $400,000 of indebtedness.

On March 26, 2008, the Company issued to Palisades the 34,500,000 shares which were held in escrow. The Company valued the 34,500,000 shares at $1,151,900 and charged this amount against its derivative warrant liability.

In April 2008, the Company’s Board of Directors authorized an amendment to its articles of incorporation to 1) increase the number of Company authorized common shares to 1,500,000,000, 2)  effect a one for 1,000 reverse stock split; and 3) change the name of the Company from Material Technologies, Inc. to Matech Corp.

In addition, the Board of Directors authorized a stock option plan for its employees, directors, and consultants. The Company reserved 100,000,000 shares of its Class A common shares to be issued under the plan. Shares under the plan will be issued at the trading price on date of grant. In April 2008, the Company granted Mr. Bernstein under the plan options to purchase 30,000,000 shares of the Company’s Class A common stock at a price of $.04 per share.

MATERIAL TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2007 and 2006

In April 2008, the holder of 1,300 shares of Class E Convertible Preferred Shares elected to convert the shares into 1,039,746 shares of the Company’s common stock.

In April 2008, the Company issued 2,000,000 shares of its Class A common stock to its President under its 2008 stock option plan.

In April 2008, the Company issued 77,600 shares of its Class A common stock in exchange for $18,624.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of the shares of common stock being registered. All of the amounts shown are estimates except the SEC registration fee.

SEC Registration Fee	$1,801
Accounting Fees and Expenses	$30,000
Legal Fees and Expenses	$50,000
Printing Costs	$10,000
Transfer Agent and Registrar Fees	$5,000
Miscellaneous Expenses	$3,199
Total	$100,000

Indemnification of Directors and Officers

Our Certificate of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Delaware, as well as is described in the Certificate of Incorporation and the By-Laws.  These sections generally provide that we may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation.  Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Exhibits

3.1	Certificate of Incorporation, dated March 4, 1997
3.2	Certificate of Amendment to Articles of Incorporation, dated February 16, 2000
3.3	Certificate of Amendment to Articles of Incorporation, dated July 12, 2000
3.4	Certificate of Amendment to Articles of Incorporation, dated July 31, 2000
3.5	Amended and Restated Certificate of Incorporation, dated September 12, 2003
3.6	Certificate of Amendment to Certificate of Incorporation, dated May 31, 2006
3.7	Certificate of Amendment to Certificate of Incorporation, dated October 25, 2006
3.8	Certificate of Amendment to Certificate of Incorporation, dated October 3, 2008
3.9	Bylaws of Material Technologies, Inc.
4.1	Class A Convertible Preferred Stock Certificate of Designation
4.2	Class B Convertible Preferred Stock Certificate of Designation
4.3	Class E Convertible Preferred Stock Certificate of Designation
5	Opinion regarding legality (includes consent)[1]
10.1	License Agreement between Tensiodyne Scientific Corporation and the Trustees of the University of Pennsylvania, dated August 26, 1993
10.2	Sponsored Research Agreement between Tensiodyne Scientific Corporation and the Trustees of the University of Pennsylvania, dated August 31, 1993
10.3	Amendment No. 1 to the License Agreement between Tensiodyne Scientific Corporation and the Trustees of the University of Pennsylvania, dated October 15, 1993
10.4	Repayment Agreement between Tensiodyne Scientific Corporation and the Trustees of the University of Pennsylvania, dated October 15, 1993
10.5	Teaming Agreement between Tensiodyne Scientific Corporation and Southwest Research Institute, dated August 23, 1996
10.6	Letter Agreement between Tensiodyne Scientific Corporation, Robert M. Bernstein, and Stephen Forrest Beck and Handwritten modification, dated February 8, 1995
10.7	Agreement between Tensiodyne Corporation and Tensiodyne 1985-1 R&D Partnership[1]
10.8	Amendment to Agreement between Material Technologies, Inc. and Tensiodyne 1985-1 R&D Partnership[1]
10.9	Agreement between Advanced Technology Center of Southeastern Pennsylvania and Material Technologies[1]
10.10	Addendum to Agreement between Advanced Technology Center of Southeastern Pennsylvania and Material Technologies, Inc. [1]
10.11	Class A Senior Preferred Convertible Debenture issued to Palisades Capital, LLC, dated September 23, 2003
10.12	Workout Agreement with the Trustees of the University of Pennsylvania, dated August 15, 2005
10.13	License Agreement between Material Monitoring Technologies, Inc. and North Carolina A&T State University, dated August 18, 2006
10.14	Amendment to Class A Senior Secured Convertible Debenture, dated October 27, 2006, with Palisades Capital, LLC
10.15	Amendment to Class A Senior Secured Convertible Debenture, dated October 27, 2006, with Hyde Investments, Ltd.
10.16	Amendment to Class A Senior Secured Convertible Debenture, dated October 27, 2006, with Livingston Investments, Ltd.
10.17	Stockholder Lockup Agreement, dated October 27, 2006 with Robert M. Bernstein

1 To be filed by amendment.

10.18	Escrow Agreement, dated October 27, 2006
10.19	Employment Agreement with Robert M. Bernstein, dated October 1, 2006
10.20	Stock Grant and General Release Agreement with Robert M. Bernstein, dated November 21, 2006
10.21	Settlement Agreement and Release with Stephen F. Beck, dated as of December 27, 2006
10.22	Irrevocable Escrow Instructions with Stephen F. Beck, dated as of December 27, 2006
10.23	Promissory Note, dated March 30, 2007, with Nathan J. Esformes
10.24	Amendment No. 2 to Class A Senior Secured Convertible Debenture, dated October 11, 2007, with Palisades Capital, LLC
10.25	Acquisition Agreement with Brent Phares and Bridge Testing Concepts, Inc., dated September 28, 2007
10.26	Amendment to Consulting Agreement with Strategic Advisors, Ltd., dated April 9, 2008
10.27	Consulting Agreement with Bud Shuster, dated April 9, 2008
10.28	Consulting Agreement with Kelly Shuster, dated April 9, 2008
10.29	Class A Common Stock Option Agreement with Bud Shuster, dated April 9, 2008
10.30	Class A Common Stock Option Agreement with Kelly Shuster, dated April 9, 2008
10.31	Class B Common Stock Option Agreement with Bud Shuster, dated April 9, 2008
10.32	Class B Common Stock Option Agreement with Kelly Shuster, dated April 9, 2008
10.33	License Agreement with Fatigue Solutions Corp., dated May 21, 2008
10.34	Incentive Stock Option Agreement, dated May 23, 2008
10.35	Business Agreement with The India-America Technology Agency, dated May 25, 2008
10.36	Indemnification Agreement with Marybeth Miceli Newton, dated June 5, 2008
10.37	Teaming Agreement with e-RADLIK, Inc., dated June 6, 2008
10.38	Convertible Debenture issued to Kreuzfeld, Ltd., dated July 31, 2008
10.39	Security Agreement with Kreuzfeld, Ltd., dated July 31, 2008
10.40	Financing Escrow Agreement with Continental Advisors, SA and Corporate Legal Services, LLP, dated July 31, 2008
10.41	Registration Rights Agreement with Kreuzfeld, Ltd., dated August 6, 2008
10.42	Settlement Agreement and Release with RBC Dexia Investor Services Bank Luxembourg, Anima S.G.R.P.A. Rubrica Anima America, and Kreuzfeld Ltd., dated August 19, 2008
10.43	Amendment to Settlement Agreement and Release with Kreuzfeld Ltd., dated August 19, 2008
10.44	Settlement Agreement and Mutual General Release among La Jolla Cove Investors, Inc., Material Technologies, Inc., Robert A. Brunette, Hassel (Bud) Hill, Jr., and Barry Mitchell, dated August 27, 2008
10.45	Settlement Agreement and Release with Patrick Fischli, dated August 28, 2008
10.46	Settlement Agreement and Release with Rubrica Anima Fondattivo, dated August 28, 2008
10.47	Settlement Agreement and Release with Rubrica Anima Fondo Trading, dated August 28, 2008
10.48	Settlement Agreement and Release with Bank Julius Baer & Co. Hong Kong, dated August 28, 2008
10.49	Warrant Agreement with RBC Dexia Investor Services Bank Luxembourg, dated August 29, 2008
10.50	Warrant Agreement with Kreuzfeld Ltd., dated August 29, 2008

10.51	Warrant Agreement with Patrick Fischli, dated August 29, 2008
10.52	Warrant Agreement with Rubrica Anima Fondo Trading, dated August 29, 2008
10.53	Warrant Agreement with Rubrica Anima Fondattivo, dated August 29, 2008 and Amendment, dated December 11, 2008
10.54	Warrant Agreement with Bank Julius Baer & Co. Hong Kong, dated August 29, 2008
10.55	Warrant Agreement with Anima S.G.R.P.A. Rubrica Anima America, dated August 29, 2008 and Amendment, dated December 11, 2008
10.56	Warrant Agreement with Continental Advisors, dated August 29, 2008
10.57	Amendment to Settlement Agreement with RBC Dexia Investor Services Bank Luxembourg, dated November 4, 2008
10.58	Settlement Agreement and General Release with Palisades Capital, LLC, Hyde Investments, Ltd. and Livingston Investments, Ltd., dated June 16, 2008
10.59	Amendment to Class A Senior Secured Convertible Debenture with Hyde Investments, Ltd., dated June 16, 2008
10.60	Amendment to Class A Senior Secured Convertible Debenture with Livingston Investments, Ltd., dated June 16, 2008
10.61	Amendment to Class A Senior Secured Convertible Debenture with Palisades Capital, LLC, dated June 16, 2008
10.62	Escrow Agreement with Palisades Capital, LLC, Hyde Investments, Ltd., Livingston Investments, Ltd., and Corporate Legal Services, LLP, dated June 16, 2008
10.63	Consulting Agreement with London Finance Group, Ltd., dated April 30, 2008 and Amendment, dated December 2, 2008
10.64	Warrant Agreement with London Finance Group, Ltd., dated October 17, 2008
10.65	Warrant Agreement with London Finance Group, Ltd., dated October 17, 2008
10.66	Warrant Agreement with Hyde Investments, Ltd., dated October 17, 2008 and Amendment, dated December 2, 2008
10.67	Warrant Agreement with Livingston Investments, Ltd., dated October 17, 2008 and Amendment, dated December 2, 2008
10.68	Warrant Agreement with Palisades Capital, LLC, dated October 17, 2008 and Amendment, dated December 2, 2008
21	Subsidiaries
23.1	Consent of Gruber & Company, LLC

Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

b.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.	If the registrant is relying on Rule 430B (230.430B of this chapter):

i.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of the expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the city of Los Angeles, State of California on December 11, 2008.

MATECH CORP.

By:	/s/ Robert M. Bernstein
Robert M. Bernstein, Chief Executive Officer, President,
Chief Financial Officer, Director
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)

POWER OF ATTORNEY

We, the undersigned directors and officers of Matech Corp., do hereby constitute and appoint Robert M. Bernstein our true and lawful attorney-in-fact and agent, with full power to sign for us or any of us in our names and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and with full power to do any and all acts and things in our names and in any and all capacities, which such attorney-in-fact and agent may deem necessary or advisable to enable Matech Corp. to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that the such attorney-in-fact and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Joel R. Freedman
Joel R. Freedman	Secretary and Director	December 11, 2008

/s/ William I. Berks
William I. Berks	Vice President and Director	December 11, 2008